As Filed with Securities and Exchange Commission on February 15, 2006

                        Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CHARYS HOLDING COMPANY, INC.
           (Exact name of the registrant as specified in its charter)

           DELAWARE                         7200                             51-2152284
(State or other jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer Identification No.)
incorporation or organization)    Classification Code Number)

1117 Perimeter Center West, Suite N-415          1117 Perimeter Center West, Suite N415
        Atlanta, Georgia 30338                           Atlanta, Georgia 30338
           (678) 443-2300                                   (678) 443-2300
     Address and telephone number         (Address of principal place of business or intended
    of principal executive offices)                   principal place of business)

         Mr. Billy V. Ray, Jr.                              With a Copy to:
1117 Perimeter Center West, Suite N-415                 Norman T. Reynolds, Esq.
        Atlanta, Georgia 30338                        Glast, Phillips & Murray, P.C.
        (678) 443-2300 (Office)                       815 Walker Street, Suite 1250
       (678) 443-2320 (Facsimile)                         Houston, Texas 77002
      (Name, address and telephone                      (713) 237-3135 (Office)
       number of agent for service)                   (713) 237-3202 (Facsimile)

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.[ ]

                                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
TITLE OF EACH CLASS OF                     AMOUNT TO        OFFERING PRICE        AGGREGATE      REGISTRATION
SECURITIES TO BE REGISTERED            BE REGISTERED (1)   PER SHARE (2)(3)    OFFERING PRICE         FEE
-------------------------------------  -----------------  ------------------  -----------------  -------------

Common stock                                  29,765,741  $            1.25   $   37,207,176.25  $    3,981.17
-------------------------------------  -----------------  ------------------  -----------------  -------------
Common stock issuable upon conversion
of preferred stock                               900,000  $            1.25   $       1,125,000  $      120.37
-------------------------------------  -----------------  ------------------  -----------------  -------------
  Total Registration Fee                                                                         $    4,101.54
--------------------------------------------------------------------------------------------------------------


(1) Represents shares of our common stock, par value $0.001 per share, held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon the conversion of our Series B and Series C preferred stock, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the preferred stock to account for antidilution and price protection adjustments. In addition, should a decrease in the exercise price occur as a result of an issuance or sale of shares below the then current market price, which causes us to have insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, using the average of the high and low price as reported on the Over the Counter Bulletin Board on February 16, 2006, which was $1.25 per share.
(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act, using the average exercise price of our warrants.
                                  ____________

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                 CHARYS HOLDING COMPANY, INC.
                                     Cross-Reference Sheet
                             Showing Location in the prospectus of
                          Information Required by Items of Form SB-2

     FORM SB-2 ITEM NUMBER AND CAPTION                      LOCATION IN PROSPECTUS
     ----------------------------------------  -------------------------------------------------
1.   Front of Registration Statement and
       Outside Front Cover of prospectus. . .  Outside Front Cover Page
2.   Inside Front and Outside Back Cover
       Pages of prospectus. . . . . . . . . .  Inside Front Cover Page; Outside Back Cover Page
3.   Summary Information and Risk Factors . .  prospectus Summary; Risk Factors; Business
4.   Use of Proceeds. . . . . . . . . . . . .  Use of Proceeds
5.   Determination of Offering Price. . . . .  Outside Front Cover Page
6.   Dilution . . . . . . . . . . . . . . . .  Dilution
7.   Selling Security Holders . . . . . . . .  Selling Stockholders
8.   Plan of Distribution . . . . . . . . . .  Plan of Distribution and Terms of the Offering
9.   Legal Proceedings. . . . . . . . . . . .  Business - Litigation
10.  Directors, Executive Officers, Promoters
       and Control Persons. . . . . . . . . .  Business; Management - Executive Officers and
                                                  Directors
11.  Security Ownership of Certain Beneficial
       Owners and Management. . . . . . . . .  Principal Stockholders
12.  Description of Securities. . . . . . . .  Description of Securities
13.  Interest of Named Experts and Counsel. .  Legal Matters
14.  Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities. . . . . . . . . . . . . .  Description of Securities - Certain Provisions of
                                               the Articles of Incorporation and Bylaws
15.  Organization Within Last Five Years. . .  Business
16.  Description of Business. . . . . . . . .  Business
17.  Management's Discussion and Analysis
       or Plan of Operation . . . . . . . . .  Management's Discussion and Analysis
                                               of Financial Condition and Results of Operations
18.  Description of Property. . . . . . . . .  Business-Properties,-Facilities
19.  Certain Relationships and Related
       Transactions . . . . . . . . . . . . .  Certain Transactions
20.  Market for Common Equity and Related
       Stockholder Matters. . . . . . . . . .  Price Range of common stock and Dividend
                                               Policy; Description of Securities
21.  Executive Compensation . . . . . . . . .  Management - Executive Compensation
22.  Financial Statements . . . . . . . . . .  Financial Statements
23.  Changes in and Disagreements with
       Accountants on Accounting and
       Financial Disclosure . . . . . . . . .  *
______________
(*)  None or Not Applicable


The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 16, 2006

                                30,665,741 SHARES

                          CHARYS HOLDING COMPANY, INC.

                  RESALE OF 30,665,741 SHARES OF COMMON STOCK

     We are registering 30,665,741 shares of our common stock, par value $0.001 per share, for resale by the selling stockholders identified in this prospectus. The shares covered by this prospectus are as follows:

- 2,962,069 shares to be issued upon the exercise of warrants held by Venture Banking Group covering 862,069 shares, Newpoint Advisors covering 500,000 shares, Highgate House Funds, Ltd. covering 1,000,000 shares, GunnAllen covering 350,000 shares, Mel Harris covering 125,000 shares, and Steven Posner covering 125,000 shares.

- 900,000 shares to be issued to The Frost National Bank upon the conversion of 400,000 shares of our Series B preferred stock and 500,000 shares of our Series C preferred stock into shares of our common stock.

- 6,803,672 shares held by various investors, who acquired our shares in connection with private placements or acquisitions.

     20,000,000 escrowed shares held for Highgate House for the conversion of a Convertible debenture.

     Please refer to "Selling Stockholders" beginning on page 70 of this prospectus.

     We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. However, we will receive the exercise price of any common stock we sell to the stockholders upon exercise of their warrants. We will bear all expenses in connection with the registration of the shares, other than underwriting discounts and selling commissions.

     The selling stockholders are offering these shares of our common stock. We do not know when or if the selling stockholders intend to sell the shares covered by this prospectus or what the price, terms or conditions of any sales will be. The selling stockholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

     The selling stockholders and intermediaries through whom such securities may be sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

     Our common stock trades on the Over the Counter Bulletin Board under the symbol "CHYS.OB." The last reported sales price per share of our common stock as reported by the OTC Bulletin Board on February 16, 2006, was $1.25.

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS WHICH ARE DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 5.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  THE DATE OF THIS PROSPECTUS IS _______, 2006

     You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                                         1
SUMMARY HISTORICAL FINANCIAL INFORMATION                                                   4
RISK FACTORS                                                                               5
SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS                                         14
USE OF PROCEEDS                                                                           15
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                                  15
MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATIONS                                        31
MANAGEMENT                                                                                48
CERTAIN TRANSACTIONS                                                                      57
PRINCIPAL STOCKHOLDERS                                                                    58
DESCRIPTION OF SECURITIES                                                                 59
CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS                            67
SELLING STOCKHOLDERS                                                                      70
PLAN OF DISTRIBUTION                                                                      72
LEGAL MATTERS                                                                             75
EXPERTS                                                                                   75
WHERE YOU CAN FIND ADDITIONAL INFORMATION                                                 75
Financial Statements and Notes                                                      F-2/F-14

                               PROSPECTUS SUMMARY

     This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the more detailed information regarding Charys Holding Company, Inc., the risks of purchasing our common stock discussed under "Risk Factors," and our financial statements and the accompanying notes.

CHARYS  HOLDING  COMPANY,  INC.

     Charys Holding Company, Inc. is a Delaware corporation, formerly known as Spiderboy International, Inc. which was in the business of creating and running the Spiderboy.com search engine on the World Wide Web. On February 27, 2004, as a result of a change of control, we changed our business to that of a holding company which revolves around acquiring operating companies to become part of our core group of subsidiaries, with specific focus on telecommunication infrastructure services, call center system and software integration, and general business support services. We changed our name from Spiderboy International, Inc. to Charys Holding Company, Inc. on June 25, 2004, as a result of a change of domicile from Minnesota to Delaware by means of a merger of Spiderboy International, Inc. into Charys Holding Company, Inc.

     We intend to acquire various companies through acquisitions to grow rapidly. Our success will depend largely on the quality of the acquisitions and our ability to integrate these operations into our business model. The initial acquisition activity will revolve around acquiring existing profitable companies to become part of our core group of subsidiaries. Over the past twelve months we have completed the acquisition of four subsidiaries, CCI Telecom, Inc., ("CCI") Viasys Services, Inc,, Viasys Network Services, Inc.(collectively "Viasys") and Method IQ, Inc. ("MIQ") as a result we have narrowed our focus to include three core business segments:

  -  Telecommunication Infrastructure Services;

  -  Call Center Systems and Software Integration; and

  -  General Business Support Services.

     Telecommunication Infrastructure Services. The Telecommunication Infrastructure Service Business is composed of engineering services, construction, installation, and maintenance services, premise wiring services, and cell site construction. Our recent acquisitions in this sector consist of Viasys.

     Call Center Systems and Software Integration. Call Center Software Integration is designed to assist organizations of all sizes to build more effective customer relationships by streamlining business processes, leveraging sophisticated technologies, and increasing the efficiency of critical business interactions. Services include business process consulting, communication systems auditing and analysis, custom system design, application development, system implementation integration, technical support, and contact center outsourcing. Our recent acquisitions in this sector consist of MIQ.

     General Business Support Services. The human resource outsourcing industry is rapidly growing in the United States. Gartner Dataquest estimates the worldwide human resource outsourcing industry will grow from $50.6 billion in 2003 to $58.9 billion by the end of 2005. This represents an approximate 7.9 percent annual growth rate. Small and medium-sized employers, those with between one to 100 employees, are a large part of this market. According to Dun and Bradstreet, there are over 10 million small and medium-sized businesses in the United States.

     For the years ended April 30, 2005, 2004, and 2003, we generated net revenue in the amount of $7,482,699, $4,704,328, and $0, respectively. For the year ended April 30, 2005, we had net loss applicable to common stockholders of $798,598. For the year ended April 30, 2004, we had a net loss applicable to common stockholders of $2,419,918. For the year ended April 30, 2003, we had a net loss applicable to common stockholders of $1,878,827.

     Beginning in 2004, we entered into a series of transactions related to the acquisition of several subsidiaries and the accompanying financing. In addition, during that same time frame, we have conducted four private placements of our shares to provide us with necessary working capital. All of the referenced transactions resulted in the obligation to register for resale the shares of our common stock as described in this prospectus. The transactions are as follows:

- We have issued warrants for the purchase of 2,962,069 shares of our common stock. Pursuant to a Sale and Security Agreement dated July 18, 2005, and in further consideration of CAPCO Finance Company, we issued to Venture Banking Group a warrant for the purchase of 862,069 shares at a price of $0.35per share. The warrant expires on July 31, 2012. On August 1, 2005, we executed an Investment Banking Agreement with Newpoint Advisors, whereby we issued in consideration of investment banking services a warrant for the purchase of 500,000 shares of our common stock at an exercise price of $0.35 per share. The warrant expires on August 8, 2010. On October 11, 2005, we executed an Addendum to an Investment Banking Agreement with GunnAllen, whereby we issued in consideration of investment banking services a warrant for the purchase of 350,000 shares of our common stock at an exercise price of $2.00 per share. The warrant expires on November 1, 2008. On November 16, 2005, in consideration for investment banking services rendered by Highgate House Funds, Ltd. relating to our purchase of Viasys Systems, Inc. we issued warrants for the purchase of 1,000,000 shares of our common stock at an exercise price of $0.25 per share. The warrants expire on November 16,2008. On December 22, 2005, we executed a Security Purchase Agreement with Mel Harris and Steven Posner, whereby we issued in consideration of investment banking services relating to our acquisition of Method IQ, Inc. a warrant to each of Messrs. Harris and Posner for the purchase of 125,000 shares of our common stock at an exercise price of $0.80 per share. Each warrant expires on December ,2008.

- Pursuant to an Agreement dated April 25, 2005 related to our acquisition of CCI Telecom, Inc., we issued 400,000 shares of our Series B preferred stock and 500,000 shares of our Series C preferred stock to The Frost National Bank. Each share of the Series B preferred stock is convertible into one share of our common stock at the holder's election on or before April 25, 2015. Each share of the Series C preferred stock is convertible into one share of our common stock at the holder's election beginning April 25, 2007 and expiring April 25, 2009.

- We have issued 7,183,006 shares of our common stock to various investors, who acquired our shares in connection with private placements or acquisitions. In connection with the acquisition of Spiderboy International, Inc., now Charys Holding Company, Inc., in February 2004, we issued 1,433,330 to various consultants. When we acquired CCI Telecom, Inc., we issued 1,045,342 shares as additional consideration. We have issued 654,334 shares to 47 purchasers of our common stock at various times in 2005 and 2006. We issued 525,000 shares to Rock Creek Holdings, LLC, the seller of Method IQ, Inc., which closed in December 2005. Finally, we have issued 3,525,000 shares to five consultants in connection with consulting services relating to our various acquisitions.

     For a fuller discussion of the selling stockholders, see "Selling Stockholders" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this prospectus.

CORPORATE INFORMATION

     Our principal executive offices are located at 1117 Perimeter Center West, Suite N-415, Atlanta, Georgia 30338. Our telephone number is (678) 443-2300 and fax number is (678) 443-2320. Our e-mail address is info@charys.com.

THE OFFERING
Common stock offered by selling stockholders . . . -  Up to 30,665,741 shares of common stock,

                                                   -  including up to 900,000 shares underlying
                                                      convertible preferred stock,, as a result of the
                                                      conversion of 400,000 shares of our Series B
                                                      preferred stock issued to The Frost National Bank
                                                      in a private placement of our securities, pursuant to
                                                      which The Frost National Bank was granted the
                                                      right to have its common stock registered in a
                                                      subsequent registration statement; and 500,000


                                        2

                                                      shares of our common stock and as a result of the
                                                      conversion of 500,000 shares of our Series C
                                                      preferred stock issued to The Frost National Bank
                                                      in a private placement of our securities, pursuant to
                                                      which The Frost National Bank was granted the
                                                      right to have its common stock registered in a
                                                      subsequent registration statement;

                                                   -  2,962,069 shares issuable upon the exercise of
                                                      common stock purchase warrants;

                                                   -  20,000,000 escrowed shares held for Highgate House
                                                      in connection with the conversion of a convertible
                                                      debenture; and

                                                   -  6,803,672 shares of our common stock issued to
                                                      certain stockholders of Charys and held by various
                                                      stockholders.

                                                   -  This number represents 196.2 percent of our current
                                                      outstanding common stock, assuming full
                                                      conversion of the preferred stock and exercise of
                                                      all warrants.

Common stock to be outstanding after the offering .   Up to 39,496,760 shares assuming the full exercise of
                                                      our options, warrants and the conversion of all of the
                                                      shares of our preferred stock.


Use of proceeds . . . . . . . . . . . . . . . . . .   We will not receive any proceeds from the sale of the
                                                      common stock.  However, we will receive up to
                                                      $1,626,724 upon exercise of the options and warrants
                                                      by the selling stockholders.  We expect to use the
                                                      proceeds received from the exercise of the options and
                                                      warrants, if any, for general working capital purposes.

Risk Factors. . . . . . . . . . . . . . . . . . . .   An investment in our common stock involves a high
                                                      degree of risk and could result in a loss of your entire
                                                      investment.

OTC Bulletin Board symbol . . . . . . . . . . . . .   CHYS.OB

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

     The statements of operations data for the two fiscal years ended April 30, 2004 and 2005 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The statements of operations data for the six months ended October 31, 2004 and 2005 and the balance sheet data as of October 31, 2005 have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus, and, in the opinion of management, have been prepared on a basis consistent with the audited consolidated financial statements and include all adjustments, which consist only of normal recurring adjustments, necessary to present fairly in all material respects the information included in those statements. Our results of operations for the six months ended October 31, 2005 may not be indicative of results that may be expected for the fiscal year ending April 30, 2006. The data presented below have been derived from consolidated financial statements that have been prepared in accordance with generally accepted accounting principles and should be read in conjunction with our consolidated financial statements, including the notes, included elsewhere in this prospectus, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in this prospectus.

                                                                                             SIX MONTHS
                                                                  YEAR ENDED                   ENDED
                                                                   APRIL 30,                 OCTOBER 31,
                                                         ---------------------------  -------------------------
                                                             2004           2005          2004         2005
                                                         -------------  ------------  -----------  ------------
                                                                                            (UNAUDITED)
REVENUE                                                  $  4,704,328   $ 7,482,699   $2,950,011   $11,277,444
                                                         -------------  ------------  -----------  ------------
COSTS AND EXPENSES:
Cost of revenue                                             3,226,698     5,606,597    1,745,121     8,787,819
General and administrative expenses                         3,868,598     3,811,684    1,046,805     2,797,486
Depreciation and amortization                                  64,004       148,417       20,803       257,682
                                                         -------------  ------------  -----------  ------------
Total costs and expenses                                     7,159300     9,566,698    2,812,729    11,842,987
                                                         -------------  ------------  -----------  ------------
Operating (loss) income                                   (2,4545,972)   (2,083,999)     137,282      (565,543)
Other (income) and expenses                                    35,054     1,285,401       (5,373)    1,504,619
                                                         -------------  ------------  -----------  ------------
(Loss) income before income tax provision                  (2,419,918)     (798,598)     131,909       939,076
Income tax provision                                                0             0            0             0
                                                         -------------  ------------  -----------  ------------
NET (LOSS) INCOME                                        $ (2,419,918)  $  (798,598)  $  131,909   $   939,076
                                                         =============  ============  ===========  ============
BASIC NET (LOSS) INCOME PER COMMON SHARE                 $      (0.53)  $     (0.15)  $     0.03   $      0.11
                                                         =============  ============  ===========  ============
DILUTED NET (LOSS) INCOME PER COMMON SHARE               $      (0.53)  $     (0.15)  $     0.02   $      0.08
                                                         =============  ============  ===========  ============
Shares used in net (loss) income per share calculation:
Basic                                                       4,527,161     5,382,983    4,862,778     8,608,246
Diluted                                                     4,527,161     5,382,983    5,292,126    11,559,333

                                      AS OF
                            --------------------------
                             OCTOBER 31,   OCTOBER 31,
                                2004          2005
                            ------------  ------------
                                   (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents   $    30,276   $   265,074
Working capital              (1,905,961)   (2,797,925)
Total assets                    708,160    12,098,319
Total liabilities             2,732,320     9,655,696
Total shareholders' equity   (2,024,160)    2,442,623

                                  RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS

UNDER OUR BUSINESS MODEL, WE ARE A NEWLY COMBINED BUSINESS WITH A LIMITED OPERATING HISTORY AND ARE NOT LIKELY TO SUCCEED UNLESS WE CAN OVERCOME THE MANY OBSTACLES WE FACE.

     Under our business model, we have a limited operating history. We have only recently engaged in active business operations.

     To date, our efforts have been devoted primarily to the following:

-    Organizational activities;

-    Developing a business plan for our business;

-    Making acquisitions; and

-    Obtaining funding.

     We are still in our formative stage. You should be aware of the difficulties, delays and expenses normally encountered by an enterprise which is newly formed, many of which are beyond our control, including unanticipated expenses, employment costs, and administrative expenses. We cannot assure our stockholders that our proposed business plans as described in this prospectus will materialize or prove successful, or that we will ever be able to finalize development of our products or services or operate profitably. If we cannot operate profitably, you could lose your entire investment. As a result of the nature of our business, initially we expect to sustain substantial operating expenses even though we have begun to generate significant revenues.

THERE IS SUBSTANTIAL DOUBT THAT WE CAN CONTINUE AS A GOING CONCERN.

     We expect to incur significant capital expenses in pursuing our development and acquisition strategy plans to increase sales volume, expanding our services and obtaining additional financing through stock offerings, or licensing agreements or other feasible financing alternatives. In order for us to continue our operations, we will require additional funds over the next 12 months. While we hope we will be able to generate funds necessary to maintain our operations, without additional funds there will be a limitation to the number of new projects that we could take on, which may have an effect on our ability to maintain our operations. Additional financing may not be available on terms favorable to us, or at all. If additional funds are not available, we may not be able to execute our business model plan or take advantage of business opportunities. Our ability to obtain such additional financing and to achieve our operating goals is uncertain. In the event that we do not obtain additional capital or are not able to increase cash flow through the increase in revenues, there is a substantial doubt of our being able to continue as a going concern.

     Additionally, it should be noted that our independent auditors have included a going concern opinion and related discussion in the notes to our financial statements. The auditors have included the going concern provision because we have incurred significant and recurring losses and have a large working capital deficit that the auditors believe raises substantial doubt about our ability to continue as a going concern. Until such time we receive additional debt or equity financing, there is a risk that our auditors will continue to include a going concern provision in the notes to our financial statements.

GROWTH BY ACQUISITION.

     Our business strategy includes the attainment of substantially all of our growth through our ability to successfully execute our acquisition model. Any time a company growth strategy depends on the acquisition of other companies there is substantial risk. In order to pursue successfully a growth by acquisition strategy, we must identify suitable candidates for these transactions, complete them, and manage post-closing issues such as the integration into our corporate structure. Integration issues are complex, time consuming and expensive and, without proper planning and implementation, could significantly disrupt our business including, but not limited to, the diversion of management's attention, the loss of key business and/or personnel from the acquired company, unanticipated events, and legal liabilities. If the business becomes impaired, there could be partial or full write-offs attributed to the acquisition.

FUTURE CAPITAL REQUIREMENTS; UNCERTAINTY OF FUTURE FUNDING.

     Our plan of operation calls for additional capital to facilitate growth and support our long-term development and acquisition strategy marketing programs. It is likely that we will have to seek additional financing through future public or private sales of our securities, including equity securities. We may also seek funding for the development and acquisitions marketing of our services through strategic partnerships and other arrangements with investment partners. There can be no assurance, however, that such collaborative arrangements or additional funds will be available when needed, or on terms acceptable to us, if at all. Any such additional financing may result in significant dilution to existing stockholders. If adequate funds are not available we may be required to curtail one or more of our future activities.

SOME OF OUR ENTITIES HAVE A HISTORY OF LOSSES AND LARGE ACCUMULATED DEFICITS AND WE EXPECT FUTURE LOSSES THAT MAY CAUSE OUR STOCK PRICE TO DECLINE.

     In our combined form, for the fiscal years ended April 30, 2005, 2004, and 2003, we incurred net losses of $798,598, $2,419,918, and $1,878,827, respectively. However, for the six months ended October 31, 2005, we reported net earnings of $939,076. We may continue to incur losses as we spend additional capital to develop and market our services and establish our infrastructure and organization to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Any of these factors could cause our stock price to decline and result in your losing a portion or all of your investment.

NEED FOR ADDITIONAL SPECIALIZED PERSONNEL.

     Although we are committed to the continued development and growth of our business, the addition of specialized key personnel and sales persons to assist us in the execution of our business model is necessary. There can be no assurance that we will be able to locate and hire such specialized personnel on acceptable terms.

DEPENDENCE ON ABILITY TO MARKET SERVICES.

     Due to our limited resources, the execution of our business model and sales and marketing of our services has been limited to date. Our success is dependent upon our ability to execute with such limited resources.

WE MAY NOT BE ABLE TO DEVELOP A MARKET FOR OUR SERVICES WHICH WILL MOST LIKELY CAUSE OUR STOCK PRICE TO DECLINE.

     The demand and price for our services will be based upon the existence of markets for our services. The extent to which we may gain a share of our intended markets will depend, in part, upon the cost effectiveness and performance of our services when compared to alternative services, which may be conventional or heretofore unknown. If the services or products of other companies provide more cost-effective alternatives or otherwise outperform our services, the demand for our services maybe adversely affected. Our success will be dependent upon market acceptance of our services. Failure of our services to achieve and maintain meaningful levels of market acceptance would materially and adversely affect our business, financial condition, results of operations and market penetration. This would likely cause our stock price to decline.

WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND STOCKHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY-HELD COMPANY.

     The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers liability insurance to pay on a timely basis the costs incurred in defending such claims. We currently do carry limited directors and officers' liability insurance. Directors and officers liability insurance has recently become much more expensive and difficult to obtain. If we are unable to continue or provide directors and officers liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors. We may lose potential independent board members and management candidates to other companies that have greater directors and officers' liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date which can offer greater compensation packages. The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks. As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

INTENSE COMPETITION IN THE ENGINEERING AND CONSTRUCTION INDUSTRY COULD REDUCE OUR MARKET SHARE AND PROFITS.

     We serve markets that are highly competitive and in which a large number of local and regional companies compete. In particular, the engineering and construction markets are highly competitive and require substantial resources and capital investment in equipment, technology, and skilled personnel. Competition also places downward pressure on our contract prices and profit margins. Intense competition is expected to continue in these markets, presenting us with significant challenges to our ability to achieve strong growth rates and acceptable profit margins. If we are unable to meet these competitive challenges, we could lose market share to our competitors and experience an overall reduction in our profits.

OUR PROJECTS EXPOSE US TO POTENTIAL PROFESSIONAL LIABILITY, PRODUCT LIABILITY, OR WARRANTY OR OTHER CLAIMS.

     We engineer and construct towers in which system failure could be disastrous. Notwithstanding the fact that we generally will not accept liability for consequential damages in our contracts, any catastrophic occurrence in excess of insurance limits at projects where we have constructed towers could result in significant professional liability, product liability or warranty or other claims against us. Such liabilities could potentially exceed our current insurance coverage and the fees we derive from those products and services. A partially or completely uninsured claim, if successful and of a significant magnitude, could potentially result in substantial losses.

LEGISLATIVE ACTIONS AND POTENTIAL NEW ACCOUNTING PRONOUNCEMENTS ARE LIKELY TO IMPACT OUR FUTURE FINANCIAL POSITION AND RESULTS OF OPERATIONS.

     There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings which will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives following the Enron bankruptcy have increased our general and administrative costs as we have incurred increased legal and accounting fees to comply with such rule changes. Further, proposed initiatives are expected to result in changes in certain accounting rules, including legislative and other proposals to account for employee stock options as a compensation expense. These and other potential changes could materially increase the expenses we report under accounting principles generally accepted in the United States of America, and adversely affect our operating results.

TERRORISM.

     Terrorist acts or acts of war may cause damage or disruption to our business or business strategy, which could adversely impact revenues, ability to do acquisitions, and financial condition.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

     As of January 31, 2006, we had 15,634,019 shares of common stock issued and outstanding and promissory notes outstanding which carry a potential obligation to issue an estimated 2,112,069 shares of common stock at prices ranging from $0.25 per share to $0.80 per share in addition to the existing obligation to issues shares of our common stock upon the conversion of our preferred stock, warrants and options. Moreover, the number of shares of common stock issuable may increase if the market price of our common stock does not reach agreed upon limits. The sale of these shares may adversely affect the market price of our common stock.

     Our obligation to issue additional shares is as follows:

- The former share holders of CCI Telecom, Inc. per the Plan and Agreement of Triangular Merger dated March 4, 2005

-    CCI Associates, LTD per the Agreement and Contract For Sale dated April 29,
     2005

- Rock Creek Equity Holdings, LLC per the Stock Purchase Agreement dated December __, 2005.

As illustrated, the number of shares of common stock issuable will increase if the market price of our stock does not achieve $4.00 per share, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

     This could place further downward pressure on the price of the common stock. The selling stockholders could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION AND EXERCISE OF OUTSTANDING PREFERRED STOCK, WARRANTS AND OPTIONS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

     The issuance of shares upon conversion and exercise of preferred stock, warrants and options may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion.

IN THE EVENT THAT OUR STOCK PRICE DOES NOT ACHIEVE THE REQUIRED AMOUNT PER SHARE AS CALLED FOR IN SOME OF OUR AGREEMENTS, THE NUMBER OF SHARES OF COMMON STOCK REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

     Based on our current market price and the potential failure to increase our market price to $4.00 per share, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the preferred stock, warrants and options as described in this prospectus. Accordingly, we will allocate and register approximately _______ shares to cover the conversion of preferred stock, warrants and options. In the event that our stock price does not achieve $4.00 per share, the shares of common stock we have allocated for conversion and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

     Need to describe the outstanding notes and the potential default.

RISKS RELATING TO OUR STOCK

WE MAY NEED TO RAISE ADDITIONAL CAPITAL. IF WE ARE UNABLE TO RAISE NECESSARY ADDITIONAL CAPITAL, OUR BUSINESS MAY FAIL OR OUR OPERATING RESULTS AND OUR STOCK PRICE MAY BE MATERIALLY ADVERSELY AFFECTED.

     Because we are a newly combined company, we need to secure adequate funding. If we are unable to obtain adequate funding, we may not be able to successfully develop and market our services and our business will most likely fail. We do not have commitments for additional financing. To secure additional financing, we may need to borrow money or sell more securities, which may reduce the value of our outstanding securities. We may be unable to secure additional financing on favorable terms or at all.

     Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail business operations which would have a material negative effect on operating results and most likely result in a lower stock price.

OUR COMMON SHARES ARE THINLY TRADED, SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES.

     Our common shares have historically been sporadically or "thinly-traded" on the OTCBB, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. As of January 31, 2006, our average trading volume per day for the past three months was approximately 11,916 shares a day with a high of 90,400 shares traded and a low of no shares traded. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

THE MARKET PRICE FOR OUR COMMON SHARES IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY-TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF NET REVENUES WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. THE PRICE AT WHICH YOU PURCHASE OUR COMMON SHARES MAY NOT BE INDICATIVE OF THE PRICE THAT WILL PREVAIL IN THE TRADING MARKET. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

     The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In fact, during the 52-week period ended January 31, 2006, the high and low sale prices of a share of our common stock were $1.78 and $0.13, respectively. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price.

     Secondly, we are a speculative or "risky" investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

     The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

     Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

- Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

- Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

- Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

- Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

- The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

     Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

VOLATILITY IN OUR COMMON SHARE PRICE MAY SUBJECT US TO SECURITIES LITIGATION.

     The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

OUR OFFICERS AND DIRECTORS BENEFICIALLY OWN OR CONTROL APPROXIMATELY 19.4PERCENT OF OUR OUTSTANDING COMMON SHARES AS OF JANUARY 31, 2006, WHICH MAY LIMIT YOUR ABILITY OR OTHER STOCKHOLDERS, WHETHER ACTING INDIVIDUALLY OR TOGETHER, TO PROPOSE OR DIRECT THE MANAGEMENT OR OVERALL DIRECTION OF CHARYS. ADDITIONALLY, THIS CONCENTRATION OF OWNERSHIP COULD DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER OF CHARYS THAT MIGHT OTHERWISE RESULT IN YOUR RECEIVING A PREMIUM OVER THE MARKET PRICE FOR YOUR COMMON SHARES.

     As of January 31, 2006, our officers and directors beneficially own or control approximately 19.4 percent of our outstanding common shares. These persons will have the ability to control substantially all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions.

OUR ISSUANCE OF ADDITIONAL COMMON SHARES, OR OPTIONS OR WARRANTS TO PURCHASE THOSE SHARES, WOULD DILUTE YOUR PROPORTIONATE OWNERSHIP AND VOTING RIGHTS.

     We are entitled under our certificate of incorporation to issue up to 300,000,000 shares of common stock. After taking into consideration our outstanding common stock at January 31, 2006, and our outstanding options and warrants, we will be entitled to issue up to 273,945,298 additional common shares. Our board may generally issue shares of common stock, or options or warrants to purchase those shares, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will be required to issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

OUR ISSUANCE OF ADDITIONAL COMMON SHARES IN EXCHANGE FOR SERVICES OR TO REPAY DEBT, WOULD DILUTE YOUR PROPORTIONATE OWNERSHIP AND VOTING RIGHTS AND COULD HAVE A NEGATIVE IMPACT ON THE MARKET PRICE OF OUR COMMON STOCK.

     Our board may generally issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time. For the past three years and for the nine months ended January 31, 2006, we issued a total of 1,697,302 shares for debt to reduce our obligations. The average price discount of common stock issued for debt in this period, weighted by the number of shares issued for debt in such period was ____ percent, _____ percent, and ____ percent for the years ended 2003, 2004, 2005 and we issued no common stock for debt reduction for the nine month period ended January 31, 2006. For the past three years and for the nine months ended January 31, 2006, we issued a total of 7,363,302 shares in payment for services. The average price discount of common stock issued for services in this period, weighted by the number of shares issued for services in such period was ____ percent, ____ percent ____ percent, and ___ percent for the years ended 2003, 2004, 2005 and the nine months ended January 31, 2006, respectively. It is likely that we will issue additional securities to pay for services and reduce debt in the future. We cannot give you any assurance that we will not issue additional shares of common stock under circumstances we may deem appropriate at the time.

THE SALE OF OUR COMMON STOCK UNDERLYING THE PREFERRED STOCK, OPTIONS AND WARRANTS OWNED BY THE SELLING STOCKHOLDERS MAY CAUSE DILUTION AND THE SALE OF THE SHARES OF COMMON STOCK ACQUIRED BY SELLING STOCKHOLDERS COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

     Depending upon market liquidity at the time, a sale of shares under this offering at any given time could cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock under this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

THE ELIMINATION OF MONETARY LIABILITY AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES UNDER OUR CERTIFICATE OF INCORPORATION AND THE EXISTENCE OF INDEMNIFICATION RIGHTS TO OUR DIRECTORS, OFFICERS AND EMPLOYEES MAY RESULT IN SUBSTANTIAL EXPENDITURES BY CHARYS AND MAY DISCOURAGE LAWSUITS AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES.

     Our certificate of incorporation contains provisions which eliminate the liability of our directors for monetary damages to Charys and our stockholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in Charys incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup. These provisions and resultant costs may also discourage Charys from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit Charys and our stockholders.

ANTI-TAKEOVER PROVISIONS MAY IMPEDE THE ACQUISITION OF CHARYS.

     Certain provisions of the Delaware General Corporation Law have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so.

OUR DIRECTORS HAVE THE RIGHT TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK AND ADDITIONAL SHARES OF OUR COMMON STOCK.

     Our directors, within the limitations and restrictions contained in our certificate of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. We have no intention of issuing additional preferred stock at the present time. Any issuance of preferred stock could adversely affect the rights of holders of our common stock.

     Should we issue additional shares of our common stock at a later time, each investor's ownership interest in our stock would be proportionally reduced. No investor will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

     Companies trading on the OTC Bulletin Board, such as we, must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Inasmuch as that the current bid and ask price of our common stock is less than $5.00 per share, our shares are classified as "penny stock" under the rules of the SEC. For any transaction involving a penny stock, unless exempt, the rules require:

- That a broker or dealer approve a person's account for transactions in penny stocks; and

- The broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

- Obtain financial information and investment experience objectives of the person; and

- Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

- Sets forth the basis on which the broker or dealer made the suitability determination; and

- That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE SALE OF SHARES BY THE SELLING STOCKHOLDERS AS CONTEMPLATED BY THIS PROSPECTUS MAY ENCOURAGE SHORT SELLING AND HAVE AN ADVERSE IMPACT ON THE MARKET PRICE OF OUR COMMON STOCK.

     The resale by the selling stockholders of our common stock as contemplated by this prospectus will increase the number of our publicly traded shares, which could depress the market price of our common stock. Moreover, the mere prospect of resales by the selling stockholders as contemplated by this prospectus could depress the market price for our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

THE ISSUANCE OF SHARES UPON THE CONVERSION OF OUTSTANDING PREFERRED STOCK MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

     The issuance of shares upon the conversion of preferred stock may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     In this prospectus, we make a number of statements, referred to as "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results.

     The safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995 does not apply to us. We note, however, that these forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances.

     You can generally identify forward-looking statements through words and phrases such as "seek," "anticipate," "believe," "estimate," "expect," "intend," "plan," "budget," "project," "may be," "may continue," "may likely result," and similar expressions. When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of Charys, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

- Whether or not markets for our services develop and, if they do develop, the pace at which they develop;

- Our ability to attract and retain the qualified personnel to implement our growth strategies;

-    Our  ability  to  fund  our  short-term  and  long-term  financing  needs;

-    Competitive  factors;

-    General  economic  conditions;

-    Changes  in  our  business  plan  and  corporate  strategies;  and

- Other risks and uncertainties discussed in greater detail in the sections of this prospectus, including those captioned "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning Charys and our business made elsewhere in this prospectus as well as other pubic reports filed with the United States Securities and Exchange Commission. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances unless and to the extent required by applicable law.

                                USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. In this offering, we will receive no proceeds from the sale of shares of common stock or the conversion of shares of our preferred stock into shares of our common stock. Should any selling stockholder acquire the shares to be sold by exercising common share purchase warrants or options, we would receive the proceeds from the exercise price. In such an event we anticipate we would use the proceeds of such exercise for working capital and general corporate purposes. If the shares underlying the warrants and options included in this registration statement were exercised, we would receive approximately $1,626,724.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Since July 20, 2004, our common stock has been quoted on the OTC Bulletin Board under the symbol "CHYS.OB." Beginning in April 2002, until July 19, 2004, our symbol was "SBYI.OB." The following table sets forth, for the fiscal quarters indicated, the high and low bid prices. These quotations reflect the closing inter-dealer prices, without mark-up, mark-down or commission, and may not represent actual transactions.

                                           HIGH         LOW
                    FISCAL 2004
                    QUARTER ENDED:
                    July 31, 2003          $2.50       $0.50
                    October 31, 2003       $0.70       $0.20
                    January 31, 2004       $1.50       $0.10
                    April 30, 2004         $1.50       $0.30
                    FISCAL 2005
                    QUARTER ENDED:
                    July 31, 2004          $1.40       $0.60
                    October 31, 2004       $1.50       $0.31
                    January 31, 2005       $1.75       $0.59
                    April 30, 2005         $0.80       $0.13
                    FISCAL 2006
                    QUARTER ENDED:
                    July 31, 2005          $0.23       $0.23
                    October 31, 2005       $1.01       $1.01
                    January 31, 2006       $1.06       $1.01

     We currently have 15,634,019 shares of our common stock outstanding. Our shares of common stock are held by approximately 450 stockholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various securities brokers, dealers, and registered clearing agencies. There is no trading market for the shares of our preferred stock.

     We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the board deem relevant.

EQUITY COMPENSATION PLAN INFORMATION

PLAN CATEGORY                  NUMBER OF SECURITIES TO BE      WEIGHTED-AVERAGE EXERCISE       NUMBER OF SECURITIES REMAINING
                               ISSUED UPON EXERCISE OF         PRICE OF OUTSTANDING OPTIONS,   AVAILABLE FOR FUTURE ISSUANCE
                               OUTSTANDING OPTIONS, WARRANTS   WARRANTS AND RIGHTS             UNDER EQUITY COMPENSATION
                               AND RIGHTS                                                      PLANS (EXCLUDING SECURITIES
                                                                                               REFLECTED IN COLUMN (A))
                                           (a)                             (b)                              (c)

EQUITY COMPENSATION PLANS                   0                               0                                0
APPROVED BY SECURITY HOLDERS

EQUITY COMPENSATION PLANS NOT               0                               0                                0
APPROVED BY SECURITY HOLDERS

TOTAL                                       0                               0                                0

                             DESCRIPTON OF BUSINESS

COMPANY  OVERVIEW

     We were incorporated in Minnesota in February 1959 under the name "Rogers Hardware and Lumber Company." Originally, we were engaged in the business of assisting new prospects in setting up their own retail clothing and shoe stores. Services included store fixtures and beginning inventory, management training and consulting, assistance with the selection of accessories and grand opening. In that capacity, we acted as a holding company for High Country Fashions, Inc. On April 29, 1997, we abandoned our investment in High Country Fashions, Inc. and approved a transfer of High Country Fashions, Inc. to Continental Casuals, Ltd. The transaction left us with no assets and no business. We then merged with Spiderboy International, Inc. on October 12, 2000. Spiderboy International, Inc. was in the business of creating and running the "Spiderboy.com" search engine on the World Wide Web.

     The main focus was to create several tiers of ad revenue by specializing in geographical and categorical portals and giving away or licensing them to regional government agencies. The search engine was to offer information from local television guides to governmental, hospital, hotel and airport information from around the world. Because of the change in the Internet environment, we abandoned our plans to pursue our proposed Internet activities.

CHANGE IN CONTROL

     On December 5, 2003, Mark N. Pardo, our then president and controlling stockholder, Richard Schmidt and Richard Mangiarelli completed a Stock Purchase Agreement. Pursuant to the agreement, Mr. Pardo sold to Messrs. Schmidt and Mangiarelli 21,851,503 pre reverse split shares of our common stock owned by him, which constituted 50.09 percent of our issued and outstanding common stock, for the purchase price of $250,000.

     As provided for in the agreement, prior to the completion of the transaction, Mr. Mangiarelli was elected our president and Mr. Schmidt was elected our chief financial officer. In addition, Messrs. Mangiarelli and Schmidt, and Paul Ferandell, and John Jordan were elected our directors. Concurrently with the elections of new officers and directors, Mark N. Pardo, John Bolen, Jim Cullen, Kimberly F. Oliver, and Michael S. Edwards resigned as our officers and directors.

     Because of the change in ownership of voting stock and the composition of the board after the closing of the agreement, there was a change in control.

     The purchase price for the shares sold pursuant to the agreement consisted of $90,000 paid at closing, and a promissory note in the amount of $160,000 executed by Messrs. Mangiarelli and Schmidt and us in favor of Mr. Pardo. The note was secured by a Stock Pledge Agreement dated December 5, 2003, whereby Messrs. Mangiarelli and Schmidt granted to Mr. Pardo a security interest in the 21,851,503 pre reverse split shares of our common stock acquired by them. Subsequent to December 5, 2003, Mr. Mangiarelli transferred his shares our common stock to his wife, Janet Risher. Prior to the February 27, 2004 transaction described below, the note payable to Mr. Pardo was paid in full.

     Pursuant to a Certificate of Designation, Preferences and Rights of our Series A preferred stock, par value $0.001 per share, which we filed with the Secretary of State of Minnesota, 1,000,000 shares of our preferred stock was designated as Series A preferred stock. The Series A preferred stock is not entitled to receive any dividends, and is not convertible into shares of our common stock. On all matters submitted to the vote of our stockholders, a holder of the Series A preferred stock is entitled to the number of votes held by such holder multiplied by 250. On December 16, 2003, we issued to each of Messrs. Mangiarelli and Schmidt 500,000 shares of our Series A preferred stock.

     On February 27, 2004, we, and Janet Risher, Richard Schmidt, and Billy V. Ray, Jr. executed a Stock Purchase Agreement, whereby Ms. Risher and Mr. Schmidt agreed to sell all of their shares of our common stock and preferred stock to Mr. Ray. The Stock Purchase Agreement was amended and restated on May 25, 2004. As a result of the execution of the Stock Purchase Agreement on February 27, 2004, there was another change of control.

     At the closing of the Stock Purchase Agreement, Ms. Risher and Mr. Schmidt sold to Mr. Ray 21,851,503 pre reverse split shares of our common stock and 1,000,000 shares of our preferred stock. Mr. Ray purchased the shares the sum of $250,000 pursuant to a promissory note. The shares transferred to Mr. Ray contained a legend restricting the transfer thereof as required by the Securities Act of 1933, as amended (the "Securities Act"). The Stock Purchase Agreement had initially contemplated that there would be a delayed closing until such time as the note is paid in full and all other terms of the Stock Purchase Agreement were satisfied. However, the parties agreed to eliminate the conditions to the closing and treat the sale of the shares as completed.

     The Stock Purchase Agreement contains a requirement that for so long as Mr. Ray owns the shares of our common stock purchased thereunder, he agrees to vote his shares to not increase the number of directors to more than 11 members and to elect or retain as directors Richard Mangiarelli and John Jordan for a period of three years from the date of the Stock Purchase Agreement.

     On June 25, 2004, each of Ms. Risher, Mr. Schmidt, Paul Ferandell, John Jordan, Bruce Caldwell, Jimmy Villalobos, Francis Zubrowski, and Ash Mascarenhas (each of such other persons, which may include Ms. Risher and Mr. Schmidt if the context requires, being sometimes collectively referred to herein as the "Consultants") executed a consulting agreement with us (the "Consulting Agreement"), which provides for payment in shares of our common stock following date of the Stock Purchase Agreement, as amended and restated, for services to be rendered to us by each of the Consultants. Each Consulting Agreement is for general business consulting and cannot be canceled other than pursuant to the applicable terms thereof. One-third of the shares of our common stock issued under each Consulting Agreement were registered securities pursuant to a registration statement on Form S-8 under the Securities Act filed by us with the Securities and Exchange Commission (the "S-8 Shares"). One-third of such shares of our common stock issued pursuant to a Consulting Agreement are restricted in their resale under Rule 144 promulgated under the Securities Act ("Rule 144"), but possessing piggyback registration rights. The remaining one-third is restricted in their resale under Rule 144 and has no registration rights. Moreover, at no time will the number of shares of our common stock issued to a Consultant under a Consulting Agreement be in such an amount that following the issuance of such shares such Consultant will own more than 9.9 percent of the issued and outstanding shares of our common stock.

     In the discussion of the Stock Purchase Agreement, the references to stock ownership on or before June 25, 2004 are before the reverse split of our common stock discussed elsewhere in this prospectus. All of the shares subject to the Stock Purchase Agreement were reversed on a one for 10 basis following the merger and change of domicile discussed below.

CHANGE OF DOMICILE

     On June 25, 2004 our stockholders voted to approve a change in our state of incorporation from Minnesota to Delaware by means of a merger permitted under the corporate statutes of both states.

     The merger was between Spiderboy International Inc., a Minnesota corporation, and Charys Holding Company, Inc., a Delaware corporation, organized by us for the specific purpose of the change of domicile. The merger was consummated pursuant to a Plan of Merger. The Plan of Merger provided that Spiderboy merge with and into Charys. Following the merger, Charys was the surviving entity.

     Charys Holding Company, Inc. was a newly formed corporation with one share of common stock issued and outstanding held by Billy V. Ray, Jr., our officer and director, with only minimal capital and no other assets or liabilities. The terms of the merger provided that the existing stockholders of Spiderboy would be entitled to receive one share of the common stock of Charys for every 10 shares of the common stock of Spiderboy held by the common stockholders of Spiderboy International, Inc. (in effect, a one for 10 reverse split). In addition, the then currently issued one share of the common stock of Charys held by Mr. Ray was cancelled. As a result, following the merger, the former stockholders of Spiderboy became the only stockholders of the newly merged corporations.

     Moreover, the holders of shares of the Series A preferred stock of Spiderboy were entitled to receive one share of the Series A preferred stock of Charys for every share of the Series A preferred stock of Spiderboy held by the preferred stockholders of Spiderboy. As a result, following the merger, the existing preferred stockholders of Spiderboy with the same 250 to one voting rights as possessed by the holder of Spiderboy Series A preferred stock, held all of the issued and outstanding shares of the preferred stock of Charys.

     The change of domicile did not interrupt the existence of Spiderboy. Each share of our common stock remained issued and outstanding as one-tenth of a share of the common stock of Charys after the change of domicile from Minnesota to Delaware, and each share of our preferred stock remained issued and outstanding as one share of the preferred stock of Charys after the change of domicile from Minnesota to Delaware.

     Officers and Directors. Before the change of domicile, our board of directors consisted of nine members, Billy V. Ray, Jr., Richard Mangiarelli, John Jordan, Alec McLarty, Neil L. Underwood, David S. Gergacz, Gisle Larsen, Michael Oyster, and Dennis C. Hayes. Upon the change of domicile, our board of directors consisted of the same individuals who were also the directors of Charys Holding Company, Inc. Additionally, immediately following the change of domicile, our officers were Billy V. Ray, Jr., president and chief executive officer, Richard Mangiarelli, chairman of the board of directors, Ben Holcomb, chief operating officer, and Raymond J. Smith, chief financial officer. Subsequently, on June 25, 2004, Mr. Ray was elected chairman of the board, Mr. Holcomb was elected our president, and Mr. Mangiarelli continued as a director. See "Management" described in this prospectus, for more information concerning our current officers and directors.

     Resales of Our Common Stock. Pursuant to Rule 145 under the Securities Act, due to the merger of Spiderboy International, Inc. with Charys Holding Company, Inc., the exchange of our shares of common stock and preferred stock in the Minnesota corporation for shares of the common stock and preferred stock of the Delaware corporation was exempt from registration under the Securities Act, since the sole purpose of the transaction was a change of our domicile within the United States. The effect of the exemption is that the shares of our common stock issuable in the change of domicile may be resold by the former stockholders without restriction to the same extent that such shares may have been sold before the change of domicile. Our shares of preferred stock are and will continue to be restricted in their transfer.

     Accounting for the Transaction. Upon consummation of the change of domicile, the historical financial statements of the Minnesota corporation became the historical financial statements of the Delaware corporation. Total stockholders' equity was unchanged as a result of the change of domicile.

BUSINESS STRATEGY

     We intend to acquire various companies through acquisitions to grow rapidly. Our success will depend largely on the quality of the acquisitions and our ability to integrate these operations into our business model. The initial acquisition activity revolved around acquiring existing companies to become part of our core group of subsidiaries. Over the past fiscal year we have narrowed our focus to include three core business segments:

  -  Telecommunication Infrastructure Services;

  -  Call Center Systems and Software Integration; and

  -  General Business Support Services.

     Telecommunication Infrastructure Services. The Telecommunication Infrastructure Service Business is composed of engineering services, construction, installation, and maintenance services, and premise wiring services, as follows:

  - Engineering services include providing outside plant engineers and drafters to local exchange carriers and designing aerial, underground and buried fiber optic and copper cable systems that extend from the telephone central office to the consumer's home or business. The engineering services provided to local exchange carriers include the design of service area concept boxes, terminals, buried and aerial drops, transmission and central office equipment design and the proper administration of feeder and distribution cable pairs.

  - Construction, installation, and maintenance services include placing and splicing cable, excavation of trenches in which to place the cable, placement of related structures such as poles, anchors, conduits, manholes, cabinets and closures, and placement of drop lines from the main distribution lines to the customer's home or business, and monitoring and removal of these facilities. In addition, these services include the installation and maintenance of transmission and central office equipment.

  - Premise wiring services will be offered to a variety of large corporations and certain governmental agencies. These services, unlike the engineering, construction and maintenance services provided to telecommunication companies, are predominantly limited to the installation, repair and maintenance of telecommunications infrastructure within improved structures. Projects will include the placement and removal of various types of cable within buildings and individual offices. These services generally include the development of communication networks within a company or governmental agency and relate primarily to the establishment and maintenance of computer operations, telephone systems, internet access and communications monitoring systems established for purposes of monitoring.

  - Cell site construction including site acquisition, engineering, construction, build to suit, electronics installation and maintenance.

     Call Center Systems and Software Integration. Call Center Software Integration is designed to assist organizations of all sizes build more effective customer relationships by streamlining business processes, leveraging sophisticated technologies, and increasing the efficiency of critical business interactions. Services include business process consulting, communication systems auditing and analysis, custom system design, application development, system implementation integration, technical support, and contact center outsourcing.

     General Business Support Services. The human resource outsourcing industry is rapidly growing in the United States. Gartner Dataquest estimates the worldwide human resource outsourcing industry will grow from $50.6 billion in 2003 to $58.9 billion by the end of 2005. This represents an approximate 7.9 percent annual growth rate. Small and medium-sized employers, those with between one to 100 employees, are a large part of this market. According to Dun and Bradstreet, there are over 10 million small and medium-sized businesses in the United States.

     Many small and medium-sized employers do not have sufficient internal resources to focus on time consuming human resource activities. A typical small to medium-sized business may use multiple vendors to provide employee administration services such as payroll and benefits administration. As a result, there is little consistency or integration of these important processes. Finally, few of these employee administration services include important people-management activities such as recruiting and selection, employee training and development, employee retention and workplace regulatory and safety compliance.

ACQUISITION MODEL

     Structuring each transaction in a manner that gives the acquirer confidence and a sense of fairness is of utmost importance to us. Accordingly, we have constructed an acquisition model to engender just these attributes. In its simplest form, the model has several components. The following is a brief outline:

  - The purchase price may be a guaranteed purchase price. The initial price will be based on a payment of cash and stock.

  - The price paid may be calculated as a multiple of earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted based on the company's balance sheet, existing backlog, quality of earnings, book value, debt level and historical customer retention.

  - The initial stock issued as part of the purchase price will be valued at a predetermined price per share. This portion of the purchase price will be re-evaluated at some future predetermined date.

  - Existing executives/owners of the acquired companies will receive employment contracts at their current levels of base pay for a period of not less than two years with an option to extend for one additional year. A bonus program will be established as part of the acquisition agreement along with operational goals on which the bonus will be based. Executives under contract will be allowed to participate in all other benefit programs, including option programs, as may be adopted by Charys.

ACQUISITION  AND  RELATED  TRANSACTIONS

     Innovative Corporate Strategies, Inc. On April 21, 2004, we acquired all the outstanding shares of Innovative Corporate Strategies, Inc. ("ICS"). On the date of acquisition ICS was in the development stage. The purchase price paid consisted of $10 and an amount equal to the annual earnings before interest, taxes, depreciation and amortization of ICS over the period commencing at the closing of the acquisition and ending on the last day of our 2006 fiscal year, calculated in accordance with GAAP based on earnings as determined by ICS financial statements multiplied by 3.5, up to a maximum of $12,400,000. The amount of consideration is subject to adjustments, as set forth in the purchase agreement.

     Effective August 1, 2005, we sold all outstanding common shares of our wholly-owned development stage subsidiary ICS to an officer of ICS. We issued the buyer 40,000 shares of Charys' common stock with a fair value of $9,200 in exchange for the buyer assuming net liabilities of ICS of $238,244, resulting in Charys realizing a gain on the sale of $229,044 as reflected in the accompanying consolidated statements of operations for the three months and six months ended October 31, 2005.

     Personnel Resources of Georgia, Inc. On July 30, 2004, we acquired all of the outstanding shares of Personnel Resources of Georgia, Inc. ("PRG") from Billy V. Ray, Jr., our controlling stockholder, chairman and chief executive officer. Mr. Ray was the sole stockholder of PRG. The purchase price paid consisted of an amount equal to the annual earnings before interest, taxes, depreciation and amortization of PRG over the period commencing on the effective date of the acquisition and ending on July 1, 2005 calculated accordance with GAAP based on earnings as determined by PRG's financial statements multiplied by five, up to a maximum of $1,250,000, and a minimum of $250,000. The amount of consideration is subject to adjustments, as set forth in the stock purchase agreement. The purchase price was paid at closing in the form of our corporate note, secured by an amount of our common stock bearing an interest rate of six percent per annum, payable in cash or shares of our common stock at our sole discretion. Interest only is payable after the first anniversary of the closing. The note principal and unpaid interest are payable in full on the second anniversary of the closing.

     PRG was established in 2001, and reported gross revenues of $28.9 million in calendar year 2002 and $33.8 million in calendar year 2003. Net income was $64,000 and $78,000 respectively.

     CCI Telecom, Inc. Effective March 4, 2005, we completed the transactions contemplated by that certain Plan and Agreement of Triangular Merger between us, Charys Acquisition Company, our wholly-owned subsidiary, and CCI Telecom, Inc ("CCI"), a Nevada corporation. Pursuant to the terms of the merger, our subsidiary was merged with and into CCI. The separate existence of the subsidiary ceased, and CCI, the surviving corporation in the merger, became our wholly-owned subsidiary. As a result of the merger, the stockholders of CCI received one share of Charys common stock for each 26.88 shares of CCI common stock, subject to an election available to CCI shareholders who own less than five percent of the CCI issued and outstanding common stock at the closing. As a result of certain eligible CCI shareholders making the election for additional shares in lieu of participating in the earn out, 72,699 additional shares were issued as a result of the merger. The former CCI shareholders also received a right to receive an earn out based on the performance of CCI over the next two years. The maximum payout under the earn out is $5.4 million, however at April 30, 2005 we estimated the payout to be $2.7 million. Shareholders not electing the additional shares are eligible for the make whole provision, whereby under certain circumstances former CCI shareholders would receive additional shares should the Charys common stock not trade at a per share price of at least $4.00 during the 24 month period following the merger.

     CCI was established in 1980, and in its two most resent fiscal years ended March 30 reported revenues of $16.7 million in the fiscal year 2004 and $20.3 million in the fiscal year 2003. Net loss was $2.8 million and $1.0 million respectively.

     Viasys Services, Inc. and Viasys Network Services, Inc. On November 17, 2005, Charys closed a Stock Purchase Agreement having an effective date of November 1, 2005 with New Viasys Holdings, LLC, ("Seller") which is the owner of Viasys Network Services, Inc and Viasys Services, Inc., (collectively "Viasys"). Subject to the terms and conditions of the Stock Purchase Agreement, the Seller sold, and Charys purchased from the Seller, all of the issued and outstanding shares of the capital stock of Viasys.

     The Base Purchase Price for the shares was the sum of the unaudited book value of the net assets of Charys as of August 31, 2005 which is $1,866,284.00, subject to an audit adjustment at October 31, 2005 plus $4,000,000.

     The transaction is described more fully in the "Management Discussion and Analysis or Plan of Operation - Recent Developments" (Acquisition of Viasys) in this prospectus.

     Method IQ, Inc. On December 22, 2005, we closed the acquisition of Method IQ, Inc. with Rock Creek Equity Holdings, LLC, J. Alan Shaw (collectively, the "Sellers"), Method IQ, Inc., and Billy V. Ray, Jr., our chairman and chief executive officer. Pursuant to the agreement, the Sellers agreed to sell to Charys, and Charys agreed to purchase from the Sellers, all of the issued and outstanding shares of capital stock of Method IQ (the "Shares").

     Charys agreed to pay to the Sellers aggregate consideration of $10,500,000 by delivery of $5,250,000 by a secured promissory note (the "Secured Note") at the Closing, which note was secured by the shares and is payable immediately upon an equity or debt investment in Charys of not less than $5,250,000, or on demand after February 1, 2006, and $5,250,000 in value of shares of the common stock of Charys to the Sellers for the balance. The aggregate consideration is subject to adjustment pursuant to the Agreement. The Sellers agreed, for purposes of the Agreement, that principal and interest on the Secured Note, and any collateral in connection therewith, will be allocated pro rata based on their equity ownership in Method IQ immediately prior to Closing.

     The transaction is described more fully in the "Management Discussion and Analysis or Plan of Operation - Recent Developments" (Acquisition of Method IQ) in this prospectus.

     Purchase of Real Estate. Effective April 29, 2005, we and our wholly-owned subsidiary, CCI, CCI Associates, Ltd., ("CCI Associates") a Texas limited partnership, Novak Properties, Inc., a Texas corporation, and Michael J. Novak, an individual, entered into an agreement whereby CCI acquired from CCI Associates all of Lot 1, Block 1, New City Block 17865, Craighead Estates subdivision, in the City of San Antonio, Bexar County, Texas. As consideration for the property, CCI paid off the outstanding mortgage in the amount of $963,298 and CCI Associates received 250,000 shares of our common stock. The shares issued to CCI Associates are subject to a Make Whole provision, whereby under certain circumstances former CCI shareholders would receive additional shares should our common stock not trade at a per share price of at least $4.00 during the 24 month period following the acquisition.

     Sale and Leaseback of Real Estate. Also effective April 29, 2005, CCI entered into a contract with Gur Parsaad Properties, Ltd., a Texas limited partnership ("Parsaad") whereby CCI sold the real property described above to Parsaad for a total consideration of $2,200,000. Effective May 1, 2005, Parsaad, CCI and Charys entered into a lease contract whereby Parsaad leased the property to CCI and Charys for a 10 year term, commencing on May 1, 2005, and terminating on April 30, 2015. See "Description of Property" in this prospectus, regarding the terms of leaseback agreement.

     Restructuring of Debt with The Frost National Bank. Effective April 26, 2005, we entered into an agreement with The Frost National Bank ("Frost Bank") relating to the restructuring of the credit facilities and the cancellation of a Term Note in the amount of $1,709,201 provided by Frost Bank to CCI. Pursuant to the agreement to restructure CCI's obligation to Frost Bank, we agreed to do the following:

  - We issued to Frost Bank 400,000 shares of our Series B preferred stock. Each share of the Series B preferred stock is convertible into one share of our common stock. The holders of shares of the Series B preferred stock do not have voting rights on any matters submitted to the vote of our stockholders. The shares of the Series B preferred stock issued to Frost Bank bear a legend restricting their disposition, as required by the Securities Act. However, we agreed to file a registration statement under the Securities Act to cover our common stock issuable upon the conversion of the Series B preferred stock.

  - We issued to Frost Bank 500,000 shares of our Series C preferred stock. Each share of the Series C preferred stock is convertible into one share of our common stock. The holders of shares of the Series C preferred stock do not have voting rights on any matters submitted to the vote of our stockholders. The shares of the Series B preferred stock issued to Frost Bank bear a legend restricting their disposition, as required by the Securities Act. However, we agreed to file a registration statement under the Securities Act to cover our common stock issuable upon the conversion of the Series B preferred stock.

  - All common stock warrants previously issued by CCI to Frost Bank were terminated.

  - Frost Bank extended the final maturity of the existing credit line for a period of six months from February 1, 2005. The line of credit was renewed for $4,550,000, but expired on July 28, 2005.

     However, on July 28, 2005, Charys through it subsidiary CCI, entered into an asset base financing agreement to provide up to $5 million of working capital. The initial availably for this facility was $2.6 million, used principally to pay off Frost Bank. See, "Management's Discussion and Analysis or Plan of Operation - Recent Developments."

OTHER TRANSACTIONS

     On March 8, 2004, we entered into Commercial Real Estate Purchase and Sale Agreement (the "Real Estate Agreement") with Joe F. and Carol F. Carter to acquire certain real property and surface interest pertaining to 242 acres suitable for the mining of minerals including but not limited to Carolina slate. Subsequently, on June 7, 2004 and prior to any business being transacted under the Real Estate Agreement, we assigned our rights under this agreement to Flagship Holdings, Inc. In consideration for the assignment we will receive a fee upon the sale of the various properties. There are three properties to be sold. The fee will be either $200,000 or $300,000 depending on the property. We received in June, 2004 a $300,000 fee from the sale of the property and in August, 2004 a $200,000 consulting fee.

     On May 18, 2004, we acquired an option to acquire J. F. Carter & Co. from Joe F. and Carol F. Carter (the "Carters"). The option was purchased for $10, and expires on the third anniversary of the option agreement. The purchase price, should the option be exercised, will be the fair market value of the shares owned by the Carters to be mutually agreed upon by the parties, but in no case less than two times the cash flow of J. F. Carter & Co. for the 12 months ended before the date of the notice to exercise. J. F. Carter & Co. is a construction company located in Richfield, North Carolina. The Carters own 100 percent of the issued and outstanding shares of J. F. Carter & Co.

     In May 2004, we entered into a Joint Venture Agreement with Ruby Belle, LLC and Ted C. Russell to develop, operate, and/or sell certain real estate or interests owned by Realm National Insurance located in North Carolina. The name of the venture is 3DN Real Estate Development Joint Venture. No activity related to this joint venture has commenced as of the date of this prospectus.

     On May 26, 2004, we entered into a ground lease with Realm National Insurance Company. The lease expires on its 10th anniversary date. The lease gives us the right to use and occupy a certain parcel of land located in North Carolina for the purpose of removing all crushed stone produced from the leased property.

     The lease provides for us to make the following payments to Realm:

  - Basic rent of $150,000 per year, payable 180 days after the commencement of each then current year of the lease term. On November 30, 2004, the lease was amended to extend the payment date to 270 days.

  - Additional rent of four percent of the proceeds received by us from the sale of crushed stone.

     No operational activity has commenced as provided for under this lease as of the date of this prospectus.

OUR BUSINESSES

     Personnel Resources of Georgia, Inc. PRG is a Professional Employer Organization ("PEO"). As a PEO the company is a provider of a comprehensive, fully integrated employee management solution to small and medium sized businesses. PRG's solution allows it to effectively become the in-sourced payroll/ human resource department for its clients. PRG creates value for its clients by helping them administrative efficiencies, and access business protection services.

  - Administrative efficiencies are obtained by clients through PRG's management of employee administrative matters, such as processing of payroll, taxes and insurance premiums and by PRG's comprehensive record keeping and technology.

  - Business protection is provided to clients by PRG helping to ensure employment-related regulatory compliance and sound risk management practices, encompassing up-to-date regulatory compliance and cost-effective risk management practices and insurance programs including workers compensation.

     PRG serves a diverse client base of small and medium-sized businesses in a wide variety of industries. PRG's clients have employees located in Alabama, Arkansas, California, Georgia, Kansas, Ohio, New Jersey, North Carolina, South Carolina, Tennessee, Texas and Virginia. As of April 30, 2005, PRG served approximately 72 clients, with approximately 3,200 active client employees. For the year ended April 30, 2005, PRG's top six clients represented approximately 39 percent of its client billings, with PRG's largest client representing approximately 13 percent of its client billings.

     In order to use the PRG's services, all clients are required to enter into a professional services agreement, which generally provides for an initial one-year term, subject to termination by PRG or the client at any time upon 30 days prior written notice or less. Following the initial term, the contract may be renewed, terminated or continued on a month-to-month basis. Under the employee leasing model, which covered a majority of all PRG's clients in fiscal 2005, PRG is the employer of record for its client's employees, and PRG operates as a licensed professional employer organization. Clients are also offered the option to use PRG's services without PRG becoming the employer of record for the client's employees, in which case tax filings are made under the client's taxpayer ID number and the client provides its own workers' compensation insurance and health and welfare plans.

     PRG retains the ability to immediately terminate the client upon non-payment by a client. PRG manages its credit risk through client credit checks, client guarantees, client selection process and its right to terminate the services agreement if necessary.

     Under the professional services agreement applicable to the employee leasing model, employment-related liabilities are contractually those of PRG. For instance, PRG assumes responsibility for, and manages the risks associated with, each client's employee payroll obligations, including the liability for payment of salaries and wages (including payroll taxes) to each client employee and, at the client's option, responsibility for providing group health, welfare, and retirement benefits to such individuals.

     These PRG obligations are fixed, whether or not the client makes timely payment of the associated service fee. In this regard, it is important to understand that, unlike payroll processing service providers, PRG issues to each of the client employees PRG payroll checks drawn on PRG bank accounts. PRG also reports and remits all required employment information and taxes to the Internal Revenue Service and issues a federal Form W-2 to each client employee under PRG's taxpayer ID number.

     Under the employee leasing model, PRG assumes the responsibility for compliance with employment-related governmental regulations that can be effectively managed away from the client's worksite. PRG provides workers' compensation insurance coverage to each client employee under PRG's master insurance policy. The client, on the other hand, contractually retains the general day-to-day responsibility to direct, control, hire, terminate, set the wages and salary of, and manage each of the client's employees. The client employee services are performed for the exclusive benefit of the client's business. The client also remains responsible for compliance with those employment-related governmental regulations that are more closely related to the day-to-day management of client employees.

     Under the employee leasing model, PRG charges its clients a professional service fee that is designed to yield a profit and to cover the cost of certain employment-related taxes, workers' compensation insurance coverage and human resource services provided to the client. The component of the professional service fee related to human resource management varies according to the size of the client, the amount and frequency of the payroll payments and the method of delivery of such payments.

     Under the employee leasing model, the component of the service fee related to workers' compensation and unemployment insurance is based, in part, on the client's historical claims experience. In addition, the client may choose to offer certain health, welfare and retirement benefits to its client employees. PRG invoices each client for the service fee and costs of selected benefit plans, as well as the wages and other employment-related taxes of each client employee. The gross billings are invoiced at the time that each periodic payroll is delivered to the client.

     CCI Telecom, Inc. CCI is a telecommunications infrastructure service provider with offices in San Antonio, Dallas, Houston and Lee, Massachusetts. CCI supplies design, deployment, and maintenance services to the communications industry, as well manages a wide range of communication infrastructure projects from wireless and wireline networks to satellite and radar systems.

     CCI serves a diverse customer base of approximately 100 customers that include large and small-sized companies including Alamosa PCS, AT&T Wireless, BE&K, Bechtel Corporation, Cingular Wireless, Nextel Communications, Sprint PCS, T-Mobile and Verizon Microwave. CCI's primary service area includes Texas, New Mexico, and Massachusetts. For the year ended April 30, 2005, CCI's top five customers represented approximately 66 percent of its revenue, with CCI's largest customer represents approximately 33 percent of its revenue.

     CCI capabilities include Systems Services and Technical Services. Systems Services provide telephone systems, wireless and broadband network solutions, power systems, and structured cabling solutions. Our customers include business, educational, healthcare, and governmental entities.

     Technical Services is a provider of complete turnkey installation, engineering, design and maintenance of all types of communications systems.

     In addition, CCI is certified to install licensed and unlicensed microwave radio equipment and is able to perform the engineering and design services as part of a turnkey solution. CCI also employs certified tower technicians who are experienced in performing everything from microwave antenna installation and the turnkey construction of tower sites to providing waveguide testing and antenna line-of-sight verification.

     CCI is also a broadband network deployment and maintenance provider, specializing in the design and integration of fixed wireless broadband networks. CCI provides wide range of technical services for wireless and wire-line telecom equipment and power systems installation projects, as follows:

  - Initial site audits and surveys nationally to installing base station equipment.

  -  One point of contact for our customers.

  - Services to identify and acquire the sites best suited to meet the specialized needs of our customers.

  - Development and implementation services to wireless carriers and equipment manufacturers involved in the PCS, SMR, cellular, microwave, broadband wireless, fixed wireless and paging markets.

  - A broad range of services designed to assist service providers in locating and repairing faults in their RF structures and components.

     CCI has been qualified by the following tower owners: American Tower Corp., Crown Castle International, Sprint Sites USA, SBA and SpectraSite. Radar tower site construction and installation and has built and modified radar tower sites in more than 30 states in the U.S. and in 10 international locations, including the farthest reaches of the U.S., Latin America and the Caribbean. In that regard, CCI has provided site construction and installation services on both satellite ground station and radio telescope building projects, and building and modifying telecom facilities for wire line and wireless service providers.

     CCI is a turnkey infrastructure builder for our customers, from performing tenant improvements in leased space for switch equipment to civil construction and installation of regeneration huts along fiber optic cable routes. CCI has particular expertise in constructing around active telecom equipment, where temperature and dust variations can significantly impact network operations. DC power system projects vary from installing a string of batteries to live cut overs. CCI specializes in working around live equipment, routinely performing hot cuts in the central office and switch environment.

     Viasys Services, Inc. and Viasys Network Services, Inc. Viasys services the transportation, utility, telecommunication and manufacturing industries. The corporate headquarters are located in Lakeland, Florida with divisional offices in Tampa, Florida, Orlando, Florida, Atlanta, Georgia, Albany, Georgia, Raleigh, North Carolina, Charlotte, North Carolina and various project offices covering 18 states in the Eastern U.S.

  - Industrial Services provides an extensive range of general contracting and maintenance services to the manufacturing and government sector. This includes ongoing contracts with Cooper Tire and M&M/Mars. This history allows us to recruit and retain a competent, skilled workforce to meet the needs of our customers. Reliability is the company standard - resulting in long term relationships with our clients.

  - Telecommunications Services includes engineering, installation, and maintains of broadband networks. Including copper, hybrid fiber coax and passive optical networks.

  - Department of Transportation Services involved in various state DOT projects throughout the southeast. Viasys installs, tests and maintains technologically including cameras, sensors, weigh-in-motion scales, traffic signal systems, and variable message signs.

  - Network Services designs, deploys and maintains wire-line and wireless broadband networks for both the government and private sector. Projects include county-wide mobile broadband systems for public safety, transit, transportation, municipal Wi-Fi deployment, enterprise wireless networks and fiber optic deployments for the Telecom Industry

     Method IQ, Inc. Method IQ is a customer interaction solutions provider, helping organizations of all sizes build more effective customer relationships by streamlining business processes, leveraging and implementing emerging and sophisticated technologies, and increasing the efficiency of critical business interactions. Method IQ is headquartered in Atlanta, Georgia, with offices throughout the southeastern United States.

     Method IQ's key differentiators tie directly to a value proposition. The service offering combines an end-to-end, comprehensive solution with intellectual expertise that enables dramatic cost savings, along with increasing productivity and revenue generation. Method IQ maintains a vision and understanding of emerging technologies through a series of strategic relationships. Method IQ believes that customers highly value the fact that achieving their vision and goals are our top priority.

     Method IQ serves a distinguished list of clients, including Fortune 500 companies including BellSouth, Target, Starbucks and Trane. Built on proven methodologies, intelligent solutions, and quality performance, we support a range of leading technology products coupled with proven service offerings. Assignments range from top-level strategic assessments to implementing and operating world-class contact centers.

     Method IQ is a provider of customer interaction solutions for companies in the financial, healthcare, and other industries. Method IQ solutions help organizations more effectively manage touch points with customers, improve revenue generation opportunities, and increase productivity in contact centers.

     Financial Industry. Method IQ offers customer interaction solutions that allow financial services organizations to more effectively manage customer inquiries, improve contact center business processes, increase revenue generation opportunities, and improve call center productivity. Customer interaction management technologies help financial services executives address key business issues such as eliminating inefficiencies in branches and call centers, matching agent skill sets with customer needs and more effectively cross-selling products among customers.

     Customer interaction management solutions from Method IQ provide:

  - Agent-less and agent-attended automated outbound calling features that allow call centers to more effectively cross-sell products and significantly increase calling volume.

  - "Warm transfer" features that allow financial institutions to filter branch inquiries through a centralized environment, but transparently connect customer to branches where needed.

  - Integrated faxed documents that are digitally intercepted and automatically routed to agents who can take action and return digital faxes without the need to print or handle paper.

  - Autodial which allows agents to focus on customers while low-level phone activities are conducted in background.

  - Presence management which gives agents a dashboard view of their calling activities and management a global view of call center statistics.

  - Call record and monitoring which records every call and which can be monitored in real-time or stored for later use allowing managers to customize training, agents to evaluate and improve their performance and both to monitor for missed sales opportunities.

     Healthcare Industry. Method IQ is a provider of patient interaction management solutions for healthcare. From patient scheduling through billing and collections, the Method IQ solution helps organizations more effectively manage touch points with patients, control administrative costs and improve quality of care.

     Healthcare executives face five key business issues: improving clinical care and customer satisfaction, reducing errors, addressing staff shortages, addressing inefficiencies, and reducing manual intervention. Patient interaction management solutions from Method IQ help healthcare organizations address those five issues by eliminating inefficiencies, reducing revenue loss, and stopping productivity drains in reservations and scheduling.

     Patient interaction management solutions help hospitals reduce errors and increase agent productivity with features such as:

  - Agent-less and agent-attended automated outbound dialing campaigns that allow call centers to significantly increase volume of calls to payers for more accurate pre-certification and more timely collections.

  - Automated system that allows patients to track billing processes and follow up on questions or concerns.

  - HIPAA-compliant integrated fax for verification of referrals and documentation of procedures with payers.

  - Integration with reservations and scheduling systems to increase accuracy of registration information and reduce errors in procedure and diagnostic coding.

     Other Industries. Method IQ has also been successful in selling integrated solutions to number of high profile companies outside the financial and healthcare industries. While these companies do not fall within a specific vertical focus, much of the functionality of Method IQ's solutions can be applied within any company with multiple facilities or telephone-based customer service departments.

     Method IQ assists organizations to envision and build business models that integrate strategy, people, processes, customers, suppliers and technology. Our focused and collaborative approach quickly identifies initiatives that deliver measurable business value. M IQ offers services critical to businesses in the areas of:

  -  Operational assessment and productivity analysis.

  -  Business process design.

  -  Business architecture alignment and strategy.

  -  Solution implementation and support.

  -  Contact center outsourcing.

COMPETITION

     Telecommunication Infrastructure Services. The telecommunications engineering, construction and maintenance services industry in which we operate are highly competitive, fragmented and includes numerous service providers. Our competitors fall into four broad categories:

  - Independent service companies, such as Wireless Facilities, Inc., which provide a full range of wireless network services, and a large number of other companies that provide limited wireless services;

  - Construction and project management companies, such as Bechtel Group Inc. and General Dynamics, for the deployment of wireless networks;

  - Tower ownership and management companies, such as Crown Castle International and American Tower Corporation, which provide tower deployment service capabilities; and

  - Information technology and consulting companies such as Bearing Point, Inc., Logica and others, which have developed capabilities to deliver network consulting services to wireless service providers.

     Although the services provided by many of these competitors are comparable to the services we provide, there are areas where certain competitors may have an advantage over us. For example, telecommunications equipment vendors presumably know the relative strengths and weaknesses of their products better than the service providers who have no product offerings; construction companies have more hands-on capabilities with respect to the construction aspects of a deployment project; and equipment vendors, construction companies and tower ownership and management companies have greater financial resources that allow them to offer financing and deferred payment arrangements. In addition, many of our competitors have significantly greater marketing resources, larger work forces and greater name recognition than we possess.

     We believe our ability to compete depends on a number of additional factors, which are outside of our control, including the willingness of competitors to finance customers' projects on favorable terms; the ability and willingness of customers to rely on their internal staffs to perform services themselves; and the customer's desire to bundle equipment and services.

     In our opinion, the principal competitive factors in our market include expertise in new and evolving technologies, industry experience, ability to deliver end-to-end services, ability to provide technology independent solutions, ability to deliver results within budget and on time, depth of resources, reputation and competitive pricing. In particular, we believe that the breadth of our service offerings, the efficiencies of our processes, our ability to integrate new technologies and equipment from multiple vendors will make it possible for us to compete.

     Call Center Systems and Software Integration. The competitors of Method IQ tend to fall into one of two categories. The first group is selling Customer Premise Equipment to telecommunications managers within client companies. These companies view the systems they are selling as a technology product sold on the merits of its features versus the competitors' products. These companies tend to sell systems to the telecommunications departments within a company and generally do not develop relationships with senior management of their customers. Examples of these companies would be BellSouth, Avaya, or Southeastern Telecom.

     The second category of competitors to Method IQ is a group of consulting organizations that have some level of expertise within the contact center environment. The consultants are usually focused on running the RFP process for a product selection, or on the sale of a consulting engagement focused upon the business processes use within the contact center. There is rarely a time when the focus of the engagement is upon the entire "big picture" needs of the company. An example of this type of competitor would be Alltel, or EDS.

     Method IQ has taken a unique approach to the business. Method IQ sells business solution to the most senior management within an organization. This is never couched in the terms of a product sale, nor is it ever positioned as a consulting engagement surrounding the contact center. Method IQ's objective is to become a trusted advisor, creating a unique level of customer intimacy with a given customer because they have solved a critical issues for the customer.

     General Business Support Services. The human resource outsourcing industry is highly fragmented. We will seek to compete through our PRG subsidiary's ability to provide a full service human resource solution to its clients through its outsourced information technology solutions. We believe our primary competitors to be single point solution providers who offer segments of the entire service offering that we will provide to our clients in an all-inclusive offering. These third parties include certain information technology outsourcers and broad-based outsourcing and consultancy firms that are now providing or may seek to provide human resource business process outsourcing services, companies that provide a discrete group of transactional services, such as payroll or benefits administration and aspire to provide additional services and other consulting companies that perform individual projects, such as development of human resource strategy and human resource information systems.

     Historically, most of these vendors have focused upon discrete processes, but many of them are now promoting integrated process management offerings that may be viewed as competitive with our offerings. Such companies, all much larger than us, such as Administaff, Inc., Gevity HR, Inc., Automatic Data Processing, inc. and Paychex, Inc. provide a combination of payroll processing and full-service human resource solutions. We expect competition to increase, and competitors to develop broad service capabilities that match ours and exceed ours.

KEY PERSONNEL

     Our future financial success depends to a large degree upon the personal efforts of our key personnel. In our formative period as a newly amalgamated enterprise, our current officers and directors have played the major roles in developing our business strategy. The loss of the services of any of these persons could have an adverse effect on our business and our chances for profitable operations.

     While we intend to employ additional management personnel in order to minimize the critical dependency upon any one person, there can be no assurance that we will be successful in attracting and retaining the persons needed. If we do not succeed in retaining and motivating our current employees and attracting new high quality employees, our business could be adversely affected.

OUR FINANCIAL RESULTS MAY BE AFFECTED BY FACTORS OUTSIDE OF OUR CONTROL

     Our future operating results may vary significantly from quarter to quarter due to a variety of factors, many of which are outside our control. Our anticipated expense levels are based, in part, on our estimates of future revenues and may vary from our projections. We may be unable to adjust spending rapidly enough to compensate for any unexpected revenues shortfall. Accordingly, any significant shortfall in revenues in relation to our planned expenditures would materially adversely affect our business, operating results, and financial condition.

     We cannot predict with certainty our revenues and operating results. Further, we believe that period-to-period comparisons of our operating results are not necessarily a meaningful indication of future performance.

SALES AND MARKETS

     All of our operating companies sell and market our services and capabilities through a collaborative effort of their individual sales force, senior management and in some instances through brokers or related such groups.

GOVERNMENT REGULATIONS

     Substantially all of our business activities are subject to federal, state, and local laws and regulations. These regulations are administered by various federal, state and local health and safely and environmental agencies and authorities, including the Occupational Safety and Health Administration. The expenditures relating to such regulations are made in the normal course of business and are neither material nor place us at any disadvantage.

     Although CCI is not directly subject to any FFC or similar government regulations, the wireless construction and related services are subject to various FCC regulations in the United States. These regulations require that these wireless networks meet certain radio frequency emissions standards, and not cause interference to other services. These wireless networks are also subject to government regulations and requirements of local standards.

EMPLOYEES

     As of January 31, 2006, we employed approximately 600 full-time employees, between the holding company and our various subsidiaries. None of these employees are covered under a collective bargaining agreement. As we grow, we will need to attract an unknown number of additional qualified employees. Although we have experienced no work stoppages and believe our relationships with our employees are good, we could be unsuccessful in attracting and retaining the persons needed. None of our employees are currently represented by a labor union. We do not expect that we will have any difficulty in locating additional employees to support our growth.

DESCRIPTION OF PROPERTY

     Charys subleases 3,318 square feet of office space at 1117 Perimeter Center West, Suite N-415, Atlanta, Georgia, 30338. The sublease provides for monthly rental payments of $4,701 and will increase three percent per annum over the term of the lease. The sublease is scheduled to expire on March 31, 2009.

     PRG lease 3,400 square feet of office space at 880 S. Pleasantburg Drive, Suite C, Greenville, South Carolina 29607. The monthly rental payment is $1,300. There is no current lease agreement for this property.

     CCI leases a property located at 19240 Red Land Road, San Antonio, Texas 78259. The property includes 12,180 square feet of office space and 14,241 square feet of warehouse. The lease term is for a 10 year term, commencing on May 1, 2005, and terminates on April 30, 2015. The lease provides for monthly rental payments of $18,333, plus a $1,000 monthly management fee. The lease also required a security deposit in the amount of $109,998. CCI Telecom will retain an option to purchase the property at the end of the 10-year period. See "Description of Business - Acquisitions and Related Transactions."

     CCI also leases the following satellite office space:

  - 4,000 square feet of office space at 2450 N IH 35E, Carrollton, Texas 75006. The lease provides for monthly rental payments of $3,750 per month and will increase to $3,900 per month on January 1, 2006. The lease is scheduled to expire on December 31, 2006.

  - 5,000 square feet of office space at 10925 Kinghurst, Suite 516, Houston, Texas 77099. The lease provides for monthly rental payments of $2,750 per month and will increase to $2,800 per month on July 1, 2005. The lease is scheduled to expire on June 30, 2006.

  - 5,094 square feet of office space at 480 Pleasant Street, Suite A102, Lee, Massachusetts 01262. The lease provides for fixed monthly rental payments of $2,820 per month over the term of the lease. The lease is scheduled to expire on August 3, 2007.

     Viasys leases 19,500 square feet of office space at 26 Lake Drive, Lakeland, Florida 33815. The lease provides for monthly rental payments of $18,225 over the term of the lease. The lease is scheduled to expire on August 1 2007.

     Viasys also leases certain office and other facilities at eighteen locations. The minimum payments for the operating leases remaining non-cancelable lease term in excess of one year foe 2006, 2007 and 2008 are $433,300, $254,966 and $45,500 respectively.

     Method IQ leases 10,847 square feet of office space at 1750 Founders Parkway, Suite 180, Alpharetta, Georgia 30004. The lease provides for current monthly rental payments of $9,039 and will increase to $10,745 over the term of the lease. The lease is scheduled to expire on April 10, 2012.

     We believe that all of our facilities are adequate for our current operations. We expect that we could locate other suitable facilities at comparable rates, should we need more space.

LEGAL PROCEEDINGS

     Marvel Enterprises Inc. and Marvel Characters Inc. v. Spiderboy International, Inc., in the United States District Court for the Middle District of Florida, Fort Myers Division. On April 29, 2004 Marvel Enterprises Inc. and Marvel Characters Inc. filed suit against us. An Amended Complaint was filed on September 28, 2004 which alleges Infringement of a Registered Trademark, False Designation of Origin, Federal Trademark Dilution, Injury to Business Reputation and Dilution under Florida Statutes, Section 495.151; Unfair Competition and Practices under the Florida Deceptive and Unfair Trade Practices Act and Common Law Unfair Competition. Facts alleged by the plaintiffs common to all of the plaintiffs' claims are that the plaintiffs are the owners of various trademarks and other property rights to the "Spider Man" character and that Charys and Mark
N. Pardo, a former director and officer and controlling stockholder, infringed the plaintiffs' rights by registration of the domain name "spiderboy.com" and other activities. The plaintiffs seek as relief that the defendants be barred from use of the "Spiderboy" mark, an accounting of all profits on account thereof, damages by reason of the defendants' wrongful acts, damages in the amount of three times the defendants' profits or any damages sustained by the plaintiffs, plus attorney fees.

     Mark N. Pardo started the www.spiderboy.com Web search engine site in 1997 and applied for a trademark on the site in October 2000. The trademark still is listed as pending with the U.S. Patent and Trademark Office. Marvel Characters is not listed as owning a trademark on "Spiderboy."

     We filed an answer to the Amended Complaint denying all material allegations. No trial date has been set and the ultimate resolution cannot be determined at this time. However, as a result of the change of control and the change of domicile, we no longer use the name "Spiderboy." As of the date of this prospectus, no trial date has been set.

     CCI Telecom, Inc.; Charys Holding Company, Inc. v. Michael K. Matthews; Steven G. Kotfila; Kathleen Maloney, Case No. CV05-01868, currently in Second Judicial District of the State of Nevada for the County of Washoe, but to be transferred to the Eighth Judicial District for the County of Clark. On April 18, 2005, as a result of the March 4, 2005 merger with CCI, three former shareholders of CCI notified CCI of their intentions to pursue their rights as provide for in Sections 92A.300 to 92A.500 of the Nevada Revised Statutes demanding cash payment for their shares. The aggregate demand for cash payment by the three former shareholders is less than $250,000. We believe the former shareholders claims are without merit and we intend to defend against this claim. To that end we have instituted an action on August 15, 2005 in Reno, Nevada, seeking to limit their claim to the fair market value of the CCI common stock held by them immediately before the merger. As of the date of this prospectus, no trial date has been set.

     Benjamin F. Holcomb v. Charys Holding Company, Inc., Civil Action File No. 2005CV105803, pending in the Superior Court of Fulton County, State of Georgia. In June 2004, we entered into an employment contract with our former president, Benjamin F. Holcomb. In July 2005, we terminated the employment contract. On September 1, 2005, Mr. Holcomb filed suit seeking damages in excess of $100,000 arising out of what Mr. Holcomb claims to be a breach of his employment contract arising from the alleged failure of Charys to pay him compensation to which he claims he was entitled. We believe Mr. Holcomb's claims are without merit, and we intend to defend this claim vigorously. As of the date of this prospectus, no trial date has been set.

     Edward Acosta v. Charys Holding Company, Inc., Civil Action File No. 2005CV108667, pending in the Superior Court of Fulton County, State of Georgia. In July 2004, we entered into an employment contract with our former vice president of business development, Edward K. Acosta. In July 2005, we terminated the employment contract. On November 10, 2005, Mr. Acosta filed suit against Charys, Billy V. Ray, Jr., our chairman and chief executive officer, the law firm of Glast, Phillips & Murray, and Norman Reynolds, an attorney at Glast, Phillips (Mr. Reynolds and Glast, Phillips represent Charys in various matters) seeking damages in excess of $480,000 arising out of what Mr. Acosta claims to be a breach of his employment contract arising from the alleged failure of Charys to pay compensation to which he claims he was entitled and statements in our documents filed with the Securities and Exchange Commission which Mr. Acosta claims to have been false on which he allegedly relied in agreeing to become employed by Charys. We believe Mr. Acosta's claims are without merit, and we intend to defend this claim vigorously. As of the date of this prospectus, no trial date has been set.

     In November 2005, Mr. Holcomb and Mr. Acosta sent identical letters to our chief executive officer, Mr. Ray, with copies to each member of our board of directors. These letters purport to be stockholder demand letters requiring us to take remedial action with regard to five allegedly improper transactions in 2004 and 2005 as follows: (i) certain real property was sold by Charys to an entity allegedly controlled by insiders resulting in an improper gain to the insiders, who include certain of our directors and our chief executive officer;
(ii) issuance of our shares worth $430,000 on Form S-8 to a consultant; (iii) acceptance of $140,000 as a loan from a consultant; (iv) improper issuance of shares to consultants; and (v) improper accruing for $446,000 in payroll tax penalties owing from a subsidiary of Charys. The board has met to review the allegations of Messrs. Holcomb and Acosta, and rejected all of their demands as being without merit.

     In November 2005, Charys closed upon a contract with certain parties ("Sellers") to acquire the outstanding stock of Viasys Network Services Inc. ("VNSI") and Viasys Services Inc. ("VSI") as discussed elsewhere in this prospectus (the "Acquisition Agreement"). At the time of closing this transaction, numerous lawsuits were pending against VSI and VNSI. The Acquisition Agreement requires the Sellers to indemnify Charys for all losses that exceed an aggregate of $1,000,000 which may be incurred in connection with one particular lawsuit that was pending at the time of the closing of the Acquisition Agreement, Lumbermen's Mutual Casualty Company ("Plaintiff") v. Able Telecommunications & Power, Inc. ("ATP"), Transportation Safety Contractors, Inc. ("TSC") and Georgia Electric Company ("GEC") filed in September 2003 in the United States District Court, Northern District of Georgia, Atlanta Division. ATP, GEC and TSC are predecessors of VSI and VSNI and are hereinafter referred to as the Defendants. In the lawsuit, the Plaintiff seeks to recover approximately $4.5 million under a General Indemnity Agreement ("GIA") executed on March 6, 2000 between the Plaintiff and Able Telecom Holding Corporation ("Able"), the former parent of the Defendants. The Plaintiff issued bonds on behalf of a subsidiary of Able, from the period of approximately April 2000 through August 2001. The Plaintiff allegedly incurred various losses due to the subsidiaries' failure and inability to pay its subcontractors and suppliers on various jobs across the country and made various payments to bond claimants.

     We are not engaged in any other litigation, and we are unaware of any other claims or complaints that could result in future litigation. We will seek to minimize disputes with our customers but recognize the inevitability of legal action in today's business environment as an unfortunate price of conducting business.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

     Charys Holding Company, Inc. operates as a holding company, with operating subsidiaries currently in the following business segments:

  -  Telecommunication Infrastructure Service;

  -  Call Center System and Software Integration; and

  -  General Business Support Services.

     Our business is more fully described in "Description of Business" in this prospectus.

     Plan of Operations. Our proposed plan of operations for the next 12 months is to further develop our business plan in order to achieve continued profitability, and improve the availability of working capital. We have identified the following steps in order to accomplish the plan:

  - First, we must increasing revenues at all operating subsidiaries, while at the same time maintaining or improving gross margins in the process.

  - Second, we must control and in some cases reduce general and administrative expenses while growing our business.

  - Third, we must find additional sources of working capital, through both debt and equity transactions, to fund our day to day operations as well as acquisitions.

  - Fourth, we must acquire companies that fit our Business Strategy and Acquisition Model, which is more fully described in this prospectus.

     Need for Additional Employees. If our operations continue to grow as expected:

  -  We need to continue to develop our management team;

  - At certain points in our development we will need to hire additional employees at various levels of responsibility; and

  - Acquire companies with capable management in place and willing to become part of the Charys team.

     Otherwise, we do not expect any significant change in the number of our employees.

     Profitability. Profitability is directly dependent upon our ability to manage the companies we acquire, and acquire companies consistent with our Business Strategy and Acquisition Model, which is described in "Description of Business - Acquisition Model" in this prospectus.

RESULTS OF OPERATIONS

COMPARISON OF CONSOLIDATED RESULTS OF OPERATIONS FOR THE YEARS ENDED APRIL 30, 2005 WITH APRIL 30, 2004.

                                         2005                  2004             $ Change    % Change
     REVENUES                        $7,482,699   100.0%   $4,704,328   100.0%  $2,778,378    59.1%
     Gross profit                     1,876,102    25.1     1,477,630    31.4      398,472    27.0
     Operating Expenses               3,960,101    52.9     3,932,602    83.6       27,499     0.7
     Other Income                     1,285,401    17.2        35,054     0.7    1,250,347  3566.9
     Net earnings (loss)               (798,598)    1.4    (2,419,918)    N/M    1,621,320     N/M
     Net earnings (loss) per share         ( 15)                (0.53)                0.55     N/M

     Revenues. Consolidated revenues increased by $2,778,378 or 59.1 percent to $7,482,699 in fiscal 2005, due mainly to the acquisition of CCI in March, 2005. The following table presents our revenues by segment of the years ended April 30, 2005 and 2004.

                                              2005                2004             $ Change    % Change
Telecommunication Infrastructure Service  $2,693,273   36.0   $        0   -   %  $2,693,273        N/M%

General Business Support Services          4,289,426   57.3    4,704,328  100.0     (414,902)      (8.8)

Other                                        500,000    6.7            0      -      500,000        N/M

Total                                     $7,482,699  100.0%  $4,704,328  100.0%  $2,778,371       59.1%

     Telecommunication Infrastructure Services revenues for the two month period ended April 30, 2005 for CCI. CCI was acquired on March 4, 2005.

     General Business Support Services decreased by $414,902 or 8.8 percent, to $4,289,426. Overall gross client billings for fiscal 2005 declined 12.4 percent when compared to fiscal 2004. This decline was due mainly to a net loss in clients during the period. Two clients accounted for 56.0 percent of the decline. However, existing client billings increased 12.3 percent during fiscal 2005 due mainly to the increase in the number of client employees and to a lesser extent to better pricing by PRG.

     Other revenues include fees paid to Charys in June, 2004 of $300,000 related to the sale of the property and in August, 2004 a $200,000 consulting fee. For additional details see the "Description of Business - Other Transactions" section in this prospectus.

     Gross Profit. Consolidated gross profit increased by $398,472 or 27.01 percent to $1,876,102 in fiscal 2005 due to the acquisition of CCI on March 4, 2005 and the fee income received by Charys, which was offset by a decline in gross profit in the General Business Support Services. The General Business Support Services in fiscal 2005 experienced a net loss in clients during the period directly impacting gross profits.

     Operating Expenses. Consolidated operating expenses increased by $27,499 or 0.7 percent to $3,960,101 in fiscal 2005. The following table presents our operating expenses for the years ended April 30, 2005 and 2004.

                                      2005                2004              $ Change    % Change
  General and Administrative      $3,113,627   78.6%  $2,101,933   53.4%  $ 1,011,694       48.1%

  Non-cash expenses for services     698,057   17.6    1,766,665   44.9    (1,068,608)     (60.5)

  Depreciation and amortization      148,417    3.7       64,004    1.7        84,413      131.9

  Total                           $3,960,103  100.0%  $3,932,602  100.0%  $    27,499        0.7%

     General and administrative expenses increased by $1,011,694 or 48.1 percent to $3,113,627 in fiscal 2005. The increase in expenses is a result of the following:

  - Increased expenses at the holding company level as a result of the increase in corporate activities during 2005 as compared to the general inactivity of the company in 2004.

  - Increased expenses as a result of the CCI acquisition on March 4, 2005, and covers the two month period through April 30, 2005.

  - A net decrease in expenses in General Business Support Services as a result certain cost reduction initiatives and reduced direct expenses impacted by lower revenues.

     Non-cash expenses for services decreased by $1,068,608 or 60.5 percent to $698,057 in fiscal 2005. We have from time to time issued stock to non-employees as compensation for services, and also have issued stock to certain consultants as is provided for in the Consulting Agreements, more fully in the "Description of Business - Change of Control" section in this prospectus.

     Depreciation and amortization increased by $84,413 or 131.9 percent to $148,417 in fiscal 2005. The increased expenses as a result of the CCI acquisition on March 4, 2005, and covers the two month period through April 30, 2005.

     Other Income. Consolidated other income increased by $1,250,347 or 3,566.96,percent to $1,285,401 in fiscal 2005. The following table presents our other income for the years ended April 30, 2005 and 2004:

                                          2005                  2004              $ Change    % Change
  Gain on debt retirement              $1,450,985    78.6%  $      0      -   %  $1,450,985        N/M%
  Gain  (Loss) on sale of real estate     (34,753)   17.6          0         -      (34,753)       N/M
  Interest expense                       (166,259)   17.6    (18,102)     44.9     (148,157)    (818.5)
  Other income, net                        35,428     3.7     53,156       1.7      (17,728)      33.4
  Total                                $1,285,401   100.0%  $ 35,054     100.0%  $1,250,347     3566.9%

     Gain on debt retirement in the amount of $1,450,985 in fiscal 2005 was a result of a transaction on April 26, 2005 whereby we entered into an agreement with Frost Bank relating to the restructuring of the credit facilities and the cancellation of a term note in the amount of $1,709,201 provided by Frost Bank to CCI. Pursuant to the agreement to restructure CCI's obligation to Frost Bank, we issued to Frost Bank 400,000 shares of our Series B preferred stock. All common stock warrants previously issued by CCI to Frost Bank were terminated. Also, Frost Bank extended the final maturity of the existing credit line for a period of six months from February 1, 2005. The transaction is described more fully in the "Description of Business - Acquisitions and Related Transactions" (Restructuring of Debt with The Frost National Bank) in this prospectus.

     Loss on sale of real estate in the amount of $34,753 in fiscal 2005 was a result of transactions on April 29, 2005 whereby CCI acquired a property for the sole purpose of selling the property on that date. The transactions are described in the "Management's Discussion and Analysis or Plan of Operation - Acquisitions and Related Transactions" (Purchase of Real Estate and Sale and Leaseback of Real Estate) in this prospectus.

     Interest expense increased by $148,157 or 818.5 percent to $166,259 in fiscal 2005. The increased expenses as a result of the CCI acquisition on March 4, 2005, and covers the two month period through April 30, 2005.

     Net Earrings (loss). As a result of the factors described above, net loss for fiscal 2005 was $798,598 as compared to a net loss of $2,419,918 in fiscal 2004. Net Loss per common share on 5.3 million basic shares was $0.15 and on 5.9 million diluted shares was $0.15, as compared to in fiscal 2004 net loss per common share on 4.2 million basic and diluted shares was $0.53. See "Management's Discussion and Analysis or Plan of Operation - Other Information" in this prospectus for a reconciliation of EBITDA to Net Income.

SIX MONTHS ENDED OCTOBER 31, 2005 (FISCAL 2006) COMPARED TO THE SIX MONTHS ENDED OCTOBER 31, 2004 (FISCAL 2005).

     COMPARISON OF CONSOLIDATED RESULTS OF OPERATION.

                                2006                 2005           $ Change   % Change
                         -------------------  -------------------  ----------  --------
Revenues                 $11,277,444  100.0%  $2,950,011   100.0%  $8,327,433    282.3%

Gross profit               2,489,625   22.1    1,204,890    40.8    1,284,735    106.6

Operating expenses         3,055,168   27.1    1,068,208    36.2    1,986,960    186.0

Other income               1,504,619   13.3       (5,373)   (0.2)   1,509,992      N/M

Net earnings                 939,076    8.3      131,909     4.5      807,167    611.9

Net earnings per share:

Basic                           0.11                0.03                 0.08    266.7

Diluted                         0.08                0.02                 0.06    300.0

     REVENUES. Consolidated revenues increased by $8,327,433 or 282.3% to $11,277,444 during the six months ended October 31, 2005 as compared to the same period in the prior year due mainly to the acquisition of CCI. The following table presents our revenues by segment of the six months ended October 31, 2005 and 2004.

                           2006                2005          $ Change    % Change
                   -------------------  ------------------  -----------  --------
Telecommunication
Infrastructure
Service            $ 4,965,372   82.0%  $        0      -%  $4,965,372       N/M%

General Business
Support Services     1,089,824   18.0    2,450,011   83.1     (274,079)    (20.1)

Other                        0      -      500,000   16.9     (500,000)      N/M

Total              $11,277,444  100.0%  $2,950,011  100.0%  $8,327,433     282.3%

     Telecommunication Infrastructure Services revenues for the six month period ended October 31, 2005 are from CCI. CCI was acquired on March 4, 2005.

     General Business Support Services decreased by $274,079 or 20.1%, to $1,089,824. Over all gross client billings for the six months ended October 31, 2005 declined when compared to the same period in the prior year. This decline is due mainly to a net loss in clients during the period.

     Other revenues include fees paid to Charys for the six months ended October 31, 2004 of $500,000 related to the sale of the property as provided for in the Real Estate Agreement dated March 8, 2004. There are no such fees paid to Charys during the six months ended October 31, 2005.

     GROSS PROFIT. Consolidated gross profit increased by $1,284,735 or 106.61% to $2,489,625 during the six months ended October 31, 2005. The increase is due directly to the acquisition of CCI which reported gross profits of $1,932,462 and was partly offset by Charys not receiving any fee income of $500,000 as it did in the same period in the prior year.

     OPERATING EXPENSES. Consolidated operating expenses increased by $1,982,187 or 184.7% to $3,055,168 for the six month period ended October 31, 2005 as compared to the same period in the prior year. The following table presents our operating expenses for the six months ended October 31, 2005 and 2004.

                         2006                2005         $ Change    % Change
                  ------------------  ------------------  ----------  --------
General and
Administrative    $2,797,486  91.5%   $1,047,405  98.1%   $1,750,081    167.1%

Depreciation and
amortization         257,682    8.5       20,803    1.9      236,879   1027.4

Total             $3,055,168  100.0%  $1,068,208  100.0%  $1,986,960    184.7%

     General and administrative expenses increased by $1,750,081 or 167.1% to $2,797,486 for the three month period ended October 31, 2005 as compared to the same period in the prior year. The increase in expenses is a result of the following:

  - Increased expenses of $280,432 or 73.4% at the holding company as a result of the increase in corporate activities during the six month period ended October 31, 2005 as compared to the same period in the prior year.

  - Expenses of $1,487,794 for CCI for the six month period ended October 31, 2005 as compared to no expenses in the same period in the prior year. CCI was acquired on March 4, 2005.

     Depreciation and amortization increased by $236,879 or 1027.4% to $257,682 for the three month period ended October 31, 2005. The increased expenses are a direct result of the CCI acquisition on March 4, 2005.

     OTHER INCOME. Consolidated other income increased by $1,499,824 from an expense of $2,903 the same period in the prior year to $1,496,921 for the three month period ended October 31, 2005. The following table presents our other income for the three months ended October 31, 2005 and 2004.

                           2006                2005         $ Change    % Change
                   --------------------  ---------------  ------------  --------
Gain on debt
retirement         $   229,044   106.6%  $     0      -%  $   229,044       N/M%

Interest expense      (220,051)   (7.0)   (5,373)  (0.2)     (214,678)   3995.5

Other income, net   1 ,495,626     0.4         0      -     1,495,626       N/M

Total              $ 1,504,619   100.0%  $(5,373)     -%  $ 1,504,619       N/M%


     Gain on debt retirement in the amount of $1,495,626 during the six month period ended October 31, 2005 was a result of a transaction that closed on July 29, 2005 with Frost Bank relating to the retirement of the credit facility in the amount of $1.55 million that was due August 1, 2005. The terms of the Agreement are more fully described in our 2005 Annual Report on Form 10-KSB. On July 29, 2005, Frost Bank released all debt security interests and liens relating to the credit line in consideration for the completion of the Agreement and having received from Charys a one-time cash payment of $2.5 million, a $300,000 promissory note from Charys in favor of Frost Bank, and 500,000 shares of Charys Series C preferred stock. The note bears interest at 12 percent, with accrued interest and principal due on August 28, 2006.

     Upon completion of the transaction with Frost Bank, we recorded the cancellation of the remaining $2.05 million balance of the Frost Bank credit obligation. We also recorded debt and costs associated with the debt retirement, including the $300,000 promissory note, a fair value of $110,000 for the preferred stock issued and $43,645 in expenses associated with the retirement transaction, resulting in a net gain on the term loan retirement of $1.6 million for the three months ended July 31, 2005, as shown in the accompanying consolidated statement of operations.

     In addition to the debt retirement consideration, Charys executed a $100,000 promissory note in favor of Frost Bank for unpaid interest and legal fees. The note bears interest at 12 percent, with accrued interest and principal due on January 27, 2006.

     Interest expense increased by $214,678 or 3995.5% to $220,051 for the three month period ended October 31, 2005 as compared to the same period in the prior year. The increased expenses are as a result of the CCI acquisition on March 4, 2005.

     NET INCOME. As a result of the factors described above, net income for the six month period ended October 31, 2005 was $939,076 as compared to $131,909 for the six month period ended October 31, 2004.

     Net earnings per common share on 8.6 million basic shares were $0.11 and on
11.6 million diluted shares was $0.08 for the six month period ended October 31, 2005. Net earnings per common share on 4.9 million basic shares were $0.03 and on 5.3 million diluted shares was $0.02 for the six month period ended October 31, 2004.

LIQUIDITY AND CAPITAL RESOURCES

     The independent auditors' report on our April 30, 2005 financial statements states that our recurring losses raise substantial doubt about our ability to continue as a going concern. Our revenues are currently insufficient to cover our operating costs and expenses. To the extent our revenue shortfall exceeds our expectations more rapidly than anticipated, we will be required to raise additional capital from outside investors and/or bank or mezzanine lenders. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. There is no assurance that we will be successful in raising the funds required. In the meantime, we may issue shares of our common stock from time to time in the future to acquire certain services, satisfy indebtedness and/or make acquisitions. Equity financing could result in additional dilution to our existing stockholders.

     We anticipate that our current financing strategy of private debt and equity offerings will meet our anticipated objectives and business operations for the next 12 months. We continue to evaluate opportunities for corporate development. Subject to our ability to obtain adequate financing at the applicable time, we may enter into definitive agreements on one or more of those opportunities.

     At October 31, 2005, our liquid working capital (cash, accounts receivable, costs in excess of billings, less current liabilities) was a deficiency of $3,733,816 as compared to a deficiency of $4,717,622 at April 30, 2004. The reduction working capital deficiency of $1,243,918 is a result of the retirement of the Frost Bank line of credit which is more fully described in "Management's Discussion and Analysis or Plan of Operation -Results of Operations - Other Income" section of this prospectus.

     During the six month period ended October 31, 2005, we decreased our total debt outstanding to $3,582,784 from $5,421,209 at April 30, 2004. The decrease in debt is a result of the following:

- A net reduction in outstanding debt of $1,721,553 resulting from the CCI debt restructuring, whereby Frost Bank's line of credit was replaced by a credit facility provided by CAPCO. The CCI Debt Restructuring is more fully described in Note 5 to the Financial Statements.

- A net decrease of $200,546 resulting from the sale of ICS and the buyer's assumption of ICS's existing debt. The ICS transaction is more fully described in Note 9 to the Financial Statements.

-    A net increase of short term borrowings totaling $83,674 during the period.

     NET CASH USED BY OPERATING ACTIVITIES. Net cash used by operating activities was $1,093,427 for the six month period ended October 31, 2005 as compared to $14,293 generated for the same period in the prior year.

     Net earnings of $939,076 for the six months ended October 31, 2005 adjusted for the impact of the debt retirement of $1,596,355, gain on sale of ICS, and a net $469,411 change in working capital was offset by depreciation and amortization expense of $257,683 and a loss on the disposal of equipment of $4,624.

     NET CASH PROVIDED BY INVESTING ACTIVITIES. Net cash provided by investing activities was $237,278 during the six months ended October 31, 2005 as compared to net cash used of $4,930 during the same period in the prior year.

     During the six months ended October 31, 2005 investing activities included the sale of restrictive common stock of $557,320, and employee exercised common stock options for $20,000, offset by the purchase of equipment of $116,153 and an increase in non-current assets of $223,889.

     NET CASH PROVIDED BY FINANCING ACTIVITIES. Net cash provided by financing activities was $35,159 during the three months ended October 31, 2005 as compared to net cash provided of $11,053 during the same period during the prior year. The net cash provided was impacted by the net increase of $152,144 in borrowings less financing expenses of $116,985.

     At April 30, 2005, our liquid working capital (cash, accounts receivable, costs in excess of billings, less current liabilities) was a deficiency of $4,717,622 as compared to a deficiency of $2,246,712 at April 30, 2004. The increased working capital deficiency of $2,470,910 is a result of the following:

- The acquisition of PRG and CCI, both of which have working capital deficiency at the date of acquisition.

-    Continued operating losses at PRG and ICS during fiscal 2005.

- Partly off setting the decline in working capital are gains from debt restructuring, gain on sale of real estate, and fee earned at the holding company level.

     During fiscal 2005, we increased our total debt outstanding to $5,421,215 from $406,601 at April 30, 2004. The increase in debt is a result of the following:

-    Advances from certain individuals including officers of $390,546.

-    Debt assumed in the PRG acquisition of $180,811.

- Note issued as consideration for the purchase of PRG plus accrued interest of $260,938.

- Debt assumed resulting from the CCI acquisition of $4,588,920, including $4,550,000 due Frost Bank. See "Description of Business - Recent Developments" (Retirement of Line of Credit with The Frost National Bank) in this prospectus, which more fully describes the July 29, 2005 transaction with Frost Bank.

     Net Cash Used by Operating Actives. Net cash used by operating actives was $162,081 in fiscal 2005 as compared to $164,025 in fiscal 2004.

     Significant items impacting net cash used in operating were the issuance of stock for services of $698,058 and the net change in working capital asset of $1,191,688 resulting from the acquisition of CCI. The uses of cash were partly off set by income from debt retirement of $1,450,985 related to the Frost Bank debt restructuring and the gain on sale of real estate of $869,795.

     Net Cash Provided by Investing Activities. Net cash provided by investing actives was $837,383 in fiscal 2005 as compared to net cash used of $41,378 in fiscal 2004. Significant items impacting net cash provided by investing were the proceeds from the sale of real estate of $1,057,636, which was partly off set by the increase in non current assets of $212,923.

     Net Cash Provided by Financing Activities. Net cash provided by financing actives was $410,762 in fiscal 2005 as compared to net cash used of $41,277 in fiscal 2004.

     The significant item impacting net cash provided by financing was net proceeds from short term borrowing of $440,129 principally in the form of advances from individuals.

CHANGE FROM DEVELOPMENT STAGE COMPANY STATUS

     Prior to the first quarter of fiscal year 2005, Charys and its predecessor were non-operational and engaged principally in reorganizing its corporate structure, developing its business model, seeking strategic acquisitions, developing a non-operational subsidiary, and effecting various agreements as described in its 2004 Annual Report on Form 10-KSB with the intent to generate future operating revenues. Accordingly, financial statements for all periods prior to May 1, 2004 had been presented as a development stage company, as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." In the first quarter of fiscal year 2005, we commenced operations and exited the development stage by acquiring PRG, an operational subsidiary with significant business activity.

REVENUE RECOGNITION

     CCI Telecom, Inc. and Viasys Services Inc. We generally charge for our services on a time and materials or fixed price basis. The majority of our revenues are from fixed-price contracts. We recognize revenues on fixed-price contracts using the percentage-of-completion method. With the percentage-of-completion method, expenses on each project are recognized as incurred, and revenues are recognized based on the ratio of the current costs incurred for the project to the then estimated total costs of the project. Accordingly, revenues recognized in a given period depend on, among other things, the costs incurred on each individual project and our then current estimate of the total costs at completion for individual projects. Considerable judgment on the part of our management may be required in determining estimates to complete a project including the scope of the work to be completed. If in any period we significantly increase the estimate of the total costs to complete a project, we may recognize very little or no additional revenues with respect to that project. If total contract cost estimates increase, gross profit for any single project may be significantly reduced or eliminated. If the total contract cost estimates indicate that there is a loss, the loss is recognized in the period the determination is made. At April 30, 2005, we had $2,990,989 of unbilled cost and profits in excess of billings.

     Personnel Resources of Georgia, Inc. The gross billings that we charge our clients under our professional services agreement include each client employee's gross wages, employment taxes, a professional service fee and, to the extent elected by the clients, health and welfare benefit plan costs. Our professional service fee, which is primarily computed on a per employee basis, is intended to yield a profit to us and to cover the cost of human resource outsourcing services provided by us to the client, certain employment-related taxes and workers' compensation insurance coverage. The component of the professional service fee related to human resource outsourcing services varies according to the size and location of the client. The component of the service fee related to workers' compensation and unemployment insurance is based, in part, on the client's historical claims experience. All of our charges are invoiced along with each periodic payroll delivered to the client. We account for our revenues using the accrual method of accounting. Under the accrual method of accounting, we recognize our revenues in the period in which the client employee performs work. We accrue revenues and unbilled receivables for service fees relating to work performed by client employees but unpaid at the end of each period. In addition, the related costs of services are accrued as a liability for the same period. Subsequent to the end of each period, such costs are paid and the related service fees are billed.

     PRG reports revenues from service fees in accordance with Emerging Issues Task Force ("EITF") No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent. PRG reports as revenues, on a gross basis, the total amount billed to clients for professional service fees, health and retirement plan fees, workers' compensation and unemployment insurance fees. PRG reports revenues on a gross basis for these fees because PRG is the primary obligor and deemed to be the principal in these transactions under EITF No. 99-19. PRG reports revenues on a net basis for the amount billed to clients for employee salaries, wages and payroll-related taxes less amounts paid to client employees and taxing authorities for these salaries, wages and taxes.

INTANGIBLE ASSET VALUATION

     Goodwill represents the excess of acquisition cost over the assigned fair value of the assets acquired, less liabilities assumed. SFAS No. 142, "Goodwill and Other Intangible Assets," addresses financial accounting and reporting for acquired goodwill and other intangible assets. For purposes of goodwill impairment measurement, Charys is required to compare the fair value of the reporting unit with its carrying amount (net equity), including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired. Recorded goodwill as of April 30, 2005 is entirely attributed to the acquisition of CCI in March 2005. Charys has determined that no impairment to goodwill is indicated as of April 30, 2005, and thus did not record an impairment charge for the year ended April 30, 2005. However, Charys is exposed to the possibility that changes in market conditions could result in significant impairment charges in the future.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The preparation of our consolidated financial statements requires our management to make estimates and assumptions that affect the reported amount of assets, liabilities, contingent assets and liabilities and the reported amounts of revenues and expenses during the reported period. Specifically, our management must make estimates of the probability of collection of accounts receivable. Management specifically analyzes accounts receivable balances, customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the valuation allowance for doubtful accounts.

ACCOUNTING FOR INCOME TAXES

     As part of the process of preparing our consolidated financial statements an estimate for income taxes is required for each of the jurisdictions in which we operate. This process requires estimating the actual current tax expense together with assessing temporary differences resulting from differing treatment of items, such as deferred revenues, for tax accounting purposes. These differences result in deferred tax assets and liabilities, which are included in the consolidated balance sheet. We must then assess the likelihood that the deferred tax assets will be recovered from future taxable income and to the extent we believe that recovery is not likely, we must establish a valuation allowance. The valuation allowance is based on our estimates of taxable income by jurisdiction in which we operate and the period over which the deferred tax assets will be recoverable. In the event the actual results differ from these estimates, we may need to increase or decrease the valuation allowance, which could have a material impact on the financial position and results of operations.

     Considerable management judgment may be required in determining our provision for income taxes, the deferred tax assets and liabilities and any valuation allowance recorded against the net deferred tax assets.

ACCOUNTING FOR ACQUISITIONS

     Charys acquired all outstanding shares of PRG from Billy V. Ray, Jr., our controlling stockholder and chief executive officers. Due to the common control and absence of non-controlling minority interests in PRG, the transaction was characterized as a transfer of assets, or potentially an exchange of shares, in accordance with SFAS No. 141 "Business Combinations," and not as a purchase. Under SFAS No. 141, a transfer of net assets or exchange of shares between entities under common control is accounted for by the receiving entity Charys recognizing the assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity PRG, and not at fair value in the case where the purchase method of accounting applies. As required by SFAS No.141, the accompanying financial statements are presented as if the transfer had occurred at the beginning of all periods.

STOCK-BASED COMPENSATION

     Charys has adopted Statement of Financial Accounting Standard No. 123 ("SFAS No. 123"), Accounting for Stock Based Compensation, and SFAS No. 148, as amended, and elected to use the intrinsic value method in accounting for its stock option plan. Accordingly, no compensation cost has been recognized in the consolidated financial statements for this plan.

RECENT DEVELOPMENTS

     Developments since April 30, 2005 are as follows:

     Chief Operating Officer Departs. Effective July 22, 2005 Benjamin F. Holcomb employed as the president and chief operating officer of Charys was terminated. As of the date of this prospectus, Charys has not yet appointed a new president and/or chief operating officer.

     Established line of Credit with CAPCO Financial Company. On July 28, 2005 Charys through it subsidiary CCI entered into an asset base financing agreement to provide up to $5 million of working capital. The finance agreement provides for CAPCO to advance funds based on eligible accounts receivables at a rate of 85 percent. For purposes of this agreement eligible receivables are all invoices that are 90 days or less from invoice date. The initial term of this agreement is 12 months and has an interest rate of prime plus six percent. CAPCO also received a seven year warrant to purchase up to 862,069 shares of our common stock at $0.29 per share.

     The initial availably for this facility was $2.6 million, used principally to pay off Frost Bank (as described below) and general working capital purposes.

     Retirement of Line of Credit with The Frost National Bank. On July 29, 2005, pursuant to the April 28, 2005 agreement with The Frost Bank we did the following:

  -  We delivered to Frost Bank a cash payment of $2,500,000.

  - We executed a promissory note in favor of Frost Bank in the amount of $300,000 paying interest at 12 percent per annum, maturing 13 months after being issued.

  - We also executed a promissory note in favor of Frost Bank in the amount of $100,000 paying interest at 12 percent per annum, maturing 6 months after being issued.

  - We issued to Frost Bank 500,000 shares of our Series C preferred stock. Each share of the Series C preferred stock is convertible into one share of our common stock. The holders of shares of the Series C preferred stock do not have voting rights on any matters submitted to the vote of our stockholders. The shares of the Series C preferred stock issued to Frost Bank bear a legend restricting their disposition, as required by the Securities Act. However, we have agreed to file a registration statement under the Securities Act to cover our common stock issuable upon the conversion of the Series C preferred stock.

     Sale of Subsidiary. Effective August 1, 2005, we sold all outstanding common shares of our wholly-owned development stage subsidiary ICS to an officer of ICS. Charys issued the buyer 40,000 shares of Charys' common stock with a fair value of $9,200 in exchange for the buyer assuming net liabilities of ICS of $238,244, resulting in Charys realizing a gain on the sale of $229,044 as reflected in the accompanying consolidated statements of operations for the three months and six months ended October 31, 2005.

     Acquisition of Viasys. On November 17, 2005, Charys closed a Stock Purchase Agreement (the "Agreement") having an effective date of November 1, 2005 with New Viasys Holdings, LLC, (the "Seller") which is the owner of Viasys Network Services, Inc. and Viasys Services, Inc., (collectively "Viasys ").

     Subject to the terms and conditions of the Agreement, the Seller sold, and Charys purchased from the Seller, all of the issued and outstanding shares of the capital stock of Charys (collectively, the Shares").

     The Base Purchase Price for the Shares was the sum of the unaudited book value of the net assets of Charys as of August 31, 2005 which was $1,866,284 plus $4,000,000. The Unaudited Net Assets excludes certain of the net assets associated with Viasys contract with the Commonwealth of Virginia, and the debt owed to Viasys in the amount of $6,399,755.

     The Base Purchase Price was paid at Closing as follows: Cash in the amount of $2,366,284which represents the value of the Unaudited Net Assets, plus $500,000; a subordinated secured promissory note in the original principal amount of $3,500,000 (the "Note"). The Note bears interest at the rate of eight percent per annum and is payable in installments as follows: the principal amount of $1,000,000, plus accrued interest, shall be due six months after the Closing Date; the principal amount of $500,000, plus accrued interest, shall be due nine months after the Closing Date; the principal amount of $500,000, plus accrued interest, shall be due twelve months after the Closing Date; and the principal amount of $1,500,000, plus accrued interest, shall be due fifteen months after the Closing Date. The Note is secured by the collateral described in the Security Agreement.

     Shares of common stock of Charys having a Market Price as defined in the Agreement of $500,000 on the Closing Date (the "Charys Shares") were placed in escrow pursuant to the Escrow Agreement which among other matters customary to escrow agreements provides for the release of the Charys Shares upon payment of the final installment of principal and interest on the Note. In the event that the Charys Shares are released to the Seller, Charys agrees to promptly register the Charys Shares under the Securities Act of 1933, as amended, for resale by the Seller.

     As soon as practicable but in no event later than 90 days after the Closing Date (the "Post Closing Determination Date"), the Seller shall deliver to Charys audited balance sheets of Charys as of the close of business on October 31, 2005, which shall be certified to by Deloitte & Touche LLP, or any other accounting firm selected by the Seller and reasonably acceptable to Charys, in accordance with GAAP (the "Post Closing Audit"). The Post Closing Audit shall be final and binding on the parties the Agreement and the net assets reflected on the Post Closing Audit (total assets reported on the balance sheet less total liabilities reported on the balance sheet) shall be the Audited Net Assets.

     The "Settlement Amount" for the First Adjustment to Base Purchase Price shall be equal to the difference between the value of the Unaudited Net Assets and the Audited Net Assets, excluding (i) certain of the net assets associated with the VA Job and (ii) the debt owed to the Seller by Viasys in the amount of $6,572,103.

     In the event the Audited Net Assets are greater than the Unaudited Net Assets, the cash portion of the Base Purchase Price shall be increased accordingly (the "Increased Cash Portion of the Base Purchase Price") and Charys shall pay to the Seller the Increased Cash Portion of the Base Purchase Price in cash within 10 business days of the Post Closing Determination Date. In the event the Audited Net Assets are less than the Unaudited Net Assets, the Base Purchase Price shall be reduced accordingly (the "Reduced Cash Portion of the Base Purchase Price") and the Seller shall pay to Charys the amount of the Reduced Cash Portion of the Base Purchase Price in cash within 10 business days of the Post Closing Determination Date or the Seller shall have the right to set off the Reduced Cash Portion of the Base Purchase Price against amounts due on the Note in reverse order of maturity.

     The Seller shall have the right to receive an additional payment (the "Earn Out") based on the formula set forth in the Agreement.

     Charys is party to a contract with the Commonwealth of Virginia Department of Transportation for the VA Job. At Closing, the Seller and Charys shall enter into an agreement (the "Management Agreement") which will provide that the first $6,572,103 of Proceeds from the VA Job, as defined in the Management Agreement to be paid to the Seller in satisfaction of its note payable to the Seller from Charys reflected in the Financial Statements, and which will further provide the Seller as additional purchase price all future payments from the VA Job, with the balance of the Proceeds from the VA Job to be applied as set forth in the Management Agreement.

     Financing with Highgate House Funds Closes. On November 17, 2005, Charys Holding Company, Inc. closed a Securities Purchase Agreement (the "Agreement"), dated as of November 16, 2005, by and among Charys and Highgate House Funds, Ltd. (the "Buyer"). Pursuant to the Agreement, Charys issued to the Buyer a $4,000,000 secured convertible debenture, which shall be convertible, unless redeemed by Charys before the expiration of 120 days from the Closing Date into shares of Charys common stock, par value $0.001 and warrants to purchase an aggregate of 1,000,000 shares of common stock. The total purchase price for the First Convertible Debenture and the First Warrants was $4,000,000.

     Acquisition of Method IQ, Inc. On October 3, 2005, Charys Holding Company, Inc. and Method IQ, Inc. announced they had signed a binding letter of intent for Charys to acquire Method IQ, Inc. in a stock and cash transaction. Subsequent to October 3, 2005, the parties have executed various documents in connection with the subject acquisition. The transaction closed on December 22, 2005.

     Pursuant to the agreement, the Sellers sold to Charys all of the issued and outstanding shares of capital stock of Method IQ (the "Shares"). Charys agrees to pay to the Sellers aggregate consideration of $10,500,000 (the "Purchase Price") by delivery of $5,250,000 by a secured promissory note (the "Secured Note") at the Closing, which note will be secured by the Shares and will be payable immediately upon an equity or debt investment in Charys of not less than $5,250,000, or on demand after February 1, 2005, and $5,250,000 in value of shares of the common stock of Charys to the Sellers for the balance ("Stock Consideration"). The aggregate consideration is subject to adjustment pursuant to the Agreement. The Sellers agree, for purposes of the Agreement, that principal and interest on the Secured Note, and any collateral in connection therewith, will be allocated pro rata based on their equity ownership in Method IQ immediately prior to Closing.

     The Stock Consideration shall be issued to the Sellers as follows:

  - At the time that the Secured Note is due and payable, Charys shall issue to the Sellers an aggregate of 525,000 shares of its common stock (the "Initial Stock Tranche"), reflecting forty percent of the total Stock Consideration to be paid to the Sellers based upon a share price of $4.00 per share.

  - 180 days after the Effective Date, Charys shall issue to the Sellers additional shares of its common stock (the "Second Stock Tranche") equal to thirty percent of the total aggregate Stock Consideration to be paid to the Sellers based upon a share price valued at the Market Price per share for the common stock as of the close of trading on the last Trading Day before such issuance. Notwithstanding, the foregoing, in the event that the Market Price used for determining the number of shares of common stock to be issued in connection with the Second Stock Tranche is less than $4.00 per share, Charys shall have the option, but not the obligation, to pay the Sellers an aggregate of $1,575,000 in cash by wire transfer of immediately available funds in lieu of the issuance of such shares or pay the Sellers a combination of cash and shares.

  - 365 days after the Effective Date, Charys shall issue to the Sellers additional shares of its common stock (the "Third Stock Tranche") equal to thirty percent of the total aggregate Stock Consideration to be paid to the Sellers based upon a share price valued at the Market Price per share for the common stock as of the close of trading on the last Trading Day before such issuance. Notwithstanding, the foregoing, in the event that the Market Price used for determining the number of shares of common stock to be issued in connection with the Third Stock Tranche is less than $4.00 per share, Charys shall have the option, but not the obligation, to pay the Sellers an aggregate of $1,575,000 in cash by wire transfer of immediately available funds in lieu of the issuance of such shares or pay the Sellers a combination of cash and shares.

  - The number of shares of common stock issued in the Initial Stock Tranche will be adjusted at the time of the issuance of the Third Stock Tranche, as follows:

     If Charys common stock does not reach an average Market Price of at least $4.50 per share for at least three consecutive Trading Days prior to or including the date which is six months from the Effective Date, then, at Charys option, either:

  - Charys shall issue the Sellers additional shares of common stock, the number of which shall be determined pursuant to the following formula:

  - Charys shall pay the Sellers an amount equal to AS multiplied by AVG, in cash by wire transfer of immediately available funds; and in either case, such issuance or payment shall occur on the date on which the Third Stock Tranche is issued (or that cash is paid in lieu of such Third Stock Tranche pursuant to Section 1.2.2(c) of the Agreement).

     Purchase Price Adjustment Mechanism. The aggregate consideration to be paid by Charys to the Sellers is subject to a one-time adjustment based upon Method IQ's financial performance during the year following the Closing Date, as described below.

     As soon as practicable, but in no event more than 60 days after the Determination Date, Charys shall cause Method IQ to prepare and deliver to the Sellers, special purpose financial statements prepared in accordance with Closing GAAP, applied on a consistent basis in accordance with Method IQs historical accounting policies, showing results of operation of Method IQ and any Subsidiaries as of the close of business for the one year period (the "Determination Period") commencing on the Closing Date and ending on the Determination Date (the "Determination Date Financial Statements"), which Determination Date Financial Statements shall be prepared at the expense of Charys, by an accounting firm mutually agreeable to Charys and Sellers. (the "Auditor"). In addition, Charys shall bear the expense of having an opening date balance sheet as of the Effective Date, prepared by the Auditor in accordance with Closing GAAP, applied on a consistent basis in accordance with Method IQ's historical accounting policies. The parties acknowledge that the Determination Date Financial Statements are for the sole purpose of determining adjustments to the Purchase Price and may not reflect the actual financials of Method IQ used in preparing Charys consolidated financial statements.

     The Sellers shall have thirty days from the date the Determination Date Financial Statements are delivered by Charys and Method IQ to review the Determination Date Financial Statements and propose any adjustments for the purpose of determining adjustments to the Purchase Price. If after discussion of any such proposed adjustments, either party disputes such adjustments, then Charys and the Sellers shall engage a nationally recognized accounting firm (the "Alternate Auditor") to review the disputed items. The Alternate Auditor's determination of the disputed items with respect to the determination of the Purchase Price shall be final and binding upon the Parties, without adjustment. All invoices submitted by the Alternate Auditor shall be paid by Charys and the Sellers equally.

     The "Adjusted Purchase Price" for the Shares shall be the greater of 7.5 times Method IQ's consolidated EBIDTA for the Determination Period, as calculated from the Determination Date Financial Statements or $5,250,000.

     In the event that the Adjusted Purchase Price is equal to or greater than $5,250,000 and less than $10,500,000 as described above, then no later than five days following the date on which the Determination Date Financial Statements is finalized, the Sellers shall transfer to Charys, on a pro-rata basis, the number of shares of common stock issued as Stock Consideration to the Sellers equal in Base Value to the amount determined by taking the difference between the $10,500,000 and the Adjusted Purchase Price, and dividing such number by the Average Issue Price Per Share (the "Shortage Amount"), regardless of the actual value of such common stock. If the Base Value of all of the shares of common stock owned by Sellers is less than the Shortage Amount, then Sellers shall transfer all of the shares of common stock owned by them, to Charys, and such transfer shall be deemed payment in full of the Shortage Amount, regardless of the actual amount.

     In the event that the Adjusted Purchase Price is greater than $10,500,000 as described above, then no later than five days following the date on which the Determination Date Financial Statements is finalized, if the Purchase Price is greater than the Estimated Purchase Price, then Charys shall pay to the Sellers, the difference between the Adjusted Purchase Price and $10,500,000 (the "Purchase Price Balance"), as follows:

  - Fifty percent of the Purchase Price Balance, shall be paid in cash by wire transfer of immediately available funds; and

  - Fifty percent of the Purchase Price Balance, shall, at the option of Charys, be paid in (i) cash by wire transfer of immediately available funds or (ii) shares of common stock of Charys (using the Market Price for such common stock as of the Determination Date to calculate the number of shares to be issued).

     The Sellers agreed that they shall deliver any shares of common stock of Charys required to pay the Shortage Amount, if any, free and clear of all liens.

     Rock Creek Earn Out. In addition to the Purchase Price, Rock Creek shall, for a period of 18 months following the Closing Date (the "Earn Out Term"), be entitled to earn an aggregate of 800,000 equity interests directly or indirectly in Charys consisting of:

  -  A maximum of 500,000 shares of additional common stock of Charys; plus

  - Options or other convertible securities representing the right to acquire up to an additional 250,000 shares of common stock of Charys (the "Plan Stock") pursuant to an Executive Stock Purchase Plan (the "Stock Plan") currently being developed by Charys (and, if no Stock Plan exists, then Rock Creek shall be entitled to earn an additional 250,000 shares of common stock of Charys); plus

  - 50,000 shares of the Series A preferred stock of Charys owned by Billy V. Ray, Jr. (the "Ray Stock") (the common stock, Plan Stock and Ray Stock are collectively referred to in the Agreement as the "Earn Out Equity").

     During the Earn Out Term, Method IQ shall provide Charys with a list of Target Subsidiaries and Target Revenues for potential acquisition by Charys. Upon closing of the acquisition of each Target Subsidiary, Rock Creek shall be vested in a percentage of Earn Out Equity determined by taking the Target Revenue of each Target Subsidiary and dividing it by $20,000,000 (the "Vested Percentage").

     Earn Out Equity will be issued to Rock Creek in any combination chosen by Rock Creek, in its sole discretion. After the closing of the acquisition of a Target Subsidiary, Rock Creek shall notify Charys and Escrow Agent in writing of the allocation of the Earn Out Equity it wishes to receive (based on the Vested Percentage), which Earn Out Equity shall be issued within ten days after such notification is received (and payment made therefore, if applicable). For example, if following an acquisition of a Target Subsidiary, Rock Creek has vested in fifty percent of the Earn Out Equity, it may choose to (a) be issued all of the Ray Stock; (b) be issued 150,000 shares of common stock; and (c) purchase 200,000 shares of Plan Stock from, or any other combination (whether Ray Stock or issued or purchased common stock) totaling 400,000 shares of the Earn Out Equity.

     For purposes of the Agreement, a Target Subsidiary shall be deemed closed within the Earn Out Term, if, at the end of the Earn Out Term, Seller has a signed term sheet with Target Subsidiary and the closing of such acquisition takes place within the three months following the last day of Earn Out Term.

     If less than 100 percent of the Earn Out Equity is earned and issued pursuant to the Agreement, then, on the later to occur of 30 days from the end of the Earn Out Term; or from the date of the closing of the last acquisition of a Target Subsidiary, Method IQ will provide Charys with twelve-month EBIDTA projections for Method IQ and all Target Subsidiaries for the period commencing with the day following the last day of the Earn Out Term (the "EBIDTA Projections"). If, at the end of the twelve months set forth in the EBIDTA Projections, the combined EBIDTA of Method IQ and all Target Subsidiaries meets or exceeds 150 percent of such EBIDTA Projections, the remaining common stock of Charys and the Ray Stock shall be issued to Rock Creek and Rock Creek, if it desires, may purchase the remaining Plan Stock. If the combined EBIDTA of Method IQ and all Target Subsidiaries is less than 150 percent of such EBIDTA Projections, no additional Earn Out Equity shall be issued to the Rock Creek hereunder.

     Until Rock Creek's right to earn Earn Out Equity hereunder has terminated:

  - At the Closing, Ray shall deliver stock powers, executed in blank, to McKenna Long & Aldridge LLP ("MLA") representing the Ray Stock, to be held by MLA until such time as the Escrow Agreement (as defined in the Agreement), is delivered to SunTrust Bank, as escrow agent (the "Escrow Agent"). In addition, at the time the Ray Stock is released from the Ray Stock Liens (as defined in Section 5.1 of the Agreement) Ray will deliver the certificates representing such shares to MLA, who will deliver such stock certificates, along with the stock powers (collectively the "Escrow Items"), to the Escrow Agent. Such Escrow Items will be held and distributed by the Escrow Agent pursuant to the terms of that certain Escrow Agreement entered into by Ray, Rock Creek, Charys and SunTrust, the form of which is attached to the Agreement (the "Escrow Agreement"). The Escrow Agreement will be dated in blank at Closing and held, dated and delivered to Escrow Agent by MLA, to countersign at the time the Escrow Items are delivered. Charys will be responsible for all fees and expenses payable to Escrow Agent in connection with the Escrow Agreement.

  - Other than the Ray Stock Liens, Ray shall not otherwise sell, transfer, assign or otherwise encumber the Ray Stock; and

  - Should any change be made to the Ray Stock by reason of any stock split, dividend, recapitalization, combination, exchange or other change affecting the outstanding Series A preferred stock of Charys as a class, appropriate adjustments shall be made to the maximum number of shares of Ray Stock assignable under the Agreement in order to prevent the dilution of benefits hereunder, and Charys shall transfer any additional shares issuable to Ray in connection therewith to the Escrow Agent at the time of delivery of the other Escrow Items, to be held pursuant to the terms of the Escrow Agreement.

     With regard to voting rights for the Ray Stock:

  - For so long as the Ray Stock is being held in escrow by the Escrow Agent, Ray will retain all voting rights for the Ray Stock.

  - In addition, simultaneously upon the execution of the Agreement, Rock Creek and Ray will enter into a Voting Agreement, the form of which is attached to the Agreement, pursuant to which Rock Creek shall grant Ray the right to vote any shares of Ray Stock transferred to Rock Creek pursuant to the Agreement, as more specifically set forth therein.

     Option to Repurchase. If the average Market Price for the common stock is less than $4.00 per share for the 15 consecutive Trading Days ending on the Determination Date, then the Sellers shall have the option, but not the obligation, to repurchase all, but not less than all, of the Shares from Charys. The Sellers shall have 30 days from the Determination Date to notify Charys of its intent to exercise its purchase option. In the event that the Sellers exercise their option to acquire the Shares, then the Sellers shall be obligated to purchase the Shares at an aggregate purchase price determined pursuant to the formula which is attached to the Agreement.

     Notwithstanding the foregoing, the Sellers shall not have an option to repurchase the Shares pursuant to the Agreement in the event that any of the following has occurred:

  - Projected, pro forma, combined, consolidated revenue run rate for Charys for the 12 month period ending on the Determination Date exceeds $150,000,000;

  - The Market Price for the common stock is equal to or greater than $6.00 per share (on an adjusted basis taking into consideration any capital reorganization, reclassification, or otherwise) for three consecutive trading days occurring between the Closing Date and the Determination Date;

  - Consolidated net income before taking into account federal and any state or local income taxes for Charys for the 12 month period ending on the Determination Date exceeds $3,000,000;

  - As of the Determination Date the common stock is listed for trading on the National Association of Securities Dealers' Automated Quotation Small Cap Market;

  - Method IQ's EBIDTA is less than $800,000 for the 12 month period ending on the Determination Date; or

  - Method IQ's revenue is less than $12,000,000 for the twelve month period ending on the Determination Date.

     Charys Stock Issued to the Sellers. No fractional shares of common stock of Charys shall be issued to the Sellers under the Agreement, and the number of shares of common stock to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises pursuant to the Agreement or elsewhere therein, Charys shall eliminate such fractional share interest by paying the Seller the amount computed by multiplying the fractional interest by the price of a full share (with such price being the same price used to determine the shares then being issued).

     The Sellers shall be granted registration rights, with respect to all shares of common stock of Charys issued to the Sellers under the Agreement, as more specifically set forth in that certain Registration Rights Agreement (the "Registration Rights Agreement") in the form attached to the Agreement.

     Shares of common stock of Charys and the Ray Stock, when issued and delivered to the Sellers in accordance with the terms of the Agreement, will be duly authorized, validly issued, fully-paid and non-assessable.

     The stock certificates evidencing the Shares of common stock of Charys and the Ray Stock issued to Sellers under the Agreement will bear a restrictive legend.

     Additional Consideration. As additional consideration for the transaction, Charys shall transfer no less than $500,000 in cash to Method IQ at Closing, by wire transfer of immediately available funds.

COMMITMENTS AND CONTRACTUAL OBLIGATIONS

     The following table summarizes our contractual obligations as of April 30, 2005:

                                       PAYMENT DUE BY PERIOD
          OBLIGATIONS           TOTAL     1 YEAR   2-3 YEARS   4-5 YEARS    5+ YEARS

          CAPITAL LEASES     $   15,409  $ 15,409  $        -  $        -  $        -

          OPERATING LEASE     3,657,349   883,185   1,081,206     532,978   1,159,980

          LONG TERM DEBT        274,758         -     274,758           -           -

          TOTAL OBLIGATIONS  $3,947,516  $898,594  $1,355,964  $  532,978  $1,159,980

     Other Contingent Payments. Charys has entered into certain earn-out agreements as part of the consideration in each of the acquisitions to date. The earn-out payout is typically based on our future EBITDA and/or revenues. See "Description of Business - Acquisitions and Related Transactions" section in this prospectus, which more fully describes the earn-out payout for each acquisition to date.

     As of April 30, 2005 the maximum earn-out payable is $19.1 million payable over the next two years should each of the companies achieve the maximum results as provided for in the earn-out agreements.

     As of April 30, 2005, we estimate our total liability under each of the earn-out agreements to be $2,679,180. This estimate is based on the current and estimated performance of each of the companies.

     Make Whole Provision. Charys has entered into certain make whole agreements as part of the consideration in each of the acquisitions to date. The make whole adjustment typically is effective when the Charys common stock, issued as part of a transaction, trades at a price less than $4.00 at a point in time typically two years from the effective date. At such time additional shares and/or cash, at Charys sole discretion, will be delivered to the holder of the shares. Typically, the make whole adjustment will not apply if the average market price per share for the Charys common stock for the 20 trading days ending on the date which is 24 months from the effective date is equal to or greater than $4.00 per share, or the average market price per share for the Charys common stock for any 20 consecutive trading days during the period commencing after the effective date or greater than $4.25 per share. Under either circumstance, the shares of the Charys common stock issued at the effective date would not be adjusted. Otherwise, the Make Whole Calculation will apply. See "Description of Business - Acquisitions and Related Transactions" in this prospectus, which more fully describes the make whole adjustment for each acquisition to date.

     Capital Expenditures Commitments. As of the date of this prospectus, Charys does not have any material capital expenditures commitments.

OFF-BALANCE SHEET ARRANGEMENTS

     We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     On April 28, 2005, we dismissed our independent auditor, Malone & Bailey, P.C., Certified Public Accountants ("Malone & Bailey"). The decision to dismiss Malone & Bailey was recommended by our board of directors. We had engaged Malone & Bailey on April 13, 2004 as our independent accountants to report on our balance sheet as of as of April 30, 2004, and the related combined statements of income, stockholders' equity and cash flows for the years then ended.

     Malone & Bailey's reports on our financial statements for the year ended April 30, 2004 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Malone & Bailey's reports on our Form 10-KSB for the year ended April 30, 2004 raised substantial doubt about our ability to continue as a going concern.

     There were no disagreements with Malone & Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Malone & Bailey's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with Malone & Bailey's report.

     On April 28, 2005, we engaged Miller, Ray, Houser & Stewart, LLP ("MRH&S") as our independent accountants to report on our balance sheet as of April 30, 2005, and the related combined statements of income, stockholders' equity and cash flows for the year then ended. The decision to appoint MRH&S was approved by our board of directors.

     During our two most recent fiscal years and any subsequent interim period prior to the engagement of MRH&S, neither we nor anyone on our behalf consulted with MRH&S regarding either the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a "disagreement" or a "reportable event."

     We provided the former accountants with a copy of our Current Report on Form 8-K before its filing with the SEC. We requested the former accountants to furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us in our Current Report and, if not, stating the respects in which they did not agree. We filed the former accountants' letter as an exhibit to our Current Report on Form 8-K, filed with the SEC on May 6, 2005.

OTHER INFORMATION

     Our consolidated earnings before interest, taxes, depreciation and amortization ("EDITDA") for the fiscal years ended April 30, 2005 and April 30, 2004 are presented in the table below and reconciled to our net earnings (loss). EBITDA is presented, because it is a widely accepted financial performance indicator. It is also the bases on which certain of our compensation plans are based. EBITDA is not a term that has a specific meaning in accordance with GAAP and may be calculated differently by others. EBITDA should not be considered in isolation, as a substitute for earnings from operations or cash flow data calculated in accordance with GAAP, or as a measure of a company's profitability or liquidity.

                                   2005         2004       $ Change   % Change
Net earnings (loss)             $(798,598)  $(2,419,918)  $1,621,320       N/M%

Income tax                              0             0            -         -

Interest expense                  166,259        18,102      148,157     818.5

Depreciation and
Amortization                      148,417        64,004       84,413      33.4

EBITDA                          $(483,922)  $(2,337,812)  $1,853,890       N/M%

     EBITDA increased by $1,853,890 in fiscal 2005 as compared to fiscal 2004, primarily due to the transactions related to the gain on the retirement of debt, and the reduction of non-cash expenses for services; partially offset the loss on the sale of real estate and increased expenses at the holding company level.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth information concerning the directors and executive officers of Charys as of the date of this prospectus:

NAME                 AGE                     POSITION                      CLASS  DIRECTOR SINCE
                     ---  -----------------------------------------------  -----  --------------
Billy V. Ray, Jr.     47  Chairman, Chief Executive Officer, and Director    C         2004
Raymond J. Smith      53    Vice President, Chief Financial Officer and     N/A        N/A
                                             Secretary
Morgan DeLucia        52         Vice President Investor Relations          N/A        N/A
Richard Mangiarelli   61                     Director                        C         2004
John Jordan           66                     Director                        C         2004
H. Alec McLarty       60                     Director                        B         2004
Neil L. Underwood     36                     Director                        B         2004
David S. Gergacz      56                     Director                        B         2004
Michael Oyster        48                     Director                        A         2004
Catherine B. McKee    58                     Director                        B         2004
Gisle Larsen          48                     Director                        A         2004
Dennis C. Hayes       55                     Director                        A         2004

     The members of our board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors. The number of the directors may be fixed from time to time by resolution duly passed by our board. Our board is now classified, or staggered with the directors serving one to three year terms. Messrs. Ray, Mangiarelli and Jordan are Class C directors and each serves a three year term, expiring in 2007. Messrs. McLarty, Underwood and Gergacz and Ms. McKee are Class B directors and each serve a two year term, expiring in 2006. Messrs. Larsen, Oyster and Hayes are Class A directors and each serve a one year term, expiring in 2006.

     Each director will hold office for the term for which elected and until his successor is elected and qualified or until his earlier death, resignation or removal. Vacancies and newly created directorships resulting from any increase in the number of authorized directors may generally be filled by a majority of the directors then remaining in office. The directors elect officers annually. There are no family relationships among the directors and officers of Charys.

     We may employ additional management personnel, as our board of directors deems necessary. Charys has not identified or reached an agreement or understanding with any other individuals to serve in management positions, but does not anticipate any problem in employing qualified staff.

     A description of the business experience during the past several years for each of the directors and executive officers of Charys is set forth below.

     Billy V. Ray, Jr. served as our president from December 2003 until June 25, 2004 when he was elected chairman of the board. From September 2003 until the present, Mr. Ray served as chief executive officer of Flagship Holdings, Inc. a single purpose corporation organized to function as an Insurance Holding Company. From January 2004 until June, 2005, Mr. Ray served as vice president of Realm National Insurance Company and was on the board of directors of Realm. From October 2001 until November 2003, he served as chief financial officer of Patton Management Group, Inc. From December 2000 until October 2001, Mr. Ray was executive vice president of mergers and acquisitions for Bracknell Corporation, Inc., a publicly traded company. From January 1997 to December 2000, he was chairman, chief executive officer, chief financial officer, and consultant of Able Telcom Holding Corporation, Inc., a publicly traded company. From 1995 to 1997, he was the president and founder of Ten-Ray Utility Construction, Inc., a utility construction company, which operated primarily in Colorado, Oklahoma and Washington, DC, as a contractor and consultant on cost-plus projects for Alcatel North America and Lockheed Information Systems. Mr. Ray also served from 1990 to 1992 as a member of the board of directors and as a member of the Audit Committee and the Insurance and Profit Sharing Plan Committee of Dycom Industries, Inc., a New York Stock Exchange publicly traded company. Mr. Ray has a B.A. in accounting from the University of North Carolina at Greensboro, and has been a certified public accountant since 1982.

     Raymond J. Smith was a financial consultant from 2000 until his election as our chief financial officer on June 25, 2004. From 1997 to 2000, Mr. Smith was chief financial officer for Professional Sports Car Racing, Inc. in Tampa, Florida. From 1993 until 1997, he was chief financial officer for WinterBrook Beverage Group, Inc. in Bellevue, Washington. From 1985 until 1993, he was vice president of finance for National Beverage Corp., a publicly traded company, in Ft. Lauderdale, Florida. From 1979 until 1985, he was the controller of Burnup & Sims, Inc., a publicly traded company, in Ft. Lauderdale, Florida. Mr. Smith has a B.S. in accounting from Philadelphia University and an MBA in finance from Temple University.

     Morgan DeLucia joined Charys in August of 2005. In 2001, Mr. DeLucia started Babylon Associates LLC, an Iraqi-American concern dedicated to the arts that now maintains exclusive worldwide contracts featuring high profile Middle Eastern artists in concert with Palace Galleries in New York City and Masterpiece Galleries in Amman, Jordan. During 1998-2001 Mr. DeLucia worked as ombudsman for General Media International, New York, New York. Between the years 1995 to 1998, Mr. DeLucia worked as Director of Investor Relations for Able Tele Com located in West Palm Beach, Florida and prior to joining Able, Mr. DeLucia maintained senior security licenses on the NYSE for seven years formerly as manager for AG Edwards in Southbury, Connecticut.

     Richard Mangiarelli served as our president from December 5, 2003 until June 25, 2004. He was appointed to the board of directors of ARS Networks, Inc., a publicly traded company, in February 2003. He has served as president, chief executive officer and director of Cybertel Capital Corp., a publicly traded company, since 1996 until present. From 1985 until 1993, Mr. Mangiarelli served as president and director of United States Alternate Energy Corporation, a publicly traded company, and from 1981 until 1985, as president and director of Dynasty Resources, a publicly traded company. Prior to entering business, Mr. Mangiarelli served in the United States Marine Corps. Mr. Mangiarelli served as a platoon commander, company commander, battalion commander, regimental commander, and retired from the Marine Corps with the rank of colonel. Mr. Mangiarelli received a bachelor's degree from the University of Connecticut and a Masters degree in business administration from Pepperdine University. While in the Marine Corps, Mr. Mangiarelli graduated from the Amphibious Warfare Course, Staff and Command College and the Naval War College.

     John Jordan founded the Jordan Companies in 1959, a group of privately held, diversified companies engaged in energy related engineering, manufacturing and marketing activities, defense and aerospace consulting and international negotiations and representation. He has served as chief executive officer and president of these companies for over 20 years. Mr. Jordan served as an officer in both the United States Air Force and the United States Marine Corps. He is a graduate of Stanford University, the Marine Corps Command and Staff College, the National Defense University-Industrial College of the Armed Force program, the Naval War College.

     H. Alec McLarty from 1996 until 2001 was chief executive officer of Clarion Resources Communications Corp. From 1999 until 2002, Mr. McLarty was a director of Abel Telecom Holding Inc., a publicly traded company. Mr. McLarty has served in various capacities from chief operating officer to chairman of the board of three major textile companies, manufacturing socks and pantyhose. He entered the telecom industry in 1987 and founded his first telecommunications company, U. S. Telnetics Inc., which was subsequently sold to Resurqens Communication Corp. Mr. McLarty has founded several other telecom companies and served as chief executive officer and chairman of each, the latter one in 1993 being a joint venture with Telenor (the telephone company in Norway) as the majority stockholder. This venture established offices in Atlanta, New York, Los Angeles and Miami for domestic operations while establishing international companies with offices in Oslo, Luxembourg, London, Rome, Karachi, Hong Kong, and Kuala Lumpur. During the last 10 years, Mr. McLarty served as a director of several public companies, with responsibilities ranging from chairman of the board to chairman of the audit committee to chairman of the compensation committee. Mr. McLarty is a graduate of the University of Georgia, with a B.A. in political science.

     Neil L. Underwood currently serves as a consultant for S1 Corporation ("S1"), a publicly traded company. Mr. Underwood has been with S1 since 1991. While working at S1, Mr. Underwood continues to develop Underwood Ventures, LLC, an 11 year-old real estate holding company focusing on commercial and residential real estate in the Atlanta market. Additionally, Mr. Underwood is a principle in Underwood Ventures, a real estate holding company, and a partner in HF Development, a land development company. Mr. Underwood is a certified cash manager. He is an honors graduate of Georgia Institute of Technology, with a B.S. in industrial engineering.

     David S. Gergacz has more than 30 years of experience in the communications, computer hardware, and software industries. Mr. Gergacz who is currently chairman of Signature Investments, has held a number of senior executive positions that include chairman and chief executive officer of Brite Voice Systems (now Intervoice - Brite) from 1996 through 2000, chief executive officer of Cincinnati Bell Telephone from 1995 through 1996, chief executive officer of Rogers Cantel, Canada's largest wireless communications company from 1993 through 1995, and vice chairman of Unitel, (now AT&T Canada) from 1993 through 1995, chief executive officer of Boston Technology (now Comverse) from 1991 through 1993, and president of Network Systems at Sprint from 1984 to 1991. He also held various management positions at Bell Labs, AT&T and Nynex. Mr. Gergacz has a B.S. from Purdue University, and is a member of Phi Beta Kappa.

     Michael Oyster has more than 25 years of experience in the communications, computer hardware and software industries. Since 2003, Mr. Oyster has been president and chief operating officer of Zoetics LLC. From 1999 through 2001, he held several positions including president at the Fusion companies. From 1998 through 1999, he was president of Network Plus, Inc. Mr. Oyster has a B.A. in liberal arts from Olivet College and an M.S. in management from Purdue University.

     Catherine B. McKee currently serves as senior vice president and director at General Dynamics C4 Systems. Ms. McKee has been with General Dynamics since 2001. From 1977 through 2001, she was employed by Motorola and held various positions as senior vice president of business services, and corporate vice president of quality and administration. Ms. McKee has a B.S. in chemistry from the College of St. Elizabeth, is a graduate of the Arizona State University College Management Institute and is a fellow of the Kaiser Institute of Innovation and Intuition.

     Gisle Larsen since 2004 has been the chief executive officer of iPhone, an international telecom operator in Scandinavia. Prior to his service with iPhone, from 2002 until 2004, Mr. Larsen was a director of business development at n-Tel Communications Ltd., Dubai, United Arab Emirates. Mr. Larsen has 15 years of executive management level experience within the IT and telecommunications industries including two years from 2000 until 2002 as chief executive officer for iOnosphere Asia & Middle East Ltd, a company developing a regional telecom solutions presence in Asia, Africa and the Middle East. Prior to that assignment, Mr. Larsen served for four years with Telenor International as director of international markets from 1996 until 1998, and director of business development from 1998 until 2000, during which time he was responsible for the establishment of wholesale telecom businesses in nine countries. Before 1996, he worked with IBM, a publicly traded company and with BEST Decision Support Ltd., which he co-founded. Mr. Larsen has an MBA from the Norwegian School of Management.

     Dennis C. Hayes founded and continues to provide leadership for an Internet industry trade association, which works closely with the United States Congress, the FCC and other parts of the government to protect the interests of the Internet industry through legislative initiatives and advocacy. Mr. Hayes is the former chairman, president and chief executive officer of Hayes Microcomputer Products, Inc., which he founded, grew and provided executive leadership from a start up to a global company reaching revenues in excess of $240 million annually, with more than 1,500 employees. Mr. Hayes was inducted into the Technology Hall of Fame in 2004 as a direct result of his contributions to the industry.

OTHER SIGNIFICANT EMPLOYEES

     We have several significant management employees of our wholly-owned subsidiaries. A description of the business experience during the past several years for each of the executive officers is set forth below.

CCI Telecom, Inc.

     Michael J. Novak founded CCI in 1980 and has been its chief executive officer and chairman since that time. Mr. Novak has a B.A. in business administration from St. Mary's University.

     Jimmy R. Taylor, executive vice president, has held various positions with Crown Castle International, Inc. and its subsidiaries including vice president/general manager, vice president business development and president of Spectrum Site Management from 1997 until his election as CCI executive vice president in August, 2003. Mr. Taylor has a B.S. in business administration from The University of Texas at Austin.

     F. Dale Ponder, chief operating officer, joined CCI in 1987 and has held various positions in sales, marketing and operations at CCI. In July, 2001 Mr. Ponder was elected chief operating officer.

     Roger J. Benavides, chief financial officer, was employed as vice president and general manager at Westcott Communication, Inc. from 1988 until his election as vice president and chief financial officer of CCI in April, 1995. From 1984 to 1985, Mr. Benavides was employed by American Century Corporation a public traded company, as the chief financial officer. From 1973 through 1984, Mr. Benavides was employed by Ernst & Whinney (now Ernst & Young) in various positions including senior audit manager. Mr. Benavides has B.S. in Accounting from The University of Texas at Austin, and is a certified public accountant.

Personnel Resources of Georgia, Inc.

     Lee C. Yarborough, president, has been employed by PRG or its predecessor since 1996 as president. Prior to her employment by PRG, Ms. Yarborough was employed by Modern Employers of South Carolina as a revenue representative from 1994 through 1996. Ms. Yarbrough has B.A. in history from Vanderbilt University, and is a licensed life and health insurance agent in South Carolina.

     Braxton M. Cutchin III, executive vice president, has been employed by PRG or its predecessor since 1996 as vice president of sales and marketing. Mr. Cutchin has a B.A. in business administration and economics from Wofford College.

Viasys Services, Inc.

     Gerry Hall, chief executive officer, joined Viasys in 2005. Previously, he was a construction management consultant from 1999 through 2005. From 1998 through 1999, he was president and chief executive officer of Able Telecom. From 1931 through 1997 he was president of Georgia Power. Mr. Hall is a licensed electrical contactor in seven states, and has a B.S. from George Tech. and an M.S. from George Washington University.

Method IQ, Inc.

     Jerry J. Harrison, Jr., chief executive officer, joined Method IQ in 2002, one year after it was founded. Prior to joining Method IQ, Mr. Harrison headed up the technology-centered operations for Service Resources, Inc., including the national operations center, subcontractor management, occupancy cost management, and energy services. The business grew from a startup in 1997 to a run rate of more than $80 million in 2001. In 1990, Mr. Harrison joined Transaction Technology Corporation ("TTC") and was named chief executive officer in 1992. During his tenure there, Mr. Harrison increased TTC's revenue from approximately $3 million in 1993 to $15 million in 1997 and helped secure the largest outsourcing of maintenance in the convenience store industry's history.

Prior to his business experience, Mr. Harrison was a practicing attorney in New Orleans, Louisiana. Mr. Harrison received his undergraduate degree from Clemson University in 1984 and his JD from University of South Carolina in 1987.

     Gregory A. Buchholz, president and chief operating officer, founded Method IQ in late 2001. From 1999 until forming Method IQ, Mr. Buchholz was vice president and chief operating officer for MaxBill, Inc., a customer care and billing software developer. Responsible for the company's day-to-day operations and its North American presence, he was actively involved with key telecommunications and utilities companies such as SBC, Qwest Communications, QPASS, Touchstone Energy and WirelessCar, a European-based telematics service provider. Before joining MaxBill in 1999, Mr. Buchholz co-founded Loyalistics.com, a leading provider of support applications for Customer Relationship Management ("CRM") systems. As chief executive officer, he secured its early stage funding and determined its initial market positioning and business development activities. Mr. Buchholz entrepreneurial endeavors extend back to 1993, when he co-founded Genesys Logistics and then assumed the role of chief operations officer when the company was purchased by Daymark Logistics. Previously, Mr. Buchholz held various positions at Nestle USA, overseeing corporate level logistics, materials management, and operational support activities.

COMMITTEES OF THE BOARD OF DIRECTORS

     Compensation Committee. Our board of directors has created a compensation committee which makes recommendations to the board of directors concerning salaries and compensation for our executive officers and employees. The members of the committee are Alec McLarty as chairman, Neil Underwood, and Gisle Larsen. We have adopted a charter for the compensation committee.

     Audit Committee. Our board of directors has created an audit committee which is directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by us (including resolution of disagreements between our management and the auditor regarding financial disclosure) for the purpose of preparing or issuing an audit report or related work. The audit committee also reviews and evaluates our internal control functions. The members of the committee are Richard Mangiarelli as chairman, David S. Gergacz, and Catherine B. McKee. We have adopted a charter for the audit committee.

     Nominating Committee. Our board of directors has created a nominating committee which exercises the power and authority to recommend the appropriate size and composition of our board, nominees for election to our board, and nominees for election to the committees. The members of the committee are Michael Oyster as chairman, John Jordan, and Dennis C. Hayes. We have adopted a charter for the nominating committee.

     Finance Committee. Our board of directors has created a finance committee which makes recommendations to the board of directors concerning financing matters related to acquisitions and the capital structure of Charys. The members of the committee are Neil Underwood as chairman, Michael Oyster, John Jordan, and Dennis C. Hayes. We have adopted a charter for the compensation committee.

     Executive Committee. Our board of directors has created an executive committee which exercises all the powers and authority of our board between regular or special meetings of the board in the management of our business and affairs, except to the extent limited by Delaware law. The members of the committee are Billy V. Ray, Jr. as chairman, Alec McLarty, Richard Mangiarelli and David S. Gergacz. We have adopted a charter for the executive committee.

CODE OF ETHICS

     We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of ethics is designed to deter wrongdoing and to promote:

- Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

- Full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

-    Compliance with applicable governmental laws, rules and regulations;

- The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

-    Accountability for adherence to the code.

     We have posted a copy of the code of ethics on our website at www.charys.com. We have filed with the SEC a copy of the code of ethics.

     We will provide to any person without charge, upon request, a copy of our code of ethics. Any such request should be directed to our corporate secretary at 1117 Perimeter Center West, Suite N-415, Atlanta, Georgia 30338, telephone
(678) 443-2300, fax (678) 443-2320, or by e-mail info@charys.com.

DIRECTORS COMPENSATION

     It is the policy of the board that compensation for independent directors should be equity-based. Employee directors are not paid for board service in addition to their regular compensation. Each non-employee director receives a fee for attending each meeting, $2,000 in person or $1,000 telephonic attendance, plus reasonable travel fees. In addition, non-employee directors may receive project fees of $250 per hour, and certain deal fees. Deal fees include an hourly fee to be approved by our board of directors for time spent on negotiations and/or due diligence, plus an introduction fee of two percent or a management fee (when the non-employee director plays a key role in the acquisition and negotiation process) of five percent of the purchase price to be paid in our stock, or if elected by the director stock, note and cash in the same proportion as paid to the seller. Also, non-employee directors will receive stock grants and options. For the director's initial term, the director will receive 20,000 shares of our common stock and an option to purchase 100,000 shares, and will receive the same for each successive year of service. Upon resignation or failing to be re-elected the director will receive an additional 50,000 shares of our common stock.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The compensation program for our executives consists of three key elements:

-    A base salary,

-    A performance bonus, and

-    Periodic grants and/or options of our common stock.

     Base Salary. Our chief executive officer and all other senior executive officers receive compensation base on such factors as competitive industry salaries, a subjective assessment of the contribution and experience of the officer, and the specific recommendation by the chief executive officer.

     Performance Bonus. A portion of each officer's total annual compensation is in the form of a bonus. All bonus payments to officers must be approved by the compensation committee based on the individual officer's performance and company performance.

     Stock Incentive. Stock options are granted to executive officers based on their positions and individual performance. Stock options provide incentive for the creation of stockholder value over the long term and aid significantly in the recruitment and retention of executive officers. The compensation committee considers the recommendations of the chief executive officer for stock option grants to executive officers (other than the chief executive officer) and approves, disapproves or modifies such recommendation.

     The following table sets forth information regarding annual and long-term compensation with respect to the fiscal years ended April 30, 2005, 2004 and 2003 for services in all capacities rendered to us by the named executive officers. There was no other person serving as an executive officer of Charys at April 30, 2005, whose total annual salary and bonus exceeded $100,000.

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning the compensation earned by the named executive officers (determined as of the end of the last fiscal year) for services rendered in all capacities to Charys Holding Company, Inc. and our subsidiaries:

                                  Annual Compensation             LONG TERM COMPENSATION

                                                                  AWARDS                          PAYOUTS

                                                                  RESTRICTED    SECURITIES
NAME AND PRINCIPAL        Fiscal                   OTHER ANNUAL   STOCK         UNDERLYING        LTIP      ALL OTHER
POSITION                  Year    SALARY   BONUS   COMPENSATION   AWARD(S)      OPTIONS/SARS (#)  PAYOUTS   COMPENSATION

Billy V. Ray, Jr.,          2005  $   -0-  $  -0-  $         -0-  $        -0-               -0-  $    -0-  $         -0-
Chairman, Chief             2004  $   -0-  $  -0-  $         -0-  $        -0-               -0-  $    -0-  $         -0-
Executive Officer,          2003      N/A     N/A            N/A           N/A               N/A       N/A            N/A
Secretary, and Director
(1)

Raymond J. Smith,           2005  $   -0-  $  -0-  $         -0-  $        -0-           450,000  $    -0-  $         -0-
Vice President and          2004  $   -0-  $  -0-  $         -0-  $        -0-           150,000  $    -0-  $         -0-
Chief Financial Officer     2003      N/A     N/A            N/A           N/A               N/A       N/A            N/A
(2)

(1) Mr. Ray's management contract commenced in 2004 and includes an automobile allowance of $500 per month.
(2) Mr. Smith's management contract commenced in 2004 and includes an automobile allowance of $500 per month.

     As of the date of this prospectus, none of our executive officers receive any perquisites which exceed in value the lesser of $50,000 or 10 percent of such officer's salary and bonus, although they may receive some perquisites in the future.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS GRANT TABLE

                                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                               INDIVIDUAL GRANTS

(A)                  (B)                    (C)                      (D)                       (E)

NAME                 NUMBER OF SECURITIES   % OF TOTAL               EXERCISE OR BASE PRICE    EXPIRATION DATE
                     UNDERLYING             OPTIONS/SARS GRANTED     ($/SH)
                     OPTIONS/SARS GRANTED   TO EMPLOYEES IN FISCAL
                     (#)                    YEAR

BILLY V. RAY, JR.,                       0                       0                          0                 -
RAYMOND J. SMITH                   600,000                    14.9%  $                   0.40           4/28/15

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS EXERCISE AND VALUATION TABLE

                                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                            AND FY-END OPTION/SAR VALUES

(A)                  (B)                  (C)                 (D)                         (E)

NAME                 SHARES ACQUIRED ON   VALUE REALIZED ($)  NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-
                     EXERCISE (#)                             UNDERLYING UNEXERCISED      THE-MONEY OPTIONS/SARS
                                                              OPTIONS/SARS AT FY-END      AT FY-END ($)
                                                              (#)

                                                              EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
BILLY V. RAY, JR.,                     0                   0                         0/0                         0/0
RAYMOND J. SMITH                       0                   0             600,000/600,000             600,000/600,000

EMPLOYMENT AGREEMENTS

     On June 15, 2004, Billy V. Ray, Jr., Ben Holcomb, and Raymond J. Smith executed employment agreements with us. On June 25, 2004 at a Special Meeting of Directors, the full board approved the employment agreements for Messrs. Ray, Holcomb, and Smith. Each agreement terminates on November 30, 2006, subject to an automatic renewal provision. In addition, in March, 2005 we executed employment agreements with officers of our wholly-owned subsidiary CCI, Michael
J. Novak, Jimmy J. Taylor, F. Dale Ponder and Roger J. Benavides. The basic terms of each agreement are as follows:

- Pursuant to the terms of Mr. Ray's agreement with us, Mr. Ray serves as our chief executive officer. Mr. Ray's agreement automatically renews for an additional three year term at the conclusion of the initial or successive three year terms. Mr. Ray receives a base salary which varies according to the levels of our revenue and is set forth in Appendix A to Mr. Ray's employment agreement. Mr. Ray is eligible to receive a bonus, car allowance and other benefits in addition to his base salary. As part of his compensation pursuant to the employment agreement, Mr. Ray also received an option to purchase 10,000 shares of our common stock.

- Pursuant to the terms of Mr. Holcomb's agreement with us, Mr. Holcomb served as our president and chief operating officer. Mr. Holcomb's agreement automatically renews for an additional three year term at the conclusion of the initial or successive three year terms. Mr. Holcomb received a base salary which varied according to the levels of our revenue and is set forth in Appendix A to Mr. Holcomb's employment agreement. Mr. Holcomb was eligible to receive a bonus, car allowance and other benefits in addition to his base salary. As part of his compensation pursuant to the employment agreement, Mr. Holcomb also received an option to purchase 300,000 shares of our common stock. Mr. Holcomb's employment was terminated effective July 22, 2005.

- Pursuant to the terms of Mr. Smith's agreement with Charys, Mr. Smith serves as our vice president and chief financial officer. Mr. Smith's agreement automatically renews for an additional three year term at the conclusion of the initial or successive three year terms. Mr. Smith receives a base salary which varies according to the levels of our revenue and is set forth in Appendix A to Mr. Smith's employment agreement. Mr. Smith is eligible to receive a bonus, car allowance and other benefits in addition to his base salary. As part of his compensation pursuant to the employment agreement, Mr. Smith also received an option to purchase 150,000 shares of our common stock as part of his agreement.

- Pursuant to the terms of Mr. Novak's agreement with CCI, Mr. Novak serves as CCI's chief executive officer. Mr. Novak's agreement automatically renews for an additional three year term at the conclusion of the initial or successive three year terms. Mr. Novak receives an annual base salary of $175,000. Mr. Novak is eligible to receive a bonus per the "2005 and 2006 Bonus Plan" and the "Special Merger Bonus Plan," car allowance and other benefits in addition to his base salary.

- Pursuant to the terms of Mr. Taylor's agreement with CCI, Mr. Taylor serves as executive vice president of CCI. Mr. Taylor's agreement automatically renews for an additional three year term at the conclusion of the initial or successive three year terms. Mr. Taylor receives a annual base salary of $150,000. Mr. Taylor is eligible to receive a bonus per the "2005 and 2006 Bonus Plan," car allowance and other benefits in addition to his base salary.

- Pursuant to the terms of Mr. Ponder's agreement with CCI, Mr. Ponder serves as CCI's chief operating officer. Mr. Ponder's agreement automatically renews for an additional three year term at the conclusion of the initial or successive three year terms. Mr. Ponder receives a annual base salary of $110,500. Mr.

     Ponder is eligible to receive a bonus per the "2005 and 2006 Bonus Plan," car allowance and other benefits in addition to his base salary.

- Pursuant to the terms of Mr. Benavides' agreement with CCI, Mr. Benavides serves as CCI's chief financial officer. Mr. Benavides' agreement automatically renews for an additional three year term at the conclusion of the initial or successive three year terms. Mr. Benavides receives an annual base salary of $110,500. Mr. Benavides is eligible to receive a bonus per the "2005 and 2006 Bonus Plan" and the "Special Merger Bonus Plan," car allowance and other benefits in addition to his base salary.

                              CERTAIN TRANSACTIONS

     On February 27, 2004, we, and Janet Risher, Richard Schmidt, and Billy V. Ray, Jr. executed a Stock Purchase Agreement, whereby Ms. Risher and Mr. Schmidt agreed to sell all of their shares of our common stock and preferred stock to Mr. Ray. The Stock Purchase Agreement was amended and restated on May 25, 2004. The preferred stock is entitled to the number of votes held by such holder multiplied by 250.

     As a result of the execution of the Stock Purchase Agreement on February 27, 2004, there was a change of control.

     At the closing of the Stock Purchase Agreement, Ms. Risher and Mr. Schmidt sold to Mr. Ray 21,851,503 pre-split shares of our common stock and 1,000,000 shares of our preferred stock. Mr. Ray purchased the shares the sum of $250,000 pursuant to a promissory note. The shares transferred to Mr. Ray contained a legend restricting the transfer thereof as required by the Securities Act of 1933. The Stock Purchase Agreement had initially contemplated that there would be a delayed closing until such time as the note was paid in full and all other terms of the Stock Purchase Agreement were satisfied. However, the parties agreed to eliminate the conditions to the closing and treat the sale of the shares as completed. The note was previously is payable in installments with the first payment of $25,000 being due and payable on or before July 25, 2004. Thereafter, the note was to be due and payable in nine monthly installments of $25,000 each, payable on the last day of each and every calendar month, beginning on August 31, 2004, and continuing regularly thereafter until the whole of said principal amount has been duly paid. However, the note has been amended to provide for payment of $25,000 per month for six months, beginning on September 20, 2005.

     Pursuant to the Amended and Restated Stock Purchase Agreement, Mr. Ray has the right to acquire an additional 2,237,222 shares of our common stock.

     The note continues to be secured by a Stock Pledge Agreement between Mr. Ray, Ms. Risher and Mr. Schmidt covering the shares.

     The Stock Purchase Agreement contains a requirement that for so long as Mr. Ray owns the shares of our common stock purchased thereunder, he agrees to vote his shares to not increase the number of directors to more than 11 members and to elect or retain as directors Richard Mangiarelli and John Jordan for a period of three years from the date of the Stock Purchase Agreement.

     The wife of Mr. Mangiarelli, Mrs. Janet Risher, has the right to acquire 1,900,000shares of our common stock under a Consulting Agreement which is part of the Amended and Restated Stock Purchase Agreement.

     Other than as stated above:

- There are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of Charys Holding Company, Inc.

- There are no arrangements or understandings among members of both the former and the new control groups and their associates with respect to election of directors or other matters.

     A significant customer of PRG is owned by an officer of PRG, who had acquired this company prior to the acquisition of PRG by Charys. Client billings with this customer were $4,711,000 and $5,295,802 for the years ended April 30, 2005 and 2004. Net revenues (billings net of payroll costs) were $681,018 and $764,189 for the years ended April 30, 2005 and 2004.

     PRG has a month-to-month operating lease for its office space with a PRG officer-employee, who was an owner of a predecessor company of PRG. Rent expense under the lease was $26,217 and $42,260 during the years ended April 30, 2005 and 2004.

     On March 4, 2005, as part of the CCI acquisition, Charys assumed the lease on CCI's headquarters facility held by CCI Associates. The chief executive officer of CCI has a controlling interest in CCI Associates. This relationship terminated upon our purchase of the property on April 29, 2005. Rent paid under this lease to CCI Associates during this period was $37,429.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, information concerning ownership of our securities by:

- Each person who owns beneficially more than five percent of the outstanding shares of our common stock;

- Each person who owns beneficially more than five percent of the outstanding shares of our preferred stock;

-    Each director;

-    Each named executive officer; and

-    All directors and officers as a group.

                                                             COMMON STOCK
                                                             BENEFICIALLY            PREFERRED STOCK BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                       OWNED (2)                      OWNED (2)
----------------------------------------            ------------------------------  ------------------------------
                                                        NUMBER         PERCENT          NUMBER         PERCENT
                                                    --------------  --------------  --------------  --------------
Billy V. Ray, Jr. (3) . . . . . . . . . . . . . . .      2,185,150           13.98       1,000,000           52.53
Raymond J. Smith (4). . . . . . . . . . . . . . . .        600,000            3.84             -0-             -0-
Morgan DeLucia. . . . . . . . . . . . . . . . . . .        400,000            2.56             -0-             -0-
Richard Mangiarelli (5) . . . . . . . . . . . . . .        120,000            0.77             -0-             -0-
John Jordan (6) . . . . . . . . . . . . . . . . . .         85,000            0.54             -0-             -0-
Neil L. Underwood (6) . . . . . . . . . . . . . . .         85,000            0.54             -0-             -0-
Dave Gergacz (6). . . . . . . . . . . . . . . . . .        120,000            0.77             -0-             -0-
Mike Oyster (6) . . . . . . . . . . . . . . . . . .         85,000            0.54             -0-             -0-
Gisle Larsen (6). . . . . . . . . . . . . . . . . .        120,000            0.77             -0-             -0-
Dennis C. Hayes (6) . . . . . . . . . . . . . . . .        120,000            0.77             -0-             -0-
Catherine B. McKee (6). . . . . . . . . . . . . . .        120,000            0.77             -0-             -0-
Alec McLarty (6). . . . . . . . . . . . . . . . . .         85,000            0.54             -0-             -0-
All directors and officers as a group (12 persons)       4,125,150           26.39       1,000,000           52.63
The Frost National Bank (7) . . . . . . . . . . . .        400,000            2.56         900,000           47.37
Janet Risher (5)(8) . . . . . . . . . . . . . . . .        527,332            3.37             -0-             -0-
Richard Schmidt (9) . . . . . . . . . . . . . . . .        687,332            4.40             -0-             -0-
Michael J. Novak (10) . . . . . . . . . . . . . . .        525,087            3.36             -0-             -0-
Platinum Advisors Services (11) . . . . . . . . . .      2,400,000           15.35             -0-             -0-
GunnAllen Financial, Inc. (12). . . . . . . . . . .        800,000            5.12             -0-             -0-
Venture Banking Group (13). . . . . . . . . . . . .        862,069            5.51             -0-             -0-
Highgate House Funds, Ltd. (14) . . . . . . . . . .      1,000,000            6.40             -0-             -0-

----------------
*     Less than one percent.
(1) Unless otherwise indicated, the address for each of these stockholders is c/o Charys Holding Company, Inc., 1117 Perimeter Center West, Suite N-415, Atlanta, Georgia 30338. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his shares of our common and preferred stock beneficially owned.

(2) Beneficial ownership is determined in accordance with the rules of the SEC. As of January 31, 2006 there were 15,634,019 shares of our common stock issued and outstanding, outstanding options to purchase 6,558,614 shares of our common stock, of which 2,426,340 were fully vested and exercisable at any time, and outstanding warrants for the purchase of 2,962,069 shares of our common stock, of which 2,712,069 were fully vested and exercisable at any time. Moreover, pursuant to Consulting Agreements with Janet Risher and Richard Schmidt we have an obligation to issue an additional 1,324,966 shares, of which 637,634 are currently issuable. See, footnotes 8 and 9 below. Also, pursuant to Consulting Agreements with other individuals, we have an obligation to currently issue 167,800 shares of our common stock. The calculations in this table assume that all 6,238,614 currently exercisable options have been exercised, the 637,634 shares issuable to Ms. Risher and Mr. Schmidt have been issued, and the 167,634 shares due to other parties have been issued. In addition, the calculations in this table assume that the 400,000 shares of the Series B preferred stock held by The Frost National Bank have been converted into 400,000 shares of our common stock. See, footnote 7 below. Consequently, after allowing for all currently exercisable options, conversions and other required obligations to issue shares, for the purpose of determining the percentage of outstanding shares in accordance with the rules of the SEC, our outstanding shares are 25,734,702 on a warrant for the purchase of 862,069 shares of our common stock to CAPCO Financial Company in connection with the refinancing of our debt to The Frost National Bank. However, on the date of this prospectus, we have not worked out the details of the warrant and the warrant is not included in our outstanding share total. Consequently, after allowing for all currently exercisable options, conversions and other required obligations to issue shares, for the purpose of determining the percentage of outstanding shares in accordance with the rules of the SEC, our outstanding shares are 24,834,702 fully-diluted basis.
(3) Pursuant to the Amended and Restated Stock Purchase Agreement, Mr. Ray has the right to acquire an additional 2,237,222 shares of our common stock.
(4) Mr. Smith has options to purchase 600,000 shares of our common stock, all of which are fully vested.
(5) The wife of Mr. Mangiarelli, Janet Risher, has the right to acquire an additional 1,324,966 shares of our common stock pursuant to a Consulting Agreement, of which 637,634 shares are currently issuable. The 637,634 shares which are currently issuable are included in the 1,164,966 shares reflected above as being owned by Ms. Risher.
(6) Each of the listed directors was granted options to purchase 100,000 shares of our common stock at the time he became a director. The options are all fully vested.
(7) The Frost National Bank acquired 400,000 shares of our Series B preferred stock on April 28, 2005 and acquired an additional 500,000 shares of our Series C preferred stock on July 29, 2005 in connection with an agreement with The Frost National Bank relating to the restructuring of the credit facilities provided by The Frost National Bank to CCI Telecom dated March 11, 2005. The preferred shares do not have any voting rights. However, each share is convertible in one share of our common stock. In the case of the Series B preferred stock, all such shares are immediately convertible into 400,000 shares of our common stock, with the conversion rights expiring in April 2015. Conversion rights with respect to the 500,000 shares of the Series C preferred stock do not begin until April 2007 and expire April 2009. The Frost National Bank has the right to demand registration of any shares of our common stock into which the preferred shares are converted. The address for The Frost National Bank is P.O. Box 1600, San Antonio, Texas 78296.
(8) Janet Risher acquired 687,332 shares of our common stock in connection with a Consulting Agreement dated February 27, 2004. Ms. Risher has the right to acquire an additional 1,212,668 shares As of the date of this prospectus, The Frost National Bank has only the right to convert 400,000 shares of the Series B preferred stock pursuant to the Consulting Agreement, of which 637,634 shares into 400,000 shares of our common stock. In the interest of time and expense, we are currently issuable. The 637,634 shares which are currently issuable are included in the 1,164,966 shares reflected above as being owned by Ms. Risher.
(9) Richard Schmidt acquired 687,332 shares of our common stock in connection with a Consulting Agreement dated February 27, 2004. Mr. Schmidt has the right to acquire an additional 1,212,668including in this prospectus the additional 500,000 shares of our common stock into which the 500,000 shares the Series C preferred stock held by The Frost National Bank. The address for The Frost National Bank is P.O. Box 1600, San Antonio, Texas 78296.
(8) Janet Risher acquired 687,332 shares of our common stock in connection with a Consulting Agreement dated February 27, 2004. Ms. Risher has the right to acquire an additional 1,500,000 shares of our common stock pursuant to the Consulting Agreement, of which 287,332 shares are currently issuable. The 287,332 shares which are currently issuable are included in the 527,332 shares reflected above as being owned by Ms. Risher.
(9) Richard Schmidt acquired 687,332 shares of our common stock in connection with a Consulting Agreement dated February 27, 2004. Mr. Schmidt has the right to acquire an additional 1,324,966 shares of our common stock pursuant to the Consulting Agreement, of which 637,634 shares are currently issuable. The 637,634 shares which are currently issuable are included in the 1,324,966 shares reflected above as being owned by Mr. Schmidt.
(10) Mr. Novak owns 275,087 shares of our common stock directly. He is a controlling owner of CCI Associates, Ltd. which acquired an additional 250,000 shares of our common stock in connection with our acquisition of CCI Telecom.
(11) The address for Platinum Advisors Services is 10800 Biscayne Blvd, Suite 350,,Miami, Florida 33161.
(12) The address for GunnAllen Financial, Inc. is 5002 W. Waters Avenue, Tampa 33634.
(13) The address for Venture Banking Group is 3006 Northup Way, Suite 103, Bellevue, Washington 98004.
(14) Highgate House Funds, Ltd. owns a denture convertible at anytime into 1,000,000 shares of our common stock. The address for Highgate House Funds, Ltd. is 488 Madison Avenue, New York, NT 10022.

     Other than as stated herein, there are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of Charys Holding Company, Inc.

     Other than as stated herein, there are no arrangements or understandings among members of both the former and the new control groups and their associates with respect to election of directors or other matters.

                            DESCRIPTION OF SECURITIES

     The authorized capital stock of Charys consists of 300,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, 15,634,019 shares of our common stock were issued and outstanding and 1,900,000 shares of our preferred stock were issued and outstanding. The following summary of the material matters relating to our common stock and preferred stock is qualified in its entirety by reference to our articles of incorporation and bylaws.

COMMON  STOCK

     The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably dividends, if any, as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding. The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

PREFERRED  STOCK

     Our board of directors has the authority, without further action by our stockholders, to provide for the issuance of shares of our preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions on the rights. The preferences, powers, rights and restrictions of different series of our preferred stock may vary with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, purchase funds, and other matters. The issuance of a series of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock. Likewise, any issuance may have the effect of delaying, deferring or preventing a change in control of Charys. As of the date of this prospectus, our board has issued 1,000,000 shares of Series A preferred stock, 400,000 shares of Series B preferred stock, and 500,000 shares of Series C preferred stock.

     Series A Preferred Stock. Our board has issued 500,000 shares of our Series A preferred stock to each of Janet Risher and Richard Schmidt. Pursuant to the Amended and Restated Stock Purchase Agreement dated May 25, 2004, Billy V. Ray, Jr., our chairman, has the right to acquire all 1,000,000 shares of the Series A preferred stock upon the satisfaction of all conditions precedent described in the Amended and Restated Stock Purchase Agreement. Pursuant to the Certificate of Designation, Preferences and Rights of Series A preferred stock of Charys Holding Company, Inc. filed on May 5, 2004, with the Secretary of State of Delaware, our board adopted a resolution creating a series of one million preferred shares which possessed the following characteristics:

- The holders of outstanding shares of the Series A preferred stock shall not be entitled to receive any dividends, whether in form of cash, stock, or other property.

- Subject to the applicable provisions of Delaware law, Charys, at the option of our directors, and with the consent of a majority of the stockholders of the Series A preferred stock, may at any time or from time to time redeem the whole or any part of the outstanding Series A preferred stock. Any such redemption shall be pro rata with respect to all of the holders of the Series A preferred stock. Upon redemption we will pay for each share redeemed the amount of $0.001 per share, payable in cash. Such redemption shall be on an all-or-nothing basis.

- Upon the dissolution, liquidation or winding up of Charys, whether voluntary or involuntary, the holders of the then outstanding shares of Series A preferred stock shall be entitled to receive out of our assets the sum of $0.001 per share before any payment or distribution shall be made on our common stock, or any other class of our capital stock ranking junior to the Series A preferred stock.

- Holders of shares of the Series A preferred stock shall not have the right at any time to convert any shares of the Series A preferred stock into shares of our common stock.

- The holders of Series A preferred stock shall have the right to vote on all matters submitted to vote of our stockholders. On all matters submitted to a vote of our stockholders, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by 250.

     Series B Preferred Stock. Our board has issued 400,000 shares of our Series B preferred stock to The Frost National Bank, pursuant to the restructuring of the credit facilities provided by Frost Bank to CCI Telecom on April 26, 2005. Pursuant to the Certificate of Designation, Preferences and Rights of Series B preferred stock of Charys Holding Company, Inc. filed on July 25, 2005, with the Secretary of State of Delaware, our board adopted a resolution creating a series of 400,000 preferred shares which possessed the following characteristics:

- The holders of outstanding shares of the Series B preferred stock shall not be entitled to receive any dividends, whether in form of cash, stock, or other property.

- We shall not be entitled to redeem the whole or any part of the outstanding Series B preferred stock.

- Upon the dissolution, liquidation or winding up of Charys, whether voluntary or involuntary, the holders of the then outstanding shares of Series B preferred stock shall be entitled to receive out of our assets the sum of $0.001 per share before any payment or distribution shall be made on our common stock, or any other class of our capital stock ranking junior to the Series B preferred stock.

- At any time, the holder of shares of the Series B preferred stock shall have the right, at such holder's option, to convert any number of shares of the Series B preferred stock into shares of our common stock. Such right to convert shall commence as of the date the shares of the Series B preferred stock are issued to such holder and shall continue thereafter for a period of 10 years.

- Subject to adjustment, each share of the Series B preferred stock shall be convertible into one fully paid and nonassessable share of our common stock.

- If we at any time subdivide (by any stock split, stock dividend, recapitalization or otherwise) the issued and outstanding or authorized common stock into a greater number of shares, the conversion rate in effect immediately prior to such subdivision will be proportionately increased. If we at any time combine (by combination, reverse stock split or otherwise) our issued and outstanding or authorized common stock into a smaller number of shares, the conversion rate in effect immediately prior to such combination will be proportionately decreased.

- The shares of the Series B preferred stock shall rank superior to the shares of our common stock, and to the shares of all other series of our preferred stock.

- If any shares of the Series B preferred stock are outstanding, we shall not, without the prior written consent of the holders of not less than two-thirds of the then outstanding shares of the Series B preferred stock, directly or indirectly declare, pay or make any dividends or other distributions upon any of our common stock or any other series of our preferred stock. Notwithstanding the foregoing, this paragraph shall not prohibit Charys from declaring and paying a dividend in cash with respect to the shares of our common stock or any other series of our preferred stock so long as we simultaneously pay each holder of shares of the Series B preferred stock an amount in cash equal to the amount such holder would have received had all of such holder's shares of the Series B preferred stock been converted to shares of our common stock on the business day prior to the record date for any such dividend.

- The holders of the Series B preferred stock shall have no voting rights on any matter submitted to our stockholders for their vote, waiver, release or other action, or be considered in connection with the establishment of a quorum, except as may otherwise be expressly required by law or by the applicable stock exchange rules.

     Series C Preferred Stock. Our board has issued 500,000 shares of our Series C preferred stock to The Frost National Bank, pursuant to the restructuring of the credit facilities provided by Frost Bank to CCI Telecom on April

26, 2005. Pursuant to the Certificate of Designation, Preferences and Rights of Series B preferred stock of Charys Holding Company, Inc. filed on July 25, 2005, with the Secretary of State of Delaware, our board adopted a resolution creating a series of 500,000 preferred shares which possessed the following characteristics:

- The holders of outstanding shares of the Series C preferred stock shall not be entitled to receive any dividends, whether in form of cash, stock, or other property.

- Subject to the applicable provisions of Delaware law, Charys, at the option of our directors may at any time within two years of the date of the issuance of the Series C preferred stock, redeem the whole or any part of the outstanding Series C preferred stock. Any such redemption shall be pro rata with respect to all of the holders of the Series C preferred stock. Upon redemption we will pay for each share redeemed the amount of $3.50 per share, payable in cash.

- Upon the dissolution, liquidation or winding up of Charys, whether voluntary or involuntary, the holders of the then outstanding shares of Series C preferred stock shall be entitled to receive out of our assets the sum of $0.001 per share before any payment or distribution shall be made on our common stock, or any other class of our capital stock ranking junior to the Series C preferred stock.

- The holder of shares of the Series C preferred stock shall have the right, at such holder's option, to convert any number of shares of the Series C preferred stock into shares of our common stock. Such right to convert shall commence two years after the date the shares of the Series C preferred stock are issued to such holder and shall continue thereafter for a period of two years, such period ending on the fourth anniversary of the issuance of the shares.

- Subject to adjustment, each share of the Series C preferred stock shall be convertible into one fully paid and nonassessable share of our common stock.

- If we at any time subdivide (by any stock split, stock dividend, recapitalization or otherwise) the issued and outstanding or authorized common stock into a greater number of shares, the conversion rate in effect immediately prior to such subdivision will be proportionately increased. If we at any time combine (by combination, reverse stock split or otherwise) our issued and outstanding or authorized common stock into a smaller number of shares, the conversion rate in effect immediately prior to such combination will be proportionately decreased.

- The shares of our Series B preferred stock shall rank superior to the shares of our Series C preferred stock, our common stock, and to the shares of all other series of our preferred stock. Except for the shares of our Series B preferred stock, the rights of the shares of our common stock and all other series of our preferred stock shall be subject to the preferences and relative rights of the shares of our Series C preferred stock. Except for the shares of our Series B preferred stock, without the prior written consent of the holders of not less than two-thirds of the outstanding shares of our Series C preferred stock, we shall not authorize or issue additional or other capital stock that is of senior or equal rank to the shares of our Series C preferred stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of Charys.

- Except for the shares of our Series B preferred stock, if any shares of our Series C preferred stock are outstanding, we shall not, without the prior written consent of the holders of not less than two-thirds of the then outstanding shares of our Series C preferred stock, directly or indirectly declare, pay or make any dividends or other distributions upon any of our common stock or any other series of our preferred stock. Except for the shares of our Series B preferred stock, we are not prohibited from declaring and paying a dividend in cash with respect to the shares of our common stock or any other series of our preferred stock so long as we simultaneously pay each holder of shares of our Series C preferred stock an amount in cash equal to the amount such holder would have received had all of such holder's shares of our Series C preferred stock been converted to shares of our common stock on the business day prior to the record date for any such dividend.

- The holders of the Series C preferred stock shall have no voting rights on any matter submitted to our stockholders for their vote, waiver, release or other action, or be considered in connection with the establishment of a quorum, except as may otherwise be expressly required by law or by the applicable stock exchange rules.

REGISTRATION  RIGHTS  FOR  FROST  BANK

     Registration Rights for The Frost National Bank. The shares of our Series B preferred stock and Series C preferred stock issued to The Frost National Bank are convertible into shares of our common stock. If the shares of our preferred stock are converted by Frost Bank into shares of our common stock, Frost Bank will have the right to demand registration under the Securities Act all of our common stock issued upon any conversion. The registration rights for both the Series B and the Series C preferred stock are similar except for differences relating to liquidated damages with respect to the Series C preferred stock.

     Registrable Securities. Under both registration rights agreements, "Registrable Shares" means and includes the shares of the Charys common stock issued pursuant to any conversion of the Charys Series B or Series C preferred stock, plus all other securities of Charys issued with respect to our common stock by way of a stock split, stock dividend, recapitalization, merger or consolidation or otherwise.

     Time for Registration. Charys shall, within 90 days after demand by Frost Bank, file a registration statement (the "Registration Statement") pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, covering the resale of the Registrable Shares. Charys shall use its best efforts to cause the Registration Statement to be declared effective by the SEC on the earlier of:

-    180 days following such demand by Frost Bank;

- Ten days following the receipt of a "No Review" or similar letter from the SEC; or

- The first day following the day the SEC determines the Registration Statement is eligible to be declared effective.

     Registration Form. Registration shall be on Form SB-2 or such other appropriate registration form of the SEC as shall permit the disposition of the Registrable Shares in accordance with the intended method or methods of disposition specified by Frost to be included in the Registration Statement; provided, however, such intended method of disposition shall not include more than one underwritten offering of not less than all Registrable Shares, the underwriter of which shall be selected by Charys and reasonably acceptable to Frost Bank. Charys will pay all registration expenses in connection with any registration required by the agreements.

     Liquidated Damages. With respect to the Series B preferred stock, if the registration statement has not been declared effective pursuant to the requirements of agreement, then Charys shall pay Frost Bank, as liquidated damages and not as a penalty, an amount equal to interest on $1,709,201 computed at a per annum rate equal to the lesser of:

- A rate equal to the Prime Rate of Frost Bank, plus three percent per annum, with the rate to be adjusted to reflect any change in the Prime Rate at the time of any such change, or

- The highest rate permitted by applicable law from the date of the registration rights agreement until the date the Registration Statement shall be declared effective.

     If, after the Registration Statement is declared effective and until two years after it becomes effective, the Registration Statement or the related prospectus is not usable by Frost Bank as a result of any of the conditions specified in the registration rights agreement, then Charys shall pay Frost Bank, as liquidated damages and not as a penalty, an amount equal to the interest on $1,709,201 computed at a per annum rate equal to the lesser of:

- A rate equal to the Prime Rate of Frost Bank, plus three percent per annum, with said rate to be adjusted to reflect any change in said Prime Rate at the time of any such change, or

- The highest rate permitted by applicable law for each such day that the Registration Statement or the related prospectus is not so usable by Frost Bank.

     There are no liquidated damages with respect to the registration of the common stock upon the conversion of our Series C preferred stock.

     "Piggy-Back" Registration Rights. If at any time Charys proposes to register any of its securities under the Securities Act (other than by a registration in connection with an acquisition in a manner which would not permit registration of Registrable Shares for sale to the public, on Form S-8, or any successor form thereto, on Form S-4, or any successor form thereto and other than pursuant to the registration rights agreement), on an underwritten basis (either "best-efforts" or "firm-commitment"), and Frost Bank continues to own our preferred stock or any shares of our common stock issued pursuant to the conversion of our preferred stock, or any other of our securities issued with respect to our common stock by way of stock split, stock divided, recapitalization, merger, consolidation or otherwise, then, we will each such time give prompt written notice to Frost Bank of our intention to do so and of Frost Bank's rights under the registration rights agreement. Frost Bank will have further registration rights as specified in the registration rights agreement.

     Underwritten Offerings. If Charys at any time proposes to register any of its securities under the Securities Act as contemplated by the registration rights agreement and such securities are to be distributed by or through one or more underwriters, Charys will use its commercially reasonable best efforts to arrange for underwriters to distribute all of the Registrable Shares to be offered and sold by Frost Bank.

     Rule 144. Charys shall timely file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended.

REGISTRATION RIGHTS AGREEMENTS FOR CONSULTANTS

     "Piggy-Back" Registration Rights. We have executed a Registration Rights Agreement with each of our consultants covering the shares of our common stock issued to the consultants for services rendered (the "Registrable Securities").

     Provided that the Registrable Securities have not been registered, if at any time after the date of the Consultant Registration Rights Agreement, but before the third anniversary of the date thereof, we propose to register any of our securities under the Securities Act, other than by a registration in connection with an acquisition in a manner which would not permit registration of the Registrable Securities for sale to the public, on Form S-8, or any successor form thereto, on Form S-4, or any successor form thereto, on an underwritten basis (either "best-efforts" or "firm-commitment"), then, we will give prompt written notice to the investor of our intention to do so and of the investor's rights under the Consultant Registration Rights Agreement.

     Upon the written request of the consultant made within 10 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by the consultant and the intended method of disposition thereof), we will, subject to the terms of the Consultant Registration Rights Agreement, use our commercially reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of the Registrable Securities in a registration statement filed by us on Form S-1, SB-2, or S-3, or some other similar form pursuant to the Securities Act to register the securities which we propose to register, provided that if, at any time after written notice of our intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, we determine for any reason either not to register or to delay registration of such securities, we may, at our election, give written notice of such determination to the consultant and, thereupon:

- In the case of a determination not to register, we will be relieved of the obligation to register any Registrable Securities in connection with such registration (but not from our obligation to pay the registration expenses in connection therewith); and

- In the case of a determination to delay registering, we will be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

     If the managing underwriter of the underwritten offering contemplated by the Consultant Registration Rights Agreement informs Charys and the consultant of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then we will include in such registration, to the extent of the number which we are so advised can be sold in such offering:

-    First, securities proposed by us to be sold for our own account; and

- Second, Registrable Securities and securities of other selling security holders requested to be included in such registration pro rata on the basis of the number of shares of such securities so proposed to be sold and so requested to be included; provided, however, the consultant shall have pro rata rights of registration with all shares sought to be included by officers and directors of Charys as well as holders of 10 percent or more of our common stock.

     Subject to such other reasonable requirements as may be imposed by the underwriter as a condition of inclusion of the Registrable Securities in the registration statement, the consultant will agree by acquisition of the Registrable Securities, if so required by the managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of, except as part of such underwritten registration, any equity securities of Charys, during such reasonable period of time requested by the underwriter; provided however:

- The secondary offering is intended to raise a minimum of $8,000,000 on behalf of Charys; and

- Such period shall not exceed the 90 day period commencing with the completion of an underwritten offering.

     We will agree that during any holdback period, the consultant may sell, in the holdback period, Registrable Securities in the amount of up to one percent per week of the shares of our common stock held by the consultant as long as the Consultant Registration Rights Agreement remains effective.

     The investor may not participate in any underwritten offering under the Consultant Registration Rights Agreement unless the consultant agrees to sell its securities on the basis provided in any underwriting arrangements approved, by the consultant.

TRANSFER AGENT

     The transfer agent of our common stock is Fidelity Transfer Company, 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115, telephone (801) 484-7222.

         CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

     Provisions of our articles of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders, such as the ability of our board of directors to issue shares of our common and preferred stock and to set the voting rights, preferences, and other terms of our preferred stock without further stockholder action. These provisions could also delay or frustrate the removal of incumbent directors or the assumption of control of our board of directors by our stockholders, and may be deemed to discourage takeover attempts, mergers, tender offers, or proxy contests not first approved by our board of directors, which some stockholders may deem to be in their best interests.

BOARD  OF  DIRECTORS

     The business and affairs of Charys are managed under the direction of our board of directors, which currently consists of 10 members. Our board is now classified, or staggered with the directors serving one to three year terms. The number of members on our board of directors is fixed by, and may be increased or decreased from time to time by, the affirmative vote of a majority of the members at any time constituting our board of directors.

     Newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until the director's successor shall have been elected and qualified or until his earlier death, resignation, or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Our board of directors may not have less than one member.

     For so long as Mr. Ray owns the Initial Common Shares, Mr. Ray agrees to vote the Initial Common Shares:

-    To not increase the number of directors to more than 11 members; and

- To elect or retain as directors Richard Mangiarelli and John Jordan for a period of three years from the date of the Stock Purchase Agreement.

     Whenever the holders of any class or series of our capital stock are entitled to elect one or more directors under any resolution or resolutions of our board of directors designating a series of our preferred stock, vacancies and newly created directorships of a class or series may be filled by a majority of the directors then in office elected by the applicable class or series, by a sole remaining director so elected, or by the unanimous written consent, or the affirmative vote of a majority of the outstanding shares of the class or series entitled to elect the directors.

     Any director may be removed from office only by the affirmative vote of the holders of a majority of the combined voting power of our then outstanding shares of capital stock entitled to vote at a meeting of stockholders called for that purpose, voting together as a single class.

MEETINGS OF STOCKHOLDERS

     Our articles of incorporation provide that a special meeting of our stockholders may only be called by:

-    Our chief executive officer;

- The holders of at least 10 percent of the outstanding shares of our capital stock entitled to vote at the proposed special meeting; or

-    Our board of directors by means of a duly adopted resolution.

     Special stockholder meetings may not be called by any other person or in any other manner. Our bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting. Our articles of incorporation do not permit our stockholders to take an action by written consent unless the action to be taken and the taking of that action by written consent have been approved in advance by our board of directors.

     The next annual meeting of our stockholders will be held in 2004, on a date and at a place and time designated by our board of directors.

LIMITATION OF LIABILITY

     Our articles of incorporation provide that any director or officer of Charys shall not be personally liable to us or our stockholders for damages as a result of any act or failure to act in his capacity as a director or officer; provided, however, the provision shall not eliminate or limit the liability of a director or officer

- If it is proven that his act or failure to act constituted a breach of his fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law, or

-    Under the Delaware Statutes.

     Indemnification. Our articles of incorporation provide that Charys shall indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by Charys or in its right, by reason of the fact that he is or was a director, officer, employee, or agent of Charys, or is or was serving at our request as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if:

- The liability did not result from any act or failure to act which constituted a breach of that person's fiduciary duties in his capacity as a director or officer, and involved intentional misconduct, fraud, or a knowing violation of law; or

- The person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

     Further, our articles of incorporation permit us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by Charys or in its right, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Charys, or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with defense or settlement of the action or suit, if:

- The liability did not result from any act or failure to act which constituted a breach of that person's fiduciary duties in his capacity as a director or officer, and involved intentional misconduct, fraud or a knowing violation of law; or

- The person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests.

     However, we are prohibited from indemnifying any person with respect to any action, suit, or proceeding by a court of competent jurisdiction, if he has been finally adjudged to be liable to Charys, unless, and only to the extent that, the court of competent jurisdiction determines upon application that the person is fairly and reasonably entitled to indemnification in view of all the circumstances of the case.

     Our bylaws contain similar indemnification and limitation of liability provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Charys under the indemnification provisions, or otherwise, Charys is aware that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

AMENDMENT OF BYLAWS

     Under our articles of incorporation, our bylaws may be amended by our board of directors or by the affirmative vote of the holders of at least a majority of the combined voting power of the outstanding shares of our capital stock then outstanding and entitled to vote, voting together as a single class.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Articles of Incorporation permit us to limit the liability of our directors to the fullest extent permitted under the Delaware General Corporation Law. As permitted by the Delaware General Corporation Law, our Bylaws and Articles of Incorporation also include provisions that eliminate the personal liability of each of its officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of Charys. To the fullest extent allowed by the Delaware General Corporation Law, we will defend, indemnify and hold harmless its directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his or her duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer's or director's own negligence or misconduct in the performance of duty.

     The provisions of our Bylaws and Articles of Incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our Articles of Incorporation or Bylaws.

     We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our certificate of incorporation are necessary to attract and retain qualified persons for these positions. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

SALE OF RESTRICTED SHARES

     Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

     In general, under Rule 144 as currently in effect, a stockholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate.

     The number of shares of common stock which may be sold within any three-month period is limited to the greater of:

-    One percent of our then outstanding common stock, or

- The average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.

     Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a stockholder who is not our affiliate, who has not been our affiliate three months prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

                              SELLING STOCKHOLDERS

     Each selling stockholder may from time to time offer and sell any or all of its shares that are registered under this prospectus. Because neither selling stockholder is obligated to sell its shares, and because the selling stockholders may also acquire publicly traded shares of our common stock, we cannot estimate how many shares each selling stockholder will own after the offering.

     Pursuant to the various registration rights agreements, all expenses incurred with respect to the registration of the common stock covered by this prospectus will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by either selling stockholder in connection with its sale of shares.

     All of the securities being offered by this prospectus are being offered by the selling stockholders, who may from time to time offer and sell pursuant to this prospectus up to an aggregate of 30,665,741 shares of our common stock. The selling stockholders fall into three categories:

- The Frost National Bank, who acquired 900,000 shares of our common stock as a result of the conversion of our Series B and Series C preferred stock; 2,962,069 shares issues upon the exercise of common stock purchase warrants,

- 20,000,000 escrowed shares held for Highgate House Funds, Ltd. held for the conversion of a convertible debenture

- Several of our stockholders who received 6,803,672shares of our common stock as a result of certain consulting agreements or purchase of shares in a private placement.

     During the last five years, none of the selling stockholders has been convicted in a criminal proceeding, or been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

     Except as may be otherwise disclosed in this prospectus, to our knowledge, there are no contracts, arrangements, understandings or relationships (legal or otherwise) by any of the selling stockholders or any other person with respect to our common stock, or any of our other securities, including but not limited to transfer or voting of any of our common stock, or any of our other securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies.

THE FROST NATIONAL BANK

     The Frost National Bank is a national banking corporation. It maintains its principal offices at 100 West Houston Street, San Antonio, Texas 78205.

OTHER SELLING STOCKHOLDERS

     The following table sets forth, with respect to each selling stockholder:

- The number of shares of common stock beneficially owned as of the date of this prospectus and prior to the offering contemplated hereby;

- The maximum number of shares of common stock which may be sold by the selling stockholder under this prospectus; and

- The number of shares of common stock which will be owned after the offering by the selling stockholder.

                                                      Common       Common     Common
                                                      Shares       Shares     Shares
                                                       Owned       Which      Owned
                                                     Before the    May Be    After the
           Name Of Stockholder         Relationship   Offering    Offered    Offering
     --------------------------------  ------------  ----------  ----------  ---------
               Mike Novak               Employee        275,087     275,087    275,087
          O'Donnell & Masur LP         Shareholder      275,087     275,087    275,087
           Jeffrey Blanchard           Shareholder       34,636      34,636     34,636
          TSG Equity Fund LP           Shareholder       32,770      32,770     32,770
          Thomas R. Shepperd           Shareholder        4,656       4,656      4,656
         Nathaniel T. Shepperd         Shareholder        1,669       1,669      1,669
     The Berkshires Capital Investors  Shareholder       38,090      38,090     38,090
     The Berkshires Capital Investors
                Fund II                Shareholder       34,526      34,526     34,526
     The Mass Ventures Equity Fund     Shareholder        6,298       6,298      6,298
             Thomas Walsh              Shareholder          115         115        115
             Kieran Kelly              Shareholder          460         460        460
          David B. Morrison            Shareholder         2947        2947       2947
          Dennis W. Teichert           Shareholder        3,033       3,033      3,033
           Kevin Kushi, Jr.            Shareholder        7,848       7,848      7,848
           Roger Benavides              Employee         26,040      26,040     26,040
             Dale Ponder                Employee         26,040      26,040     26,040
             Jimmy Taylor               Employee         26,040      26,040     26,040
          CCI Associates LTD           Shareholder      250,000     250,000    250,000
           Ash Mascarenhas             Consultant        16,666      16,666     16,666
            Bruce Caldwell             Consultant        33,333      33,333     33,333
           Francis Zubrowski           Consultant        16,666      16,666     16,666
              Janet Risher             Consultant       633,333     633,333    633,333
            Jimmy Villalobos           Consultant        33,333      33,333     33,333
              John Jordan              Consultant        33,333      33,333     33,333
             Paul Ferandell            Consultant        33,333      33,333     33,333
            Richard Schmidt            Consultant       633,333     633,333    633,333


                                       70

            Robert McClane             Consultant        75,000      75,000     75,000
             Steve Posner              Shareholder      125,000     125,000    125,000
             Ron Berkovitz             Shareholder      125,000     125,000    125,000
      Gunn Allen Financial, Inc.       Shareholder      800,000     800,000    800,000
             Russell Adler             Shareholder      200,000     200,000    200,000
             Ron Berkovitz             Shareholder      350,000     350,000    350,000
          Katherine Chesler            Shareholder      125,000     125,000    125,000
              Mel Harris               Shareholder      400,000     400,000    400,000
             Salma Hassan              Shareholder       10,000      10,000     10,000
            Aubert Jordan              Shareholder       50,000      50,000     50,000
              Allen Levi               Shareholder       50,000      50,000     50,000
             Teresa Pacin              Shareholder      140,000     140,000    140,000
           Steven N. Posner            Shareholder      350,000     350,000    350,000
            Stuart Posner              Shareholder      200,000     200,000    200,000
            Rebecca Tedder             Shareholder      125,000     125,000    125,000
         Grown Management, LLC         Shareholder      400,000     400,000    400,000
     Rock Creek Equity Holdings, LLC   Shareholder      525,000     525,000    525,000
          Christopher Longley          Shareholder       10,000      10,000     10,000
             Robert Landino            Shareholder       10,000      10,000     10,000
             Robert Landino            Shareholder       25,000      25,000     25,000
          Frank W Stone Trust          Shareholder        5,000       5,000      5,000
           Michael Peterson            Shareholder        5,000       5,000      5,000
             Gordon Pepper             Shareholder       10,000      10,000     10,000
              Mark Cannavo             Shareholder       10,000      10,000     10,000
             Anthony Pinto             Shareholder        5,000       5,000      5,000
           Dennis Petriella            Shareholder        5,000       5,000      5,000
             Thomas Audley             Shareholder       22,000      22,000     22,000
             Joseph Biondo             Shareholder       10,000      10,000     10,000
              John Biondo              Shareholder        5,000       5,000      5,000
          Ronald Terebesi, Jr.         Shareholder        5,000       5,000      5,000
             Richard Demaio            Shareholder       13,000      13,000     13,000
              Glen Maleri              Shareholder       10,000      10,000     10,000
          Robert Trincellito           Shareholder       10,000      10,000     10,000
           Frank Pellegrino            Shareholder        5,000       5,000      5,000
              David Qerion             Shareholder        5,000       5,000      5,000
           Martin Steiglitz            Shareholder       10,000      10,000     10,000
            Elisa Novicki              Shareholder       20,000      20,000     20,000
             John Milano               Shareholder       10,000      10,000     10,000
            Fred Baldieri              Shareholder       10,000      10,000     10,000
           Richard Bicknell            Shareholder       20,000      20,000     20,000
            R Dino Landino             Shareholder       10,000      10,000     10,000
             Peter Palumbo             Shareholder        5,000       5,000      5,000
             Louis Florio              Shareholder       10,000      10,000     10,000
             Bruce Chips               Shareholder        5,000       5,000      5,000
            Edward Ardito              Shareholder        5,000       5,000      5,000
       The Frost National Bank          Creditor              0     900,000          0
        Venture Banking Group           Creditor              0     862,069          0
      Highgate House Funds, Ltd         Creditor              0  21,000,000          0
       GunnAllen Financial, Inc.        Creditor              0     350,000          0
        M. Harris and S Posner          Creditors             0     250,000          0
                                                     ---------------------------------
                                                      6,803,672  30,665,741  6,803,672
                                                     =================================

                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their respective pledgees, donees, assignees and other successors in interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. We will supplement this prospectus to disclose the names of any pledgees, donees, assignees, or other successors in interest to such stockholders that intend to offer common stock through this prospectus. These sales may be at fixed or negotiated prices.

     Sales may be made on the OTC Bulletin Board or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated private transactions, or in a combination of these methods. Each selling stockholder will act independently of us in making decisions with respect to the form, timing, manner and size of each sale. We are not aware of any existing arrangements between any of the stockholders and any broker, dealer, underwriter or agent relating to the distribution of this prospectus. If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

     The selling stockholders may use any one or more of the following methods when selling shares:

- Ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

- Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- An exchange distribution in accordance with the rules of the applicable exchange;

-    Privately-negotiated transactions;

- Short sales that are not violations of the laws and regulations of any state or the United States;

- Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

-    Through the writing of options on the shares;

-    A combination of any such methods of sale; and

-    Any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

     The selling stockholders or their respective pledgees, donees, assignees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.

     The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We will not receive any of the proceeds from the sale of these common shares, although we are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

     The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of our common stock.

     Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling stockholders or their respective pledgees, donees, assignees or other successors in interest, may be required to make in respect of such liabilities.

     Each selling stockholder will pay all commissions and his own expenses, if any, associated with the sale of the common shares, other than the expenses associated with preparing this prospectus and the registration statement of which it is a part.

PENNY STOCK

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

- That a broker or dealer approve a person's account for transactions in penny stocks; and

- The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

- Obtain financial information and investment experience objectives of the person; and

- Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

- Sets forth the basis on which the broker or dealer made the suitability determination; and

- That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for us by Glast, Phillips & Murray, P.C., Houston, Texas.

                                     EXPERTS

     Our financial statements for the period from inception through April 30, 2005 included in this prospectus have been so included in reliance on the report of Miller, Ray, Houser & Stewart, LLP, certified public accountants, given on that firm's authority as experts in auditing and accounting.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We file current, quarterly and annual reports with the SEC on Forms 8-K, 10-QSB and 10-KSB. We have filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

     Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

     For further information with respect to Charys and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

                          CHARYS HOLDING COMPANY, INC.
                          INDEX TO FINANCIAL STATEMENTS
                          CHARYS HOLDING COMPANY, INC.
                          INDEX TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


APRIL 30, 2005 AND 2004

Report of Independent Certified Public Accountants                F-2

Consolidated Balance Sheet                                        F-4

Consolidated Statement of Operations                              F-6

Consolidated Statement of Changes in Shareholders' Equity         F-7

Consolidated Statement of Cash Flows                              F-

Notes to Consolidated Financial Statements                        F-


OCTOBER 31, 2005 AND 2004 (UNAUDITED)

Consolidated Balance Sheet                                        F-

Consolidated Statement of Operations                              F-

Consolidated Statement of Cash Flows                              F-

Notes to Consolidated Financial Statements                        F-

                       MILLER, RAY, HOUSER & STEWART, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------


Board of Directors
Charys Holding Company, Inc.
Atlanta,  Georgia




                                  /s/ Miller, Ray, Houser & Stewart, LLP

                                  ------------------------------------------
                                  MILLER, RAY, HOUSER & STEWART, LLP
                                  Certified Public Accountants


Atlanta,  Georgia
June ___, 2005

                               Charys Holding Company, Inc.
                           (f/k/a Spiderboy International, Inc.)
                                Consolidated Balance Sheets


                                                                   As of April 30,
                                                         ---------------------------------
                                                               2005              2004
                                                         -----------------  --------------
                                                          (Restated - see     (Restated
                                                              Note 2)        for combined
                                                                              companies -
                                                                                Note 7)
ASSETS

Current assets:
  Cash                                                   $      1,086,064   $           -
  Accounts receivables, net of allowance for doubtful
    accounts of $500,000 for 2005 and $0 for 2004               2,498,350         111,830
  Costs and estimated earnings in excess of billings on
    uncompleted contracts, net of reserves for contract
    losses of $300,000 for 2005                                 2,990,989               -
  Other current assets                                            523,180         244,140
                                                         -----------------  --------------
      Total current assets                                      7,098,583         355,970
                                                         -----------------  --------------

Property and equipment:
  Equipment and vehicles                                          673,010         109,457
  Furniture and fixtures                                          118,353          75,621
  Leasehold improvements                                          130,566               -
  Less accumulated depreciation and amortization                 (178,889)        (88,705)
                                                         -----------------  --------------
    Property and equipment, net                                   743,040          96,373
                                                         -----------------  --------------

Other assets:
  Goodwill                                                      3,974,834               -
  Amortizable intangible assets, net of accumulated
    amortization of $43,000 at 2005                               129,000               -
  Other non-current assets                                        334,326           1,188
                                                         -----------------  --------------
      Total other assets                                        4,438,160           1,188
                                                         -----------------  --------------

               Total assets                              $     12,279,783   $     453,531
                                                         =================  ==============

See  notes  to  consolidated  financial  statements.

                                   Charys Holding Company, Inc.
                              (f/k/a Spiderboy International, Inc.)
                             Consolidated Balance Sheets (continued)


                                                                           As of April 30,
                                                                ---------------------------------
                                                                      2005              2004
                                                                -----------------  --------------
                                                                 (Restated - see     (Restated
                                                                     Note 2)        for combined
                                                                                    companies -
                                                                                      Note 7)
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable                                              $      3,801,936   $      29,189
  Accrued expenses                                                     1,949,954       2,188,019
  Billings in excess of costs and estimated earnings on
    uncompleted contracts                                                394,678               -
  Line of credit obligation                                            4,550,000               -
  Short-term borrowings:
    Unrelated parties                                                    254,000          88,383
    Related parties                                                      308,512          34,000
  Current portion of long-term debt - unrelated parties                   33,945          18,951
                                                                -----------------  --------------
    Total current liabilities                                         11,293,025       2,358,542

Long-term debt:
  Unrelated parties                                                       13,820          15,267
  Related parties                                                        260,938         250,000
                                                                -----------------  --------------

            Total liabilities                                         11,567,783       2,623,809
                                                                -----------------  --------------

Stockholders' equity (deficit):
  Preferred stock; $0.001 par value; 5,000,000 shares
    authorized, 1,400,000 shares issued and outstanding:
      Series A                                                             1,000           1,000
      Series B                                                               400               -
  Common stock; $0.001 par value; 300,000,000 shares
    authorized, 7,968,649 issued and outstanding for 2005 and
    4,862,767 for 2004                                                     7,969           4,863
  Additional paid-in capital                                           5,508,446       1,831,076
  Accumulated deficit                                                 (4,805,815)     (4,007,217)
                                                                -----------------  --------------
    Total shareholders' equity (deficit)                                 712,000      (2,170,278)
                                                                -----------------  --------------

            Total liabilities and shareholders' equity          $     12,279,783   $     453,531
                                                                =================  ==============

See  notes  to  consolidated  financial  statements.

                            Charys Holding Company, Inc.
                       (f/k/a Spiderboy International, Inc.)
                       Consolidated Statements of Operations


                                                         Years Ended April 30,
                                                  ---------------------------------
                                                        2005              2004
                                                  -----------------  --------------
                                                   (Restated - see     (Restated
                                                       Note 2)        for combined
                                                                      companies -
                                                                        Note 7)
Net revenues                                      $      7,482,699   $   4,704,328
Cost of revenues                                         5,606,597       3,226,698
                                                  -----------------  --------------
  Gross profit                                           1,876,102       1,477,630
                                                  -----------------  --------------

Operating expenses:
  General and administrative                             3,811,684       3,868,598
  Depreciation and amortization                            148,417          64,004
                                                  -----------------  --------------
    Total operating expenses                             3,960,101       3,932,602
                                                  -----------------  --------------

                                                  -----------------  --------------
            Loss from continuing operations             (2,083,999)     (2,454,972)
                                                  -----------------  --------------

Other income (expense):
  Gain on debt retirement                                1,450,985               -
  (Loss) gain on sale of property and equipment            (34,753)         18,947
  Interest expense                                        (166,259)        (18,102)
  Other income, net                                         35,428          34,209
                                                  -----------------  --------------
    Total other income (expense)                         1,285,401          35,054
                                                  -----------------  --------------

            Net loss before income taxes                  (798,598)     (2,419,918)

Income tax expense (benefit)                                     -               -
                                                  -----------------  --------------

                Net loss                          $       (798,598)  $  (2,419,918)
                                                  =================  ==============

Per share data - basic and diluted:
  Net loss                                        $          (0.15)  $       (0.53)
                                                  =================  ==============
  Weighted average common shares outstanding             5,382,983       4,527,161
                                                  =================  ==============

See  notes  to  consolidated  financial  statements.

                                                   Charys Holding Company, Inc.
                                               (f/k/a Spiderboy International, Inc.)
                               Consolidated Statements of Changes in Shareholders' Equity (Deficit)


                                    Preferred Stock             Common Stock        Additional
                                  --------------------  ------------------------     Paid-In       Accumulated
                                   Shares     Amount        Shares       Amount      Capital         Deficit           Total
                                  ---------  ---------  --------------  --------  --------------  --------------  ----------------
Balance at April 30, 2003
(Restated for combined
companies - Note 7)                       -  $       -       4,362,767  $  4,363  $    1,245,983  $  (1,483,595)  $      (233,249)

 Contributed capital from
donated rent and liabilities                                                              76,593                           76,593

 Common stock issued for
services at $1.00 per share                                    500,000       500         499,500                          500,000

 Preferred stock-Series A
issued for services at
0.001 per share                   1,000,000      1,000                                     9,000                           10,000

 S-corporation shareholder
distributions                                                                                          (103,704)         (103,704)

Net loss                                                                                             (2,419,918)       (2,419,918)
                                  ---------  ---------  --------------  --------  --------------  --------------  ----------------

Balance at April 30, 2004         1,000,000      1,000       4,862,767     4,863       1,831,076     (4,007,217)       (2,170,278)

 Common stock issued for
services at $0.38 per share                                    248,371       248          94,133                           94,381

 Common stock issued for
services at $1.75 per share                                    344,958       345         603,331                          603,676

 Common stock issued for
acquisition at $0.45 per share                               1,097,442     1,097         492,752                          493,849

 Common stock issued for
services at $1.30 per share                                    966,664       967       1,255,698                        1,256,665

 Common stock issued for
real estate at $0.38 per share                                 344,959       345         130,739                          131,084

 Additional consideration for
real estate                                                                              905,000                          905,000

 Common stock issued for
services at $0.35 per share                                    103,488       104          36,117                           36,221

 Preferred stock-Series B
issued for debt retirement at
0.40 per share                      400,000        400                                   159,600                          160,000

Net loss (Restated - see
Note 2)                                                                                                (798,598)         (798,598)
                                  ---------  ---------  --------------  --------  --------------  --------------  ----------------

Balance at April 30, 2005
Restated - see Note 2)            1,400,000  $   1,400  $    7,968,649  $  7,969  $    5,508,446  $  (4,805,815)  $       712,000
                                  =========  =========  ==============  ========  ==============  ==============  ================

See  notes  to  consolidated  financial  statements.

                                           Charys Holding Company, Inc.
                                       (f/k/a Spiderboy International, Inc.)
                                       Consolidated Statements of Cash Flows


                                                                                        Years Ended April 30,
                                                                                 ---------------------------------
                                                                                       2005              2004
                                                                                 -----------------  --------------
                                                                                  (Restated - see     (Restated
                                                                                      Note 2)        for combined
                                                                                                     companies -
                                                                                                       Note 7)
Cash Flows From Operating Activities:
-------------------------------------
Net loss                                                                         $       (798,598)  $  (2,419,918)
Adjustments:
  Stock options expense                                                                    15,986               -
  Stock issued for services                                                               698,058         510,000
  Income from debt retirement                                                          (1,450,985)              -
  Loss on sale of real estate                                                              35,205               -
  (Gain) loss on disposal of equipment                                                     (1,852)          3,289
  Gain on disposal of discontinued operations                                                   -         (18,947)
  Other non-current asset impairment                                                            -         244,421
  Depreciation and amortization expense                                                   148,417          64,004
  Changes in:
    Receivables                                                                         1,324,522        (111,830)
    Costs and estimated earnings in excess of billings on uncompleted contracts          (681,334)              -
    Other current assets                                                                  (93,504)       (143,889)
    Accounts payable and accrued expenses                                                 644,432       1,708,845
    Billings in excess of costs and estimated earnings on uncompleted contracts            (2,428)              -
                                                                                 -----------------  --------------
            Net cash used in operating activities                                        (162,081)       (164,025)
                                                                                 -----------------  --------------

Cash Flows From Investing Activities:
-------------------------------------
Proceeds from sale of real estate                                                       1,057,636               -
Purchase of equipment                                                                     (38,223)         (1,240)
Proceeds from disposal of equipment                                                         3,099               -
Increase in other non-current assets                                                     (212,923)        (40,138)
Cash acquired in subsidiary acquisition                                                    27,794               -
                                                                                 -----------------  --------------
            Net cash provided by (used in) investing activities                           837,383         (41,378)
                                                                                 -----------------  --------------

Cash Flows From Financing Activities:
-------------------------------------
Net proceeds from short-term borrowings:
    Unrelated parties                                                                     215,617          62,120
    Related parties                                                                       224,512          34,000
S-corporation shareholder distributions                                                         -        (103,704)
Increase in long-term borrowings - related party                                           10,938               -
Repayments on long-term borrowings                                                        (40,305)        (33,693)
                                                                                 -----------------  --------------
            Net cash provided by (used in) financing activities                           410,762         (41,277)
                                                                                 -----------------  --------------

Net increase (decrease) in cash                                                         1,086,064        (246,680)
Cash, beginning of year                                                                         -         246,680
                                                                                 -----------------  --------------

Cash, end of year                                                                $      1,086,064   $           -
                                                                                 =================  ==============

                          Charys Holding Company, Inc.
                      (f/k/a Spiderboy International, Inc.)
                   Notes to Consolidated Financial Statements

                       Years Ended April 30, 2005 and 2004


1.     Nature of Business

Charys Holding Company, Inc. ("Charys" or "Company"), a Delaware corporation, is a telecommunications infrastructure and general business service provider incorporated on April 16, 2004. The Company is headquartered in Atlanta, Georgia with operations through its subsidiaries across the United States.

Charys is the successor to Spiderboy International, Inc. ("Spiderboy"), a Minnesota corporation, as the result of a merger and name change approved by the shareholders on June 25, 2004. The merger between Spiderboy and Charys was organized to change the corporate domicile. Charys was a newly formed corporation with only minimal capital and no other assets or liabilities. The merger agreement provided for the existing stockholders of Spiderboy to receive one share of Charys's common stock for every 10 shares of common stock of Spiderboy (in effect, a one-for-10 reverse split). In addition, the one outstanding share of Charys was cancelled. As a result, the former stockholders of Spiderboy became the only stockholders of the newly merged corporation.

The Company's wholly owned subsidiaries and their principal lines of business are as follows:

- CCI Telecom, Inc. ("CCI") designs, constructs and maintains telecommunications infrastructure for customers that include major communication companies and defense contractors. Formed in 1980, it is headquartered in San Antonio, Texas with satellite offices in Dallas and Houston, Texas, and Lee, Massachusetts. CCI was acquired by Charys on March 4, 2005 (see Note 7).

- Personnel Resources of Georgia, Inc. ("PRG") is a Professional Employer Organization ("PEO") providing leased employee and turn-key human resource services for companies with operations in the Southeast United States. It is headquartered in Greenville, South Carolina, and was acquired by Charys effective July 1, 2004 (see Note 7).

- Innovative Corporate Solutions, Inc. ("ICS") is a development stage company formed and acquired in 2004 to provide employer payroll and human resource services.

2. Restatement

Subsequent to the issuance of Charys' consolidated financial statements for the year ended April 30, 2005, the Company's management and Audit Committee, after consultation with the Company's independent accountants, determined that these financial statements required restatement to correct the accounting for two transactions occurring during this period which did not comply with U.S. generally accepted accounting principles.

The accompanying 2005 consolidated financial statements have been adjusted as follows:

-  The  Company's  accounting for the purchase of CCI Telecom, Inc. ("CCI") (see
Note 7) did not comply with Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations." The purchase agreement contained an "earn-out" feature in which the sellers would be paid additional consideration should CCI achieve performance targets as defined in the agreement. The Company recorded additional goodwill and a contingent acquisition liability in the amount of $2.7 million in the purchase transaction based on management's estimate of the consideration that would likely be paid under the earn-out provision. SFAS 141 provides that contingent consideration should be recorded when the contingency is resolved, rather than as an estimated liability at the purchase date. Accordingly, goodwill and contingent acquisition liability were reduced by $2.7 million from the previously reported amounts.

- The Company's accounting for the purchase of real estate from CCI Associates, Ltd. ("CCI Associates") (see Note 12) did not comply with Emerging Issues Task Force ("EITF") 97-15, "Accounting for Contingency Arrangements Based on Security Prices in a Purchase Combination." The purchase agreement provided for a "make-whole" provision in which the sellers are guaranteed additional consideration should the market price of Charys' common stock fail to achieve a target level as defined in the agreement. In recording the purchase, the Company did not account for the difference in the current market price versus the make-whole target price of Charys' common stock in determining the total consideration for the purchase. EITF 97-15 indicates that this difference should be included as consideration. By doing so, the Company has determined that the consideration given for this purchase should have been $905,000 more than what it recorded as basis in the real estate. Thus, the Company's subsequent sale of this real estate in the same period should have resulted in a loss of $34,753, rather than a gain of $870,247 as had been previously reported. Accordingly, gain on sale of property and equipment and retained earnings were reduced by $905,000, and additional paid-in capital was increased by $905,000 from the previously reported amounts.

The following table presents the effects of all the aforementioned adjustments on pre-tax income:

                                               Year Ended
                                             April 30, 2005
                                            ----------------
Net earnings, as originally reported        $       106,402
                                            ----------------

Adjustment for gain on sale of real estate         (905,000)

Related tax effect of adjustment                          -
                                            ----------------

Total adjustments, net of tax                      (905,000)
                                            ----------------

Net loss, as restated                       $      (798,598)
                                            ================

The reduction of retained earnings was off-set by the increase to additional paid-in capital of the same amount, resulting in no change to total shareholders' equity as previously reported. The adjustments had no effect on consolidated cash flows.

The following table presents the impact of the adjustments and restatements on a condensed basis.

                                                        As Previously        As
                                                          Reported        Adjusted
                                                       ---------------  ------------
Balance sheet - April 30, 2005:

  Goodwill                                             $    6,654,014   $ 3,974,834
  Contingent acquisition liability                          2,679,180             -
  Additional paid-in capital                                4,603,446     5,508,446
  Accumulated deficit                                      (3,900,815)   (4,805,815)

Statement of operations - Year ended April 30, 2005:

  Gain (loss) on sale of property and equipment        $      870,247   $   (34,753)
  Total other income (expense)                              2,190,401     1,285,401
  Net earnings (loss) before income taxes                     106,402      (798,598)
  Net earnings (loss)                                         106,402      (798,598)

  Basic earnings (loss) per share                      $         0.02   $     (0.15)

  Diluted earnings (loss) per share                    $         0.02   $     (0.15)

Notes 7, 9, 11, 13 and 19 have been restated to reflect this restatement.

3.     Summary of Significant Accounting Policies

Principles of Consolidation
---------------------------

The accompanying consolidated financial statements include the accounts of Charys and its subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation. Revenues and expenses of CCI, acquired in a purchase transaction, are included since the date of acquisition. The acquisition of PRG was accounted for as a transfer of assets (Note 7). Accordingly, the accounts and transactions of PRG are presented in the consolidated balances of Charys as if the acquisition had occurred at the beginning of fiscal year 2004.

CHANGE  FROM  DEVELOPMENT  STAGE  COMPANY  STATUS
-------------------------------------------------
Prior to the first quarter of fiscal year 2005, Charys and its predecessor were non-operational and engaged principally in reorganizing its corporate structure, developing its business model, seeking strategic acquisitions, developing a non-operational subsidiary, and effecting various agreements as described in its 2004 Annual Report on Form 10-KSB with the intent to generate future operating revenues. Accordingly, financial statements for all periods prior to May 1, 2004 had been presented as a development stage company, as prescribed by SFAS No. 7, "Accounting and Reporting by Development Stage Enterprises". In the first quarter of fiscal year 2005, the Company commenced operations and exited the development stage by acquiring PRG, an operational subsidiary with significant business activity.

Revenue and Cost Recognition
----------------------------

Income from construction and service contracts is recognized on the percentage-of-completion method, whereby recognition of earnings on contracts in progress is calculated based on the ratio of cost incurred to date to total expected cost to be incurred on each contract. Contract costs include all direct material, labor, subcontract, travel, equipment costs, and related payroll taxes and insurance expense. Changes in job performance, job conditions, estimated profitability, and warranty work, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Contract losses are recognized fully when they are determined.

The Company accounts for the revenues of PRG, its staff leasing subsidiary, in accordance with EITF No. 99-19, "Reporting Revenues Gross as a Principal Versus Net as an Agent". PRG's revenues are derived from its gross billings, which are based upon the payroll cost of its worksite employees and a markup computed as a percentage of the payroll cost. The gross billings are invoiced concurrently with each periodic payroll of its worksite employees. Revenues are recognized ratably over the payroll period as worksite employees perform their service at the client worksite. Because PRG is generally not responsible for the output and quality of work performed by the worksite employees, revenues in the accompanying consolidated statements of operations are presented net of worksite employee payroll costs (i.e. the "net method").

In determining the pricing markup component of the gross billings, PRG takes into consideration its estimates of the costs directly associated with its worksite employees, including payroll taxes, benefits and workers' compensation insurance costs, plus an acceptable gross profit margin. As a result, PRG's operating results are significantly impacted by its ability to accurately estimate, control and manage its direct costs relative to the revenues derived from the markup component of its gross billings.

Consistent with its revenue recognition policy, PRG's direct costs do not include the payroll cost of its worksite employees. PRG's direct costs associated with its revenue generating activities are comprised of all other costs related to its worksite employees, such as the employer portion of payroll-related taxes, employee benefit plan premiums and workers' compensation insurance premiums.

Use of Estimates and Significant Risks
--------------------------------------

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Revenues and costs relating to construction and service contracts are particularly affected by management's estimates. Contracts awarded are normally the result of competitive bidding, and many of the Company's significant contracts are based on a fixed price, rather than cost-plus or time and materials. Initial cost estimates supporting the Company's bids are necessarily based on facts and circumstances known at the time the estimates are made. Estimates of projected contract costs must be continuously updated over the period of contract performance. Unpredictable events can and do occur during contract performance, which can increase costs and erode the anticipated contract profit. Change orders to recover additional costs from the customer may not be approved, or could be subject to protracted negotiations and concessions by the Company. Considerable judgment must be applied to reasonably evaluate the potential outcomes of issues that arise during the contract performance period and the effect their resolution will have on the ultimate margins or losses that may be realized by the Company. Consequently, the estimates that support the Company's revenue recognition and cost accrual decisions have a very significant impact on the results of operations reported by the Company.

Cash  and  Cash  Equivalents
----------------------------

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company's subsidiaries have cash in depository accounts which exceed the level insured by the Federal Deposit Insurance Corporation. This uninsured risk is mitigated by maintaining depository accounts with high quality financial institutions.

Accounts Receivable
-------------------

The allowance for doubtful accounts is established as losses are estimated to have occurred through a provision for bad debt charged to earnings. Losses are charged against the allowance when management believes the uncollectibility of a receivable is probable. Subsequent recoveries, if any, are credited to the allowance. The allowance for doubtful accounts is evaluated on a regular basis by management and is based on historical experience and specifically identified questionable receivables. The evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.

Property and Equipment
----------------------

Property and equipment are stated at cost. Depreciation and amortization are calculated on the straight-line and accelerated methods based on estimated useful lives which generally range from five to seven years for equipment, and 10 years for leasehold improvements.

Intangible Asset Valuation
--------------------------

Goodwill represents the excess of acquisition cost over the assigned fair value of the assets acquired, less liabilities assumed. SFAS No. 142, "Goodwill and Other Intangible Assets", addresses financial accounting and reporting for acquired goodwill and other intangible assets. For purposes of goodwill impairment measurement, the Company is required to compare the fair value of the reporting unit with its carrying amount (net equity), including goodwill. If the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired. Recorded goodwill as of April 30, 2005 is entirely attributed to the acquisition of CCI in March 2005. The Company has determined that no impairment to goodwill is indicated as of April 30, 2005, and thus did not record an impairment charge for the year ended April 30, 2005. However, the Company is exposed to the possibility that changes in market conditions could result in significant impairment charges in the future.

Earnings  Per  Share
--------------------

Basic earnings or loss per common share is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per common share, in addition to the weighted average determined for basic earnings per shares, includes potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. There were no outstanding stock options or warrants as of April 30, 2004.

Income Taxes
------------

The Company accounts for income taxes using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns. In estimating future tax consequences, the Company considers all expected future events other than enactment of or changes in the tax law or rates. The Company files consolidated federal income tax returns.

4.     Going  Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. In spite of its successful refinancing and partial retirement of the debt assumed in its acquisition of CCI, at present the Company has a $4.7 million working capital deficit with a limited borrowing capacity. The present condition continues to create uncertainty as to the Company's ability to continue as a going concern in the absence of additional capital and/or financing, particularly in light of the historic (pre-acquisition) operating losses of CCI. Management's plan to improve its overall financial condition includes the following:

- Increasing revenues at all operating subsidiaries, while maintaining or improving gross margins in the process.

- Control, and in some cases reduce, general and administrative expenses that will not impede growth.

- Seek additional sources of working capital through both debt and equity transactions to fund daily operations, as well as needed acquisitions.

- Acquire companies that fit the Company's business strategy and acquisition model.

The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

5.     Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivable (generally unsecured), accounts payable and notes payable approximate fair value due to the short maturity of the instruments and the provision for what management believes to be adequate reserves for potential losses. The fair values of lines-of-credit and long-term debt approximate their carrying amount since the currently effective rates reflect market rates for debt of similar credit quality.

6.     Costs and Estimated Earnings on Contracts/Contract Backlog

Costs and estimated earnings on all contracts and backlog information as of April 30, 2005, and for the year then ended, are as follows:

Costs incurred on uncompleted contracts                     $ 42,647,555
Estimated earnings                                             6,717,059
Less allowance for uncompleted contract losses                  (300,000)
                                                            -------------

Net contract revenues recognized to date on uncompleted
  contracts                                                   49,064,614
Less billings to date                                        (46,468,403)
                                                            -------------

Net revenues recognized over billings                       $  2,596,211
                                                            =============

Included in the accompanying 2005 consolidated balance
  sheet under the following captions:
    Costs and estimated earnings in excess of billings on
      uncompleted contracts, net of allowance               $  2,990,989
    Billings in excess of costs and estimated earnings on
      uncompleted contracts                                     (394,678)
                                                            -------------

Excess of costs and estimated earnings over billings        $  2,596,311
                                                            =============


Total amended contracts value                               $ 54,104,022
Revenue recognized to date, net of contract loss allowance   (49,064,614)
                                                            -------------

Unearned contracts value - backlog                          $  5,039,408
                                                            =============

7.     Acquisitions

Innovative  Corporate  Solutions,  Inc.
---------------------------------------

On  April  21,  2004,  Charys  acquired all the outstanding shares of Innovative
Corporate Strategies, Inc., a development stage company. On the date of acquisition, ICS had no assets or liabilities. The purchase price paid was $10. As set forth in the stock purchase agreement, additional future consideration may be paid in an amount equal to the annual earnings of ICS before interest, taxes, depreciation and amortization over the period commencing at the closing of the acquisition and ending on April 30, 2006, multiplied by 3.5, up to a maximum of $12.4 million. No value for any potential "earn-out" consideration was recorded by the Company in the purchase accounting, as ICS was in the development stage at the acquisition date and has not generated significant revenues to date. Therefore, an estimate of the potential additional consideration to be paid, if any, is not reasonably determinable.

Personnel  Resources  of  Georgia,  Inc.
----------------------------------------

Effective July 1, 2004, the Company acquired all outstanding shares of PRG from Billy V. Ray, Jr., the controlling stockholder and CEO of Charys. Under the terms of the Stock Purchase Agreement between Charys and Mr. Ray, the minimum to be paid is $250,000, with additional consideration contingent upon five times the total earnings before interest, taxes, and depreciation of PRG over a period ending 12 months after the July 30, 2004 closing date of the acquisition, to a maximum of $1,250,000. The stock purchase was financed by a note to Mr. Ray for $250,000, with 6% interest payable monthly and commencing one year after the closing date. The note and additional consideration, if any, is payable two years after the closing date, and may be paid in cash or the common stock of Charys at the option of the Company. The total consideration to be paid, including the $250,000 minimum, is subject to reduction depending upon the ultimate outcome of certain pre-acquisition contingent liabilities of PRG, as disclosed in more detail in Note 9. Given the historic and projected performance of PRG and management's assessment of the likelihood the contingent liabilities will be realized, management believes it is remote that the total consideration to be paid will exceed $250,000.

Due to the common control and absence of non-controlling minority interests in PRG, the transaction was characterized as a transfer of assets, or potentially an exchange of shares, in accordance with SFAS No. 141 , and not as a purchase. Under SFAS No. 141, a transfer of net assets or exchange of shares between entities under common control is accounted for by the receiving entity (Charys) recognizing the assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity (PRG), and not at fair value in the case where the purchase method of accounting applies. Accordingly, the initial $250,000 consideration was reflected in the accompanying 2005 consolidated balance sheet as a reduction of stockholders' equity. As required by SFAS No.141, the accompanying consolidated financial statements are presented as if the transfer had occurred at the beginning of all periods presented.

CCI Telecom, Inc.
-----------------

On March 4, 2005, the Company, through a wholly-owned subsidiary, acquired all of the outstanding common stock of CCI Telecom, Inc. As initial consideration, the CCI shareholders received cash and 795,342 shares of Charys common stock, valued at $0.45 per share, which was the closing price on the acquisition date. In connection with this acquisition, Charys also issued 302,100 common shares to consultants required under an agreement dated February 27, 2004.

Under the terms of the purchase agreement, the CCI shareholders may also be entitled to additional earn-out consideration in cash or Charys common stock over a two-year period following the acquisition, based on the performance of CCI. Under the purchase agreement formula, the maximum amount of the earn-out liability could be $5.4 million. The purchase agreement also provides for potential additional consideration to be paid, either in cash or Charys common stock, based on both the future stock performance of Charys and future earnings performance of CCI (see Note 9 - Other Contingencies). Under the purchase agreement formula, the maximum amount of this additional consideration could be $2.9 million. Additional consideration resulting in future periods from these earn-out and make whole provisions, if any, will be recorded to goodwill at the time these contingencies are resolved, and is not reflected in the Company's purchase accounting for this acquisition.

The Company determined the total cost of the acquisition at $600,000, with $3.5 million in net liabilities assumed, resulting in an excess of consideration over value received of $4.1 million. The Company engaged an independent consultant to assess the excess consideration for potential amortizable intangible assets and to determine a value for such assets that may be identified. The intangible asset identified as having value was the acquired contract backlog, which was valued at $172,000. Accordingly, this value was recorded in the purchase accounting as an amortizable intangible asset, with the remainder of the excess consideration of $4.0 million recorded as goodwill as of the acquisition date. The contract backlog intangible asset is being amortized at a rate which approximates the completion rate of the underlying acquired contracts. Due to the short term nature of the acquired contracts, this intangible asset will be fully amortized during fiscal year 2006.

The following summary presents the estimated fair values of the assets acquired and liabilities of CCI assumed as of the effective date of acquisition:

Current assets                              $          6,119,857

Property and equipment                                   715,108

Other non-current assets                                 146,847
                                            --------------------

  Total assets acquired                                6,981,812
                                            --------------------

Current liabilities (other than bank debt)             4,246,438

Bank debt (all current)                                6,258,939
                                            --------------------

  Total liabilities assumed                           10,505,377
                                            --------------------

  Net liabilities assumed                   $          3,523,565
                                            ====================

Pro Forma Information
---------------------

Unaudited pro forma information for the Company is presented below as if the acquisition of CCI had taken place as of May 1 for each of the fiscal years presented. The reserve for contract losses of $1 million on the acquired CCI contracts, established by the Company through purchase accounting (see Note 10), has been included as losses in the 2005 pro forma information. As previously noted, the acquisition of PRG was accounted for as a transfer of assets, and thus results of its operations for the years presented are included in the accompanying audited consolidated statements of operations and not as pro forma information. This pro forma information does not purport to be indicative of the results of operations which would have resulted had the acquisition of CCI been consummated at the dates assumed. Amounts are stated in thousands, except for the per share data.

                                     Years Ended April 30,
                                  ---------------------------
                                      2005          2004
                                  ------------  -------------
                                  (Unaudited)    (Unaudited)

Revenues                          $    21,766   $     22,038

Net loss                          $    (3,511)  $     (4,791)

Basic and diluted per share loss  $     (0.56)  $      (0.85)

8.     Debt

CCI Debt Restructuring
----------------------

As of the CCI acquisition on March 4, 2005, the credit facilities assumed by the Company and their status were as follows:

- Revolving line of credit with The Frost National Bank ("Frost Bank") with a borrowing base at the lesser of $5 million or 80% of eligible accounts receivable and 50% of net costs and estimated earnings in excess of billings on uncompleted contracts. Interest on the outstanding borrowings was based on the prime rate plus 3% and borrowings were collateralized by all assets of CCI. At the acquisition date, CCI's outstanding borrowings under the line of credit totaled $4.55 million. The line of credit was under an extension agreement dated February 1, 2005, which reduced the maximum borrowings to $4.55 million and required CCI to pay monthly interest-only payments at the prime rate plus 3% until August 1, 2005, at which time the outstanding principal would be due in full.

- Term loan with Frost Bank, the outstanding principal balance of which was $1.71 million at the acquisition date. The loan was under an extension agreement dated February 1, 2005, in which CCI would pay monthly interest-only payments at the prime rate plus 3% until September 20, 2005, at which time the outstanding principal would be due in full.

Effective April 25, 2005, Charys entered into an agreement (the "Agreement") with Frost Bank relating to the retirement of these credit facilities. Pursuant to the terms of the Agreement, Frost Bank unconditionally canceled the outstanding obligation due under the term loan, the balance at that time of which was $1.67 million. The terms under which Charys satisfied CCI's obligation to Frost Bank for the term loan were as follows:

- Charys issued Frost Bank 400,000 shares of the Company's Series B preferred stock (see Note 11). Each share of the preferred stock is convertible into one share of Charys' common stock. The shares are non-voting and are not under any mandatory redemption requirements.

- All common stock warrants previously issued by CCI to Frost Bank were terminated.

- Frost Bank extended the final maturity of the existing credit line for a period of six months from February 1, 2005 until August 1, 2005 (the "Forbearance Period"). The line of credit was renewed at $4.55 million, which were the outstanding borrowings under the credit line at April 25, 2005.

Upon execution of the Agreement on April 25, 2005, the Company recorded the cancellation of the outstanding balance of the Frost Bank term loan. The Company also recorded costs associated with the debt retirement, including a fair value of $160,000 for the preferred stock issued and $59,371 for accrued professional and consultant fees, resulting in a net gain on the term loan retirement of $1.45 million for the year ended April 30, 2005, as shown in the accompanying 2005 consolidated statement of operations.

To complete the restructuring of CCI's debt, the Agreement also provided for Frost Bank to release of all debt security interests and liens relating to the credit line in consideration for it receiving the following during the Forbearance Period:

- Delivery to Frost Bank of a one-time cash payment of $2.5 million, reduced by any net pay-down during the Forbearance Period.

- Execution by Charys of a $300,000 promissory note in favor of Frost Bank at 12% interest, maturing 13 months after issuance.

- Issuance by Charys of 500,000 shares Series C preferred stock to Frost Bank, with each share to be non-voting, convertible into one share of Charys' common stock, and not under mandatory redemption requirements. The shares issued are restrictive as to their disposition by Frost Bank. However, Charys agreed to file a registration statement with the SEC to cover the common stock issuable upon the conversion of the preferred stock.

- Delivery of a put option by Charys to Frost Bank with respect to the Series C preferred stock held by Frost Bank to sell the shares to Michael J. Novak, the previous and current president of CCI, at the price of $3.50 per share.

On July 29, 2005 and prior to the expiration of the Forbearance Period, Charys, through its subsidiary CCI, closed on a new $5 million asset based credit facility with CAPCO Financial Company ("CAPCO"). The finance agreement provides for CAPCO to make cash advances to CCI based on 85% of accounts receivables that are 90 days or less from invoice date. The initial term of this agreement is 12 months from the closing date. Interest is payable on outstanding borrowings at the prime rate plus 6%. CAPCO will also receive a seven-year warrant to purchase up to 862,069 shares of Charys common stock at $0.29 per share. The facility is secured by a first lien position on the assets of CCI. The initial draw-down of the facility was approximately $2.6 million, of which $2.5 million, combined with a $300,000 unsecured note and the issuance of 500,000 shares of Series C preferred stock, was used to pay-off the existing Frost Bank line of credit obligation of $4.55 million under the terms of the Agreement, which also occurred on July 29, 2005.

Short-Term  Borrowings
----------------------

Borrowings due on demand or with stated maturities of less than one year are as follows at April 30, 2005 and 2004:

                                                                   2005               2004
                                                             -----------------  -----------------
 Unrelated parties:
 Advance from financing company, due on demand at no
 interest, unsecured                                         $        140,000   $              -

 Notes payable to individuals, due on demand at no
 interest, unsecured                                                   89,000             30,100

 Note payable to bank at 6% interest, due May 2005,
 unsecured                                                             25,000             18,783

 Note payable to bank, paid in 2005                                         -             39,500
                                                             -----------------  -----------------

   Total short-term borrowings - unrelated parties           $        254,000   $         88,383
                                                             =================  =================

 Related parties:
 Advance from shareholder for stock purchase, due on
 demand at no interest, unsecured                            $         50,000   $              -

 Advances payable to ICS officer, due on demand at no
 interest, unsecured                                                  200,546                  -

 Note payable to PRG officer, due on demand at no interest,
 unsecured                                                             57,966             34,000
                                                             -----------------  -----------------

   Total short-term borrowings - parties                     $        308,512   $         34,000
                                                             =================  =================

Long-Term Debt
--------------

                                                                   2005               2004
                                                             -----------------  -----------------

 Unrelated parties:
 Various notes to financing companies for vehicles and
 equipment due June to December 2005                         $         10,429   $         33,030

 Note payable to financing company on equipment, interest
 at 5.7%, due November 2007                                            21,927                  -

 Capital leases on equipment with finance companies due
 in 2006                                                               15,409              1,188
                                                             -----------------  -----------------

 Total long-term debt - unrelated parties                              47,765             34,218

 Less current portion                                                 (33,945)           (18,951)
                                                             -----------------  -----------------

 Non-current debt - unrelated parties                        $         13,820   $         15,267
                                                             =================  =================

 Related parties:
 PRG acquisition note payable to Charys CEO, due July
 2006, including accrued interest at 6%, secured by common
 stock of Charys                                             $        260,938   $        250,000
                                                             =================  =================

Aggregate maturities required on all long-term debt at April 30, 2005 are as follows:

Years ending April 30,
      2006                    $ 33,945
      2007                     269,521
      2008                       5,237
                              --------

                              $308,703
                              ========

9.     Commitments  and  Contingencies

Commitments and contingencies not otherwise disclosed in these notes to the consolidated financial statements are as follows:

Operating Leases
----------------

The Company and its subsidiaries lease office space, equipment, automobiles, and office equipment under long-term, non-cancellable operating leases expiring in various years through 2015. Total rent expense for all leases for the years ended April 30, 2005 and 2004 was $293,080 and $7,641.Future minimum lease payments under non-cancellable operating leases at April 30, 2005 are as follows:

Years ending April 30,
      2006                   $  883,185
      2007                      698,474
      2008                      382,732
      2009                      300,982
      2010                      231,996
      Beyond 2010             1,159,980
                             ----------

                             $3,657,349
                             ==========

Guarantees
----------

On November 24, 2003 Spiderboy's president and majority shareholder, Mark N. Pardo, sold controlling interest to two investors for $250,000. Charys co-signed a $160,000 promissory note to Mr. Pardo as a part of this transaction. This note is non-interest bearing, secured by a majority interest in the Charys' common stock with $30,000 due on January 24, 2004 and $13,000 due each month from February 24, 2004 to November 24, 2004. This obligation was paid in full and the Charys stock released as security during the year ended April 30, 2005.

IRS  Penalty  Assessments
-------------------------

The tax penalty contingency of PRG referred to in Note 7 relates to IRS penalty assessments associated with the timing and method used by PRG to pay payroll taxes, primarily relating to fiscal year 2004 before its acquisition by Charys. PRG has been notified of penalty assessments of approximately $494,000 and $211,000 as of April 30, 2005 and 2004. Because a preponderance of these penalties relate to an erroneous method used to pay the taxes and not for late payment, management is currently negotiating with the IRS for a penalty reduction, however, there is no assurance any of the penalties will be abated. Accordingly, the Company has accrued for these assessments, which are included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

Other  Contingencies
--------------------

Contained  in  the  purchase  agreements for the acquisition of PRG and CCI (see
Note 7) and purchase of real estate from CCI Associates (see Note 12) are "make-whole" provisions, whereby Charys is committed to issuing additional common shares or paying cash to the sellers if the market price of the Company's stock fails to achieve certain levels by the second anniversary of the effective dates of these transactions, in accordance with formulas set forth in the respective purchase agreements. Whether the make-whole amounts are paid in cash or in the Company's common stock is at the discretion of Charys. Should these contingencies materialize and Charys elects to issue additional common stock, further common stock issuances to consultants will be required under their agreement with Charys dated February 27, 2004.

The maximum additional consideration which could be paid under the make-whole provision relating to the CCI acquisition is $2.9 million. Regardless of Charys' stock performance, the extent to which this amount will be paid, if at all, is also subject to CCI achieving a minimum earnings target, as defined in the purchase agreement. Whether or not CCI will achieve this earnings target is unknown. Accordingly, the potential consideration associated with the make-whole provision and additional common shares which may be required for the consultants cannot be reasonably estimated. Therefore, the accompanying 2005 consolidated financial statements do not include any effects of this make-whole contingency. However, the effect of this contingency, should it occur, could be material.

As disclosed in Note 2, the maximum effect of the make-whole provision relating to the real estate purchase agreement has been reflected in the accompanying 2005 consolidated financial statements, as required by generally accepted accounting principles. As noted above, should this make-whole provision materialize and the Company's issues further common shares to the sellers in lieu of cash payment, the Company will be required to issue additional common share to consultants. The number of these shares to be issued, if any, cannot be reasonably estimated at this time.

10.     Reserves  for  Contract  Losses

The Company recorded a $450,000 reserve in the purchase accounting for the acquisition of CCI to reflect what the Company believed to be the net billable value for costs and estimated earnings on uncompleted contracts as of the acquisition date. Subsequent to the acquisition, the Company has utilized the reserve for contract losses only on those jobs specifically identified as uncompleted contracts at the date of acquisition. During the period March 4, 2005 to April 30, 2005, $150,000 of this reserve was utilized, with $300,000 remaining at April 30, 2005.

11.     Stockholders' Equity

Authorized  Shares
------------------

On February 27, 2004, a controlling interest in Charys was sold. As part of this agreement, Charys amended its certificate of incorporation to provide for authorized shares as follows:

               -  300,000,000  shares  of  common  stock.

               -  5,000,000  shares  of  preferred  stock.

Reverse  Split
--------------

Charys implemented a one-for-10 reverse split for common stock in connection with the change of domicile from Minnesota to Delaware pursuant to a merger (see
Note 1) whereby the Spiderboy stockholders received one share of the common stock of Charys for every 10 shares of Spiderboy's common stock. The reverse split has been presented retroactively in the accompanying 2004 consolidated financial statements.

Preferred  Stock
----------------

Series A - On December 16, 2003, Spiderboy issued two consultants 500,000 shares each of Series A preferred stock. The Series A preferred stock is not entitled to receive any dividends and is not convertible into shares of Charys' common stock. A holder of the Series A preferred stock is entitled to 250 votes per share. The shares are not under any mandatory redemption requirements. The holders of shares of the Series A preferred stock of Spiderboy received one share of Series A preferred stock of Charys for every share of Series A preferred stock of Spiderboy.

Series B - On April 25, 2005, Charys issued Frost Bank 400,000 shares of Series B preferred stock (see Note 8). The shares are non-voting, and each share is convertible into one share of Charys' common stock. The shares are not under any mandatory redemption requirements.

Shares  Issued  under  Consulting  and  Purchase  Agreements
------------------------------------------------------------

Charys signed a Consulting Agreement on February 27, 2004, with seven individuals. These consulting agreements grant up to 4,300,000 shares of Charys' common stock to the consultants in full consideration for general business consulting services to be provided, including business planning, acquisitions, and capital development. Shares to be issued under these agreements are to be:

     - One-third registered securities pursuant to a registration statement on Form S-8

     - One-third restricted shares under Rule 144, but possessing piggyback registration rights, and

     - Remaining one-third restricted shares under Rule 144 with no registration rights.

A liability of $1,256,665 is included in accounts payable and accrued expenses in the accompanying 2004 consolidated balance sheet for the initial 966,664 shares of common stock initially issuable under these agreements. During the year ended April 30, 2005, these shares were issued at an assigned value of $1.30 per share and the recorded liability was relieved. A contingent liability exists for the remaining 3,333,336 shares of common stock issuable, based on future performance required under these agreements. No obligation has been recorded for the future services to be rendered.

As presented in the accompanying 2005 consolidated statement of changes in shareholders' equity, a total of 2,139,218 common shares were issued in accordance with various agreements for director and consultant services, and for transactions described elsewhere in these notes. The Company assigned the current market price to these shares as of the time at which the parties became entitled to the shares, as management believes this provides the best indicator of value received.

S-Corporation Shareholder Distributions
---------------------------------------

The S-corporation shareholder distributions as presented in the accompanying 2004 consolidated financial statements relate to distributions paid to Billy V. Ray, Jr., the former sole shareholder of PRG and current Charys CEO, during a period prior to the Company's actual acquisition of PRG and at which time PRG had been a Subchapter S-corporation.

Stock-Based  Compensation
-------------------------

The Company has two incentive stock option plans under which, in combination, provide for compensatory grants of common stock options to employees, directors and independent consultants. The length of the option period under each plan is not to exceed ten years, and the exercise price must be at least 85% of the market price of the Company's common stock at the date of the grant. Options to purchase five million shares are available under these plans.

There were no outstanding options granted as of April 30, 2004. During the year ended April 30, 2005, options for a total of 2,650,000 shares were granted by the Company. All options granted expire ten years after the grant date at an exercise price of $.40 per share, and were exercisable upon grant. Remaining exercise periods on the outstanding options at April 30, 2005 range from nine to ten years. No options had been exercised or forfeited as of that date. There were no outstanding options to purchase common stock at prices that exceeded the average market price for the year ended April 30, 2005. 200,000 of these options were granted to a non-employee consultant. The fair value and expense recognized for these options was $15,986 for the year ended April 30, 2005.

2,450,000 options were granted to employees and directors during the year ended April 30, 2005. The Company accounts for stock-based compensation to employees and directors in accordance with SFAS No. 123, "Accounting for Stock Based Compensation", which allows the continued use of the intrinsic value method provided under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" in lieu of a fair value measurement. The intrinsic method provides for the recognition of stock option expense at the value in which the market price exceeds that of the exercise price at the time the options are exercisable. The Company has not elected early adoption of SFAS 123(R), which discontinues use of the intrinsic value method and requires fair value expense recognition for all options granted. No charges were made to earnings in connection with these options, as all options granted had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effects on net earnings and earnings per share for the year ended April 30, 2005 if the Company had applied the optional fair value recognition provisions of SFAS No. 123 to these stock options granted.

Net loss, as reported                                      $          (798,598)
  Deduct: Total stock-based employee compensation
    expense determined under fair value -based method for
    all awards, net of related tax effects                            (465,500)
                                                           --------------------

Pro forma net loss                                         $        (1,264,098)
                                                           ====================

Loss per share:
  Basic and diluted - as reported                          $             (0.15)
  Basic and diluted - pro forma                            $             (0.23)


The Company used the Black-Scholes options pricing model for measuring fair value. Variables used under this model were as follows:

               Expected  dividends         -  0-

               Risk-free interest rate     4.09%

                  Volatility                 29%

Earnings  Per  Share
--------------------

The computation of basic and diluted earnings per share is as follows for the years ended April 30, 2005 and 2004. Net loss for the year ended April 30, 2004 has been restated to reflect the combined companies disclosed in Note 7.

                                                                   2005                   2004
                                                           ---------------------  --------------------
 Numerator:
 Net loss                                                  $          (798,598)  $        (2,419,918)
                                                           =====================  ====================

 Denominator:

 Weighted average shares outstanding - basic                          5,382,983             4,527,161
 Effect of dilutive securities - common stock options and
   convertible Series B preferred stock                               1,052,603                     -
                                                           ---------------------  --------------------

 Weighted average shares outstanding - diluted                        6,435,586             4,527,161
                                                           =====================  ====================

 Net loss per share of common stock:

 Basic and diluted                                         $              (0.15)  $             (0.53)

12.     Real Estate Transactions

On April 29, 2005, the Company purchased the land and building comprising CCI's corporate headquarters from CCI Associates, Ltd. ("CCI Associates"). The Company issued 250,000 common shares to the sellers as consideration, assumed mortgage debt of $963,298, and incurred transaction costs and liabilities of $164,719. In connection with this acquisition, Charys also issued 94,959 common shares to consultants required under an agreement dated February 27, 2004The purchase agreement also provides for potential additional consideration to be paid to the sellers, based on the future stock performance of Charys (see Note 9 - Other Contingencies). The resulting total purchase cost of the real estate was recorded at $2.2 million. Charys and CCI Associates are related parties, in that the president of CCI has a controlling interest in CCI Associates.

Concurrent with the purchase of the real estate, on April 29, 2005 the Company sold the property to an unrelated third party for $2.2 million, resulting in a loss (net of transaction costs) of $34,753. Effective May 1, 2005, the purchaser, CCI and Charys entered into a lease contract whereby the purchaser leased the property to CCI Telecom and Charys for a 10-year term, commencing on May 1, 2005, and terminating on April 30, 2015.

13.     Segment Reporting

The Company's operations have been classified into two business segments, telecommunication infrastructure services and general business support services. This segmentation best describes the business activities of the Company and how management assesses the Company's performance. Information about the nature of these segment services, geographic operating areas and customers is described in
Note 1. Summarized financial information by business segment for fiscal years 2005 and 2004 is presented below. All segment revenues were derived from external customers. No segment information for 2004 is depicted for telecommunications infrastructure services. As previously disclosed, the Company had no operations in this business segment until its purchase acquisition of CCI on March 4, 2005. Although the Company did not acquire PRG until July 1, 2004, information for this subsidiary is included in the 2004 segment information as if it had been acquired at the beginning of 2004 for the reason stated in Note 7. Amounts are stated in thousands.

                                                             Years Ended April 30,
                                                    -----------------------------------------
                                                           2005                  2004
                                                    -------------------  --------------------
Net revenues:
  Telecommunications infrastructure services        $            2,693   $                 -
  General Business Services                                      4,290                 4,704
                                                    -------------------  --------------------
                                                    $            6,983   $             4,704
                                                    ===================  ====================
Depreciation and amortization:
  Telecommunications infrastructure services        $              110   $                 -
  General Business Services                                         38                    64
                                                    -------------------  --------------------
                                                    $              148   $                64
                                                    ===================  ====================
Loss from operations:
  Telecommunications infrastructure services        $             (506)  $                 -
  General Business Services                                       (461)                 (557)
                                                    -------------------  --------------------
                                                    $             (967)  $              (557)
                                                    ===================  ====================
Interest expense:
  Telecommunications infrastructure services        $              136   $                 -
  General Business Services                                         20                    18
                                                    -------------------  --------------------
                                                    $              156   $                18
                                                    ===================  ====================
Segment assets:
  Telecommunications infrastructure services        $           11,802   $                 -
  General Business Services                                        385                   454
                                                    -------------------  --------------------
                                                    $           12,187   $               454
                                                    ===================  ====================

The following are reconciliations of reportable segment revenues, results of operations, assets and other significant items to the Company's consolidated totals (amounts stated in thousands):

                                                             Years Ended April 30,
                                                    -----------------------------------------
                                                            2005                 2004
                                                    -------------------  --------------------
Net revenues:
  Total for reportable segments                     $            6,983   $             4,704
  Corporate                                                        500                     -
                                                    -------------------  --------------------
  Total consolidated net revenues                   $            7,483   $             4,704
                                                    ===================  ====================

Depreciation and amortization:
  Total for reportable segments                     $              148   $                64
  Corporate                                                          -                     -
                                                    -------------------  --------------------
  Total consolidated depreciation and amortization  $              148   $                64
                                                    ===================  ====================

Loss from operations:
  Total for reportable segments                     $             (967)  $              (557)
  Corporate                                                     (1,117)               (1,898)
                                                    -------------------  --------------------
  Total consolidated loss from operations           $           (2,084)  $            (2,455)
                                                    ===================  ====================

Interest expense:
  Total for reportable segments                     $              156   $                18
  Corporate                                                         10                     -
                                                    -------------------  --------------------
  Total consolidated interest expense               $              166   $                18
                                                    ===================  ====================

Segment assets:
  Total for reportable segments                     $           12,187   $               454
  Corporate                                                         92                     -
                                                    -------------------  --------------------
  Total consolidated assets                         $           12,279   $               454
                                                    ===================  ====================

14.     Income Taxes

The Company files a consolidated federal tax return with its subsidiaries. There was no current federal tax provision or benefit recorded for the years ended April 30, 2005 and 2004. The Company has net operating loss carryovers for income tax purposes of $4.8 million as of April 30, 2005, which expire over the years 2012 through 2019.

Deferred taxes were comprised of deferred tax assets of $2.1 million and $735,000, and no deferred tax liabilities, as of April 30, 2005 and 2004. Deferred tax assets were derived substantially from the net operating loss carryovers available at these dates, and were computed at an effective combined federal and state income tax rate of 38%. Because it is uncertain as to whether the Company will have taxable income in future periods to realize any deferred tax benefits arising from the loss carryovers, the Company recorded an allowance that off-sets the entire balance of the deferred tax assets as of April 30, 2005 and 2004. Accordingly, no deferred tax effects are presented in the accompanying consolidated financial statements. The deferred tax asset valuation allowance increased by $1.4 million and $485,000 during the years ended April 30, 2005 and 2004.

The following is a reconciliation from the expected federal statutory income tax rate to the Company's actual income tax rate for the years ended April 30, 2005 and 2004:

                                 2005         2004
                                ------       ------

Income tax (benefit) expected    0.34   %    (0.34)  %

Valuation allowance             (0.34)  %     0.34   %
                                ------       ------

Actual income tax (benefit)         -   %        -   %
                                ======       ======

15.     Related Party Transactions

Transactions with related parties not otherwise disclosed in these notes to the consolidated financial statements were as follows for the years ended April 30, 2005 and 2004:

- A significant customer of PRG is owned by an officer of PRG, who acquired this company in June 2005, prior to the acquisition of PRG by Charys. Net revenues (net of payroll costs) attributable to this customer were $681,018 for the year ended April 30, 2005.

- PRG has a month-to-month operating lease for its office space with a PRG officer-employee, who was an owner of a predecessor company of PRG. Rent expense under the lease was $26,217 and $42,260 during the years ended April 30, 2005 and 2004.

- As part of the CCI acquisition on March 4, 2005, the Company assumed the lease on CCI's headquarters facility held by CCI Associates. By virtue of the acquisition, this company became related to Charys by common control, as the president of CCI has a controlling interest in CCI Associates. This relationship terminated upon the Company's purchase of the property on April 29, 2005. Rent paid under this lease to CCI Associates was $37,429 during the period March 4, 2005 through April 29, 2005.

- Interest relating to the PRG acquisition note payable to Charys' CEO was accrued in the amount of $10,938.

16.     Employee Benefit Plans

The Company's operating subsidiaries sponsor contributory defined contribution retirement plans which cover substantially all of their employees over age 21 who have completed one year of service consisting of at least 1,000 hours of service. The plans are administered by third-party administrators. The sponsoring subsidiaries may elect to make matching contributions based upon a percentage of the participant's deferred salary contributions They may also elect to make additional contributions, the amount and timing of which is at the discretion of each sponsor's board of directors. Total amounts contributed to these plans were $6,726 and $6,676 for the years ended April 30, 2005 and 2004.

17.     Supplemental Cash Flow Information

Non-Cash Financing and Investing Activities
-------------------------------------------

- The acquisition of CCI on March 4, 2005 was a non-cash transaction, other than the nominal amount of cash acquired and cash paid, as shown in the accompanying 2005 consolidated statement of cash flows. As disclosed in Note 7, the Company acquired $2.8 million in net assets and assumed $6.3 million in bank debt, in exchange for common shares and a contingent earn out liability totaling $3.3 million.

- The purchase of real estate property on April 29, 2005 from CCI Associates (see Note 12) was a non-cash transaction in which the Company acquired the property in exchange for common shares and assumption of mortgages and purchase related liabilities totaling $1.3 million.

- On March 18, 2005, common shares valued at $1.3 million were exchanged for a liability due to consultants that had been accrued as of April 30, 2004 (see
Note  11).

- Liabilities owed to shareholders totaling $76,593 were donated as capital during the year ended April 30, 2004.

Cash Paid for Interest/Income Taxes
-----------------------------------

Cash paid for interest was $145,198 and $18,102 for the years ended April 30, 2005 and 2004. No cash was paid for income taxes for these years.

18.     Major Customers

The five largest customers of CCI represent 66% of its annual revenues, with its largest customer accounting for 33% of annual revenues. The six largest clients of PRG represent 39% of its client billings, with its largest client representing 13% of annual billings.

19.     Selected  Quarterly  Consolidated  Financial  Data  (Unaudited)

                                            First       Second       Third        Fourth
                                           Quarter     Quarter      Quarter      Quarter
                                         -----------  ----------  -----------  ------------
Year Ended April 30, 2005
-------------------------

Net revenues                             $1,663,903   $1,286,108  $  975,216   $ 3,557,472

Gross profit                             $  692,850   $  516,093  $  263,431   $   403,728

Net earnings (loss)                      $  117,536   $   14,373  $ (821,891)  $  (108,616)

Diluted net earnings (loss) per share    $     0.02   $     0.00  $    (0.16)  $     (0.02)

Year Ended April 30, 2004
-------------------------

Net revenues                             $1,018,805   $1,256,355  $1,271,894   $ 1,157,274

Gross profit                             $  343,408   $  411,122  $  442,258   $   280,842

Net earnings (loss)                      $  (19,181)  $   42,808  $ (463,773)  $(1,979,772)

Diluted net earnings (loss) per share    $     0.00   $     0.00  $    (0.10)  $     (0.41)

                          CHARYS HOLDING COMPANY, INC.
                      (f/k/a Spiderboy International, Inc.)
                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)


                                                            October 31, 2005
                                                         -----------------------
ASSETS

Current assets:
  Cash                                                   $               265,074
  Accounts receivables, net of allowance for doubtful
    accounts of $397,351                                               3,746,766
  Costs and estimated earnings in excess of billings on
    uncompleted contracts                                              1,882,182
  Other current assets                                                   935,891
                                                         -----------------------
      Total current assets                                             6,829,913
                                                         -----------------------

                                                         -----------------------
Property and equipment, net of accumulated depreciation
  and amortization of $344,303                                           671,107
                                                         -----------------------

Other assets:
  Goodwill                                                             3,974,834
  Amortizable intangible asset, net of accumulated
    amortization of $107,250                                              64,750
  Other non-current assets                                               557,715
                                                         -----------------------
      Total other assets                                               4,597,299
                                                         -----------------------

                Total assets                             $            12,098,319
                                                         =======================

See  notes  to  consolidated  financial  statements.


                                    II-II-26

                           CHARYS HOLDING COMPANY, INC.
                       (f/k/a Spiderboy International, Inc.)
                      CONSOLIDATED BALANCE SHEET (CONTINUED)
                                    (Unaudited)


                                                              October 31, 2005
                                                          ------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                        $             3,248,646
  Accrued expenses                                                      2,198,977
  Billings in excess of costs and estimated earnings on
    uncompleted contracts                                                 525,289
  Line of credit obligation                                             2,528,447
  Short-term borrowings:
    Unrelated parties                                                     549,000
    Related parties                                                        57,966
  Current portion of long-term debt:
    Unrelated parties                                                     324,340
    Related parties                                                       190,188
  Current portion of capital lease obligations                              4,985
                                                          ------------------------
    Total current liabilities                                           9,627,838

Long-term borrowings:
  Unrelated parties                                                        23,718
  Related parties                                                               -
  Capital lease obligations                                                 4,140
                                                          ------------------------

            Total liabilities                                           9,655,696
                                                          ------------------------

Shareholders' equity:
  Preferred stock; $0.001 par value; 5,000,000 shares
    authorized, 1,900,000 shares issued and outstanding:
      Series A                                                              1,000
      Series B                                                                400
      Series C                                                                500
  Common stock; $0.001 par value; 300,000,000 shares
    authorized, 9,570,951 issued and outstanding                            9,571
  Additional paid-in capital                                            6,297,891
  Accumulated deficit                                                  (3,866,739)
                                                          ------------------------
    Total shareholders' equity                                          2,442,623
                                                          ------------------------

            Total liabilities and shareholders' equity    $            12,098,319
                                                          ========================

See  notes  to  consolidated  financial  statements.


                                    II-II-27

                                            CHARYS HOLDING COMPANY, INC.
                                        (f/k/a Spiderboy International, Inc.)
                                        CONSOLIDATED STATEMENTS OF OPERATIONS
                                                     (Unaudited)


                                               Three Months Ended October 31,        Six Months Ended October 31,
                                            ------------------------------------  ----------------------------------
                                                  2005               2004              2005              2004
                                            ----------------  ------------------  --------------  ------------------
Net revenues                                $     5,222,246   $       1,286,108   $  11,277,444   $       2,950,011
Cost of revenues                                  3,973,795             770,015       8,787,819           1,745,121
                                            ----------------  ------------------  --------------  ------------------
  Gross profit                                    1,248,451             516,093       2,489,625           1,204,890
                                            ----------------  ------------------  --------------  ------------------

Operating expenses:
  General and administrative                      1,389,443             489,702       2,797,486           1,047,405
  Depreciation and amortization                     127,678               8,672         257,682              20,803
                                            ----------------  ------------------  --------------  ------------------
    Total operating expenses                      1,517,121             498,374       3,055,168           1,068,208
                                            ----------------  ------------------  --------------  ------------------
    (Loss) income from operations                  (268,670)             17,719        (565,543)            136,682
                                            ----------------  ------------------  --------------  ------------------

Other income (expense):
  Gain on sale of discontinued operation            229,044                   -         229,044                   -
  Interest expense                                 (114,855)             (3,346)       (220,051)             (5,373)
  Other income (expense), net                      (106,560)                  -       1,495,626                   -
                                            ----------------  ------------------  --------------  ------------------
    Total other income (expense)                      7,629                   -       1,504,619                   -
                                            ----------------  ------------------  --------------  ------------------
  Net earnings (loss) before income taxes          (261,041)             14,373         939,076             131,909

Income tax expense (benefit)                              -                   -               -                   -
                                            ----------------  ------------------  --------------  ------------------
        Net earnings (loss)                 $      (261,041)  $          14,373   $     939,076   $         131,909
                                            ================  ==================  ==============  ==================

Per share data - basic:
  Net earnings                              $         (0.03)  $            0.00   $        0.11   $            0.03
                                            ================  ==================  ==============  ==================
  Weighted average shares outstanding             9,101,757           4,862,778       8,608,246           4,862,778
                                            ================  ==================  ==============  ==================

Per share data - diluted:
  Net earnings                              $         (0.03)  $            0.00   $        0.08   $            0.02
                                            ================  ==================  ==============  ==================
  Weighted average shares outstanding            12,471,322           5,462,778      11,559,333           5,292,126
                                            ================  ==================  ==============  ==================


                                    II-II-28

                                        CHARYS HOLDING COMPANY, INC.
                                    (f/k/a Spiderboy International, Inc.)
                                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                 (Unaudited)


                                                                        Six Months Ended October 31,
                                                                       2005                    2004
                                                               ---------------------  ----------------------
Cash Flows From Operating Activities:
-------------------------------------
Net earnings                                                   $            939,076   $             131,909
Adjustments:
  Stock options expense                                                           -                  15,986
  Income from debt retirement                                            (1,596,355)                      -
  Loss on disposal of equipment                                               4,624                       -
  Gain on sale of discontinued operation                                   (229,044)                      -
  Depreciation and amortization expense                                     257,683                  20,203
  Net change in current assets and liabilities                             (469,411)               (153,805)
                                                               ---------------------  ----------------------
          Net cash (used in) provided by operating activities            (1,093,427)                 14,293
                                                               ---------------------  ----------------------

Cash Flows From Investing Activities:
-------------------------------------
Purchase of equipment                                                      (116,153)                 (3,860)
Proceeds from exercise of common stock options                               20,000                       -
Proceeds from sale of restricted common stock                               557,320                       -
Repayments on notes receivable                                                    -                   8,790
Increase in other non-current assets                                       (223,889)                      -
                                                               ---------------------  ----------------------
          Net cash provided by investing activities                         237,278                   4,930
                                                               ---------------------  ----------------------

Cash Flows From Financing Activities:
-------------------------------------
Net increase (decrease) in line of credit obligation                         28,447                       -
Cash paid for line of credit refinancing                                   (116,985)                      -
Net proceeds (repayments) on short-term borrowings:
    Unrelated parties                                                       195,000                 124,916
    Related parties                                                               -                (100,119)
Net proceeds (repayments) on long-term borrowings:
    Unrelated parties                                                           293                 (12,456)
    Related parties                                                         (70,750)                      -
Capital lease obligation payments                                              (846)                 (1,288)
                                                               ---------------------  ----------------------
          Net cash (used in) provided by financing activities                35,159                  11,053
                                                               ---------------------  ----------------------

Net (decrease) increase in cash                                            (820,990)                 30,276
Cash, beginning of period                                                 1,086,064                       -
                                                               ---------------------  ----------------------

Cash, end of period                                            $            265,074   $              30,276
                                                               =====================  ======================


                                    II-II-29

                          CHARYS HOLDING COMPANY, INC.
                      (f/k/a Spiderboy International, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              THREE AND SIX MONTHS ENDED OCTOBER 31, 2005 AND 2004
                                   (Unaudited)

1.     BASIS  OF  FINANCIAL  STATEMENT  PRESENTATION

The accompanying unaudited consolidated financial statements of Charys Holding Company, Inc. ("Charys" or the "Company") have been prepared in accordance with principles generally accepted in the United States of America for interim financial information and applicable rules of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The interim financial statements and notes should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB and subsequent amendments on Form 10-KSB/A for the year ended April 30, 2005 ("2005 Annual Report"). Operating results for the three months and six months ended October 31, 2005 are not necessarily indicative of the results that may be expected for the fiscal year ending April 30, 2006.

Certain amounts in the accompanying consolidated statements of operations and cash flows for the three months and six months ended October 31, 2004 have been reclassified in order to conform with the presentation of these statements for the three months and six months ended October 31, 2005.

2.     THE  COMPANY


                                    II-II-30

The accompanying consolidated financial statements include the accounts of Charys and its wholly-owned subsidiaries, CCI Telecom, Inc. ("CCI"), Personnel Resources of Georgia, Inc. ("PRG"), and Innovative Corporate Solutions, Inc. ("ICS"). Effective August 1, 2005, the Company sold all outstanding common shares of ICS (see Note 9). Charys is the successor to Spiderboy International, Inc. as the result of a merger and name change approved by the shareholders on June 25, 2004.

3.     GOING  CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. In spite of its successful refinancing and partial retirement of the debt assumed in its acquisition of CCI, at present the Company has a $2.8 million working capital deficit. Although the Company has available a $5 million asset based credit facility and has secured other sources of short-term borrowing and equity financing (see Notes 5 and 8), its borrowing capacity under the credit facility is limited to the extent of the qualified accounts receivable of CCI and the additional financing obtained is insufficient to meet its working capital needs over the near-term. The present condition continues to create uncertainty as to the Company's ability to continue as a going concern in the absence of additional capital and/or financing, particularly in light of the historic (pre-acquisition) operating losses of CCI. Management's plan to improve its overall financial condition includes the following:

     - Increasing revenues at all operating subsidiaries, while maintaining or improving gross margins in the process.

     - Control, and in some cases reduce, general and administrative expenses that will not impede growth.

     - Seek additional sources of working capital through both debt and equity transactions to fund daily operations, as well as needed acquisitions.

     - Acquire companies that fit the Company's business strategy and acquisition model.

The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

4.     RESERVES  FOR  CONTRACT  LOSSES

As more fully described in the Company's 2005 Annual Report on Form 10-KSB, the Company had recorded a $500,000 reserve in the purchase accounting for the acquisition of CCI to reflect what the Company believed to be the net billable value for costs and estimated earnings on uncompleted contracts as of the March 4, 2005 acquisition date. Subsequent to the acquisition, the Company has utilized the reserve for contract losses only on those jobs specifically identified as uncompleted contracts at the date of acquisition. During the period March 4, 2005 to April 30, 2005, $150,000 of this reserve was utilized. The remaining reserve of $350,000 was utilized during the three months ended July 31, 2005 upon completion of the jobs related to the reserve.

5.     CCI  DEBT  RESTRUCTURING

On July 29, 2005, Charys, through its subsidiary CCI, closed on a new $5 million asset based credit facility with CAPCO Financial Company ("CAPCO"). The finance agreement provides for CAPCO to make cash advances to CCI based on 85% of accounts receivables that are 90 days or less from invoice date. The initial term of this agreement is 12 months from the closing date. Interest is payable on outstanding borrowings at the prime rate plus 6%. CAPCO also received a seven-year warrant to purchase up to 862,069 shares of Charys common stock at $0.35 per share. The facility is secured by a first lien position on the assets of CCI. The initial draw-down of the facility was approximately $2.6 million, of which $2.5 million was used to pay down CCI's existing line of credit with Frost Bank. Costs incurred to secure this financing, including the warrant valued at $45,027 (see Note 8) totaled $310,224. These costs were recorded as capitalized financing costs, to be amortized on a straight-line basis over the initial term of the finance agreement, and are included in other current assets in the accompanying consolidated balance sheet.


                                    II-II-31

Concurrent with the closing on the CAPCO credit facility, on July 29, 2005 Charys completed the terms of an agreement (the "Agreement") entered into with Frost Bank on April 25, 2005 to retire CCI's remaining debt with Frost Bank, consisting of a $4.55 million outstanding line of credit obligation. The terms of the Agreement are more fully described in the Company's 2005 Annual Report on Form 10-KSB. On July 29, 2005, Frost Bank released all debt security interests and liens relating to the credit line in consideration for the completion of the Agreement and having received from Charys a one-time cash payment of $2.5 million, a $300,000 promissory note from Charys in favor of Frost Bank, and 500,000 shares of Charys Series C preferred stock (see Note 8). The note bears interest at 12%, with accrued interest and principal due on August 28, 2006.

Upon completion of the transaction with Frost Bank, the Company recorded the cancellation of the remaining $2.05 million balance of the Frost Bank credit obligation. The Company also recorded debt and costs associated with the debt retirement, including the $300,000 promissory note, a fair value of $110,000 for the preferred stock issued and $43,645 in expenses associated with the retirement transaction, resulting in a net gain on the term loan retirement of $1.6 million for the three months ended July 31, 2005, as shown in the accompanying consolidated statement of operations.

In addition to the debt retirement consideration, the Company executed a $100,000 promissory note in favor of Frost Bank for unpaid interest and legal fees. The note bears interest at 12%, with accrued interest and principal due on January 27, 2006.

6.     SHORT-TERM  BORROWINGS

On August 24, 2005 the Company executed a series of unsecured notes with unrelated parties in exchange for an aggregate of $400,000 in cash. The notes bear an annual rate of interest at 8% and mature on January 3, 2006. At maturity, the minimum interest payment due will be for not less than a one year period, and will be payable in the form of restricted common stock of Charys. The total common stock to be issued for the minimum interest due at maturity is 160,000 shares.

7.     CONTINGENT  LIABILITIES  AND  COMMITMENTS

IRS  Penalty  Assessments.  As  disclosed in the Company's 2005 Annual Report on
--------------------------
Form 10-KSB, PRG has incurred IRS penalty assessments associated with the timing and method used by PRG to pay payroll taxes, primarily relating to fiscal year 2004 before its acquisition by Charys. As of October 31, 2005, PRG has been notified of penalty assessments of approximately $494,000. Because a preponderance of these penalties relate to an erroneous method used to pay the taxes and not for late payment, management is currently negotiating with the IRS for a penalty reduction, however, there is no assurance any of the penalties will be abated. Accordingly, the Company has accrued for these unpaid assessments, which are included in accrued expenses in the accompanying consolidated balance sheet.

Contingent  Acquisition Liability. As more fully disclosed in the Company's 2005
----------------------------------
Annual Report, under the terms of the purchase agreement relating to the acquisition of CCI on March 4, 2005, the CCI shareholders may also be entitled to additional ("earn-out") consideration in cash or Charys common stock over a two-year period following the acquisition, based on the performance of CCI. Under the purchase agreement formula, the maximum amount of the earn-out liability is $5.4 million. Under generally-accepted accounting principles, additional consideration resulting in future periods from this earn-out contingency, if any, will be recorded to goodwill at the time the contingency is resolved. Accordingly, the accompanying 2005 consolidated financial statements do not include any potential effects of this contingency, which could be material.

Other  Contingencies. The purchase agreements for the acquisition of PRG and CCI
---------------------
and purchase of real estate from CCI Associates contain "make-whole" provisions, whereby Charys is committed to issuing additional common shares or paying cash to the sellers if the market price of the Company's stock fails to achieve certain levels by the second anniversary of the effective dates of these transactions, in accordance with formulas set forth in the respective purchase agreements. Whether the make-whole amounts are paid in cash or in the Company's common


                                    II-II-32
stock is at the discretion of Charys. Should these contingencies materialize and Charys elects to issue additional common stock, further common stock issuances to consultants will be required under their agreement with Charys dated February 27, 2004. Further details regarding these transactions and the consultants agreement are contained in the Company's 2005 Annual Report on Form 10-KSB.

The maximum additional consideration which could be paid under the make-whole provision relating to the CCI acquisition is $2.9 million. Regardless of Charys' stock performance, the extent to which this amount will be paid, if at all, is also subject to CCI achieving a minimum earnings target, as defined in the purchase agreement. Whether or not CCI will achieve this earnings target is unknown. Accordingly, the potential consideration associated with the make-whole provision and additional common shares which may be required for the consultants cannot be reasonably estimated. Therefore, the accompanying 2005 consolidated financial statements do not include any effects of this make-whole contingency. However, the effect of this contingency, should it occur, could be material.

The maximum effect of the make-whole provision relating to the real estate purchase agreement in the amount of $905,000 has been reflected in the accompanying 2005 consolidated financial statements, as required by generally accepted accounting principles. As noted above, should this make-whole provision materialize and the Company's issues further common shares to the sellers in lieu of cash payment, the Company will be required to issue additional common share to consultants. The number of these shares to be issued, if any, cannot be reasonably estimated at this time.

Acquisition Commitment. As more fully described on Form 8-K, on October 3, 2005,
-----------------------
Charys and Method IQ, Inc. signed a binding letter of intent for Charys to acquire Method IQ, Inc. in a stock and cash transaction. Subsequent to October 3, 2005, the parties have executed various documents in connection with the acquisition. The transaction will close when Charys has been able to secure the necessary financing.

8.     SHAREHOLDERS'  EQUITY

Preferred  Stock.  On  July 29, 2005, Charys issued Frost Bank 500,000 shares of
-----------------
Series C preferred stock as partial consideration for retirement of CCI debt (see Note 5). The shares were valued at the $0.22 per share market price of the Company's common stock as of that date, for a total value of $110,000. The shares are non-voting, and each share is convertible into one share of Charys' common stock. The shares are not under any mandatory redemption requirements. Charys also delivered a put option to Frost Bank with respect to these shares to sell the shares to Michael J. Novak, the previous and current president of CCI, at the price of $3.50 per share.

Common Stock On June 5, 2005, the Company exchanged a short-term note payable to
------------
a related party for 240,000 common shares. In a series of transactions from August 1, 2005 to September 22, 2005, the Company sold 1,322,302 common shares to unrelated parties for total cash proceeds of $577,320. These shares are restricted from resale by the buyers for a period of one year after the purchase.

Common  Stock Warrant. As a part of the new credit facility agreement with CAPCO
---------------------
(see Note 5), on July 29, 2005 Charys issued CAPCO a seven-year warrant to purchase up to 862,069 of Charys common stock at $0.35 per share. The Company used the Black-Scholes options pricing model for measuring fair value, resulting in a recorded value of $45,027. Variables used under this model were as follows:

               Expected dividends             $0

               Risk-free interest rate       4.09%

               Volatility                     29%

9.     SALE  OF  SUBSIDIARY


                                    II-II-33

Effective August 1, 2005, the Company sold all outstanding common shares of its wholly-owned development stage subsidiary ICS to an officer of ICS. The Company issued the buyer 40,000 shares of Charys' common stock with a fair value of $9,200 in exchange for the buyer assuming net liabilities of ICS of $238,244, resulting in the Company realizing a gain on the sale of $229,044 as reflected in the accompanying consolidated statements of operations for the three months and six months ended October 31, 2005.

10.     EARNINGS  PER  SHARE

The computation of basic and diluted earnings per share is as follows:

                                                      Three Months Ended October 31,          Six Months Ended October 31,
                                                  -------------------------------------  ---------------------------------------
                                                         2005               2004                2005                2004
                                                  ------------------  -----------------  ------------------  -------------------
Numerator:
Net earnings (loss)                               $        (261,041)  $          14,373  $          939,076  $           131,909
                                                  ==================  =================  ==================  ===================

Denominator:
Weighted average shares outstanding - basic               9,101,757           4,862,778           8,608,246            4,862,778
Effect of dilutive securities:
  Exercisable common stock options                        1,969,565             600,000           2,034,783              429,348
  Common stock warrant                                      500,000                   -             258,152                    -
  Convertible Series B preferred stock                      400,000                   -             400,000                    -
  Convertible Series C preferred stock                      500,000                   -             258,152                    -
                                                  ------------------  -----------------  ------------------  -------------------

  Weighted average shares outstanding - diluted          12,471,322           5,462,778          11,559,333            5,292,126
                                                  ==================  =================  ==================  ===================

Net earnings per share of common stock:
Basic                                             $           (0.03)  $            0.00  $             0.11  $              0.03
Diluted                                           $           (0.03)  $            0.00  $             0.08  $              0.02

11.     RELATED  PARTY  TRANSACTIONS

Transactions  with  related  parties  were  as  follows:

     - A significant customer of PRG is owned by an officer of PRG, who acquired this company in June 2004, prior to the acquisition of PRG by Charys. Net revenues (net of payroll costs) attributable to this customer were $34,553 and $38,436 for the three months ended October 31, 2005 and 2004, and $78,905 and $61,925 for the six months ended October 31, 2005 and 2004.

     - PRG has a month-to-month operating lease for its office space with a PRG officer-employee, who was an owner of a predecessor company of PRG. Rent expense under the lease was $3,900 and $8,444 during the


                                    II-II-34
          three months ended October 31, 2005 and 2004, and $7,800 and $15,044 for the six months ended October 31, 2005 and 2004.

     - An ICS officer made advances to ICS to fund operating expenses totaling $55,698 and $100,119 during the three months and six months ended October 31, 2004.

     - Principal payments of $39,500 and $77,000 were made during the three months and six months ended October 31, 2005 relating to the PRG acquisition note payable to Charys' Chief Executive Officer.

     - A short-term loan of $50,000 made to the Company by a shareholder during the year ended April 30, 2005 was exchanged for 240,000 common shares during the six months ended October 31, 2005.

12.     SUPPLEMENTAL  CASH  FLOW  INFORMATION

Non-cash effects of transactions occurring during the six months ended October 31, 2005 and 2004 were as follows:

     - A total of $310,224 in costs related to the new CAPCO credit facility were capitalized, which included accrued expenses of $182,490 and a common stock warrant valued at $45,027 (see Note 5). The cash portion of this transaction was $82,707, and is included in the accompanying statement of cash flows for the six months ended October 31, 2005.

     - $2.05 million in bank debt was retired in exchange for a $300,000 promissory note, preferred stock valued at $110,000, and $9,367 in accrued expenses relating to the retirement transaction (see Note 5). The cash portion of this transaction was $34,278, and is included in the accompanying statement of cash flows for the six months ended October 31, 2005.

     - Accrued expenses of $100,000 were restructured into a short-term promissory note (see Note 5).

     -    A $50,000 short-term loan was exchanged for common stock (see Note 8).

     - Equipment valued at $9,971was purchased via a capital lease obligation.

     - The Company sold the common stock of ICS, issuing 40,000 shares of its common stock valued at $9,200 in exchange for transferring the net liabilities ICS to the buyer in the amount of $238,044 (see Note 8).

13.     SEGMENT  REPORTING

The Company's operations have been classified into two business segments, telecommunication infrastructure services and general business support services. This segmentation best describes the business activities of the Company and how management assesses the Company's performance. Information about the nature of these segment services, geographic operating areas and customers is described in the Company's 2005 Annual Report. Summarized financial information by business segment for the three months ended October 31, 2005 and 2004 is presented below. All segment revenues were derived from external customers. No segment information for 2004 is depicted for telecommunications infrastructure services. As more fully disclosed in the Company's 2005 Annual Report, the Company had no operations in this business segment until its purchase acquisition of CCI on March 4, 2005. Amounts are stated in thousands.


                                    II-II-35

                                                 Three Months Ended October 31,      Six Months Ended October 31,
                                                    2005              2004              2005              2004
                                              ----------------  -----------------  ---------------  ----------------
Net revenues:
  Telecommunications infrastructure services  $         4,347   $               -  $        9,313   $              -
  General business services                               875               1,086           1,964              2,450
                                              ----------------  -----------------  ---------------  ----------------
                                              $         5,222   $           1,086  $       11,277   $          2,450
                                              ================  =================  ===============  ================
Depreciation and amortization:
  Telecommunications infrastructure services  $           119   $               -  $          241   $              -
  General business services                                10                   -              17                  -
                                              ----------------  -----------------  ---------------  ----------------
                                              $           129   $               -  $          258   $              -
                                              ================  =================  ===============  ================
Income (loss) from operations:
  Telecommunications infrastructure services  $           204   $               -  $          204   $              -
  General business services                                (2)                 14            (106)                19
                                              ----------------  -----------------  ---------------  ----------------
                                              $           202   $              14  $           98   $             19
                                              ================  =================  ===============  ================
Net earnings (loss):
  Telecommunications infrastructure services  $          (115   $               -  $        1,501   $              -
  General business services                               (16)                 14            (111)                19
                                              ----------------  -----------------  ---------------  ----------------
                                              $          (131)  $              14  $        1,390   $             19
                                              ================  =================  ===============  ================
Interest expense:
  Telecommunications infrastructure services  $            94   $               -  $          196   $              -
  General business services                                 5                   -               8                  -
                                              ----------------  -----------------  ---------------  ----------------
                                              $            99   $               -  $          204   $              -
                                              ================  =================  ===============  ================
Segment assets:
  Telecommunications infrastructure services  $        11,215   $               -  $       11,215   $              -
  General business services                               573                 603             573                603
                                              ----------------  -----------------  ---------------  ----------------
                                              $        11,788   $             603  $       11,788   $            603
                                              ================  =================  ===============  ================


                                    II-II-36

The following are reconciliations of reportable segment revenues, results of operations, assets and other significant items to the Company's consolidated totals (amounts stated in thousands):

                                                           Three Months Ended                Six Months Ended
                                                     -------------------------------  ---------------------------------
                                                          2005            2004             2005             2004
                                                     --------------  ---------------  --------------  -----------------
Net revenues:
  Total for reportable segments                      $       5,222   $         1,086  $      11,277   $           2,450
  Corporate                                                      -               200              -                 500
                                                     --------------  ---------------  --------------  -----------------
  Total consolidated net revenues                    $       5,222   $         1,286  $      11,277   $           2,950
                                                     ==============  ===============  ==============  =================

Depreciation and amortization:
  Total for reportable segments                      $         129   $             -  $         258   $               -
  Corporate                                                      -                 -              -                   -
                                                     --------------  ---------------  --------------  -----------------
  Total consolidated depreciation and amortization   $         129   $             -  $         258   $               -
                                                     ==============  ===============  ==============  =================

Income (loss) from operations:
  Total for reportable segments                      $         202   $            14  $          98   $              19
  Corporate                                                   (320)                -           (664)                113
                                                     --------------  ---------------  --------------  -----------------
  Total consolidated income (loss) from operations   $        (118)  $            14  $        (566)  $             132
                                                     ==============  ===============  ==============  =================

Net earnings (loss):
  Total for reportable segments                      $        (131)  $            14  $       1,390   $               -
  Corporate                                                   (320)                -           (451)                  -
                                                     --------------  ---------------  --------------  -----------------
  Total consolidated net earnings (loss)             $        (451)  $            14  $         939   $               -
                                                     ==============  ===============  ==============  =================

Interest expense:
  Total for reportable segments                      $          99   $             -  $         204   $               -
  Corporate                                                      -                 -             16                   -
                                                     --------------  ---------------  --------------  -----------------
  Total consolidated interest expense                $          99   $             -  $         220   $               -
                                                     ==============  ===============  ==============  =================

Segment assets:
  Total for reportable segments                      $      11,907   $           603  $      11,907   $             603
  Corporate                                                    191               105            191                 105
                                                     --------------  ---------------  --------------  -----------------
  Total consolidated assets                          $      12,098   $           708  $      12,098   $             708
                                                     ==============  ===============  ==============  =================


                                    II-II-37

14.     INCOME  TAXES

No estimate for an income tax provision is presented in the accompanying consolidated financial statements for the six months ended October 31, 2005 and 2004. As of these dates, the Company had net operating loss carry-forwards in excess of $3.9 and $1.8 million, respectively. In addition, no net deferred tax asset resulting from the net operating loss carry-forwards as of October 31, 2005 and 2004 has been recorded, as it is presently uncertain whether the Company will realize any of the associated income tax benefits in future years.

15.  SUBSEQUENT  EVENTS

As more fully described on Form 8-K, on November 17, 2005, Charys closed a Stock Purchase Agreement (the "Agreement") having an effective date of November 1, 2005, with New Viasys Holdings, LLC ("Seller") for the purchase of all outstanding capital stock of the Seller's two wholly-owned subsidiaries, Viasys Network Services, Inc. and Viasys Services, Inc. The purchase price for these companies was $5.9 million. At closing, Charys paid $2.4 million in cash and executed a secured promissory note to the Seller for $3.5 million, to be paid in installments as defined in the Agreement over a period of six to fifteen months after closing at 8% interest. The purchase price is subject to various post-closing adjustments as defined in the Agreement.

On November 17, 2005, Charys closed a Securities Purchase Agreement (the "Agreement"), dated as of November 16, 2005, with Highgate House Funds, Ltd. (the "Buyer"). Pursuant to the Agreement, Charys shall issue and sell to the Buyer (i) a $4 million secured convertible debenture, which shall be convertible into one million shares of Charys common stock, unless redeemed by Charys within 120 days from the closing date, and (ii) warrants to purchase an aggregate of 1 million shares of Charys common stock. The total purchase price for the convertible debenture and warrants is $4 million.


                                    II-II-38

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our articles of incorporation provide that we shall indemnify anyone who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by us or in our right, by reason of the fact that he is or was a director, officer, employee, or agent of Charys, or is or was serving at our request as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if:

- The liability did not result from any act or failure to act which (a) constituted a breach of such person's fiduciary duties in his capacity as a director or officer, and (b) involved intentional misconduct, fraud, or a knowing violation of law; or

- Such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

     Further, our articles of incorporation permit us to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by us or in our right, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Charys, or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with defense or settlement of the action or suit, if:

- The liability did not result from any act or failure to act which (a) constituted a breach of such person's fiduciary duties in his capacity as a director or officer, and (b) involved intentional misconduct, fraud or a knowing violation of law; or

- Such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests.

     However, we are prohibited from indemnifying any person with respect to any action, suit, or proceeding by a court of competent jurisdiction if he has been finally adjudged to be liable to us, unless, and only to the extent that, the court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnification in view of all the circumstances of the case.

     Our bylaws contain similar indemnification and limitation of liability provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Charys under the indemnification provisions, or otherwise, we are aware that, in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                    II-II-39

ITEM  25.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. No expenses will be paid by the security holders.

     SEC Registration Fee . . . . . . . . . . . . . . . . . . . .  $   4,101.54
     Printing and Engraving Expenses. . . . . . . . . . . . . . .     10,000.00
     Legal Fees and Expenses. . . . . . . . . . . . . . . . . . .     60,000.00
     Accounting Fees and Expenses . . . . . . . . . . . . . . . .     50,000.00
     Blue Sky Fees and Expenses . . . . . . . . . . . . . . . . .     10,000.00
     Transfer Agent Fees. . . . . . . . . . . . . . . . . . . . .     10,000.00
     Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . .     10,000.00
     Total. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 154,101.54

ITEM  26.     RECENT  SALES  OF  UNREGISTERED  SECURITIES.

     The following sets forth information regarding all sales of our unregistered securities during the past three years.

     On December 16, 2003, we issued 500,000 shares of our Series A preferred stock to each of Richard Mangiarelli and Richard Schmidt, two of our then officers and directors, in exchange for services rendered valued at $10,000, in the aggregate, which value coincided with the redemption price of the Series A preferred stock. The shares were restricted in their transfer under the Securities Act. The Series A preferred stock was issued pursuant to a Certificate of Designation, Preferences and Rights of our Series A preferred stock, par value $0.001 per share, which we filed with the Secretary of State of Minnesota. We designated 1,000,000 shares of preferred stock as Series A preferred stock. The Series A preferred stock is not entitled to receive any dividends, and is not convertible into shares of our common stock. On all matters submitted to the vote of our stockholders, a holder of the Series A preferred stock is entitled to the number of votes held by such holder multiplied by 250.

     On January 1, 2004, we issued 3,750,000 shares of our restricted common stock to Jimmy Villalobos and 1,250,000 shares of our restricted common stock to Mitch Gruber, two business consultants, for services rendered. Our registered shares were trading at $0.08 per share at the date of this transaction. The restricted shares were recorded at $0.10 per share.

     On June 25, 2004, each of Ms. Risher, Mr. Schmidt, Paul Fernandell, John Jordan, Bruce Caldwell, Jimmy Villalobos, Francis Zubrowski, and Ash Mascarenhas (each of such other persons, which may include Ms. Risher and Mr. Schmidt if the context requires, being sometimes collectively referred to herein as the ("Consultants"), executed a consulting agreement with us (the "Consulting Agreement"), which provides for payment in shares of our common stock following date of the Stock Purchase Agreement, as amended and restated, for services to be rendered to us by each of the Consultants. Each Consulting Agreement is for general business consulting and cannot be canceled other than pursuant to the applicable terms thereof. One-third of the shares of our common stock issued under each Consulting Agreement were securities registered under the Securities Act ("Rule 144"), but possessing piggyback registration rights. The remaining one-third are restricted in their resale under Rule 144 and have no registration rights. Moreover, at no time will the number of shares of our common stock issued to a Consultant under a Consulting Agreement be in such an amount, that following the issuance of such shares such Consultant will own more than 9.9 percent of the issued and outstanding shares of our common stock.

     Effective April 25, 2005, we issued to Frost Bank 400,000 shares of our Series B Preferred Stock. Each share of our Series B Preferred Stock is convertible into one share of our common stock. The holders of shares of Series B Preferred Stock do not have voting rights on any matters submitted to the vote of our stockholders. The shares of the Series B Preferred Stock issued to Frost Bank bear a legend restricting their disposition, as required by the Securities Act of 1933, as amended (the "Act").


                                    II-II-40

     We agreed to file a Registration Statement under the Act to cover the common stock issuable upon the conversion of the Series B Preferred Stock.

     Effective April 29, 2005, we issued 250,000 shares of our common stock to CCI Associates, Ltd., a Texas limited partnership ("Associates"), pursuant to that certain Agreement and Contract for Sale between CCI Telecom, Inc., a Nevada corporation and a wholly-owned subsidiary of Charys and Associates. All of the common shares issued to Associates bear a legend restricting their disposition, as required by the Act.

     On June 6, 2005 Charys sold to Janet Risher 240,000 of Charys common stock at an aggregate sale price of $50,000.

     Effective July 20, 2005, we issued to Frost Bank 500,000 shares of our Series C Preferred Stock. Each shares of our Series C Preferred Stock is convertible into one share of our common stock. The holders of shares of the Series C Preferred Stock do not have voting rights on any matter submitted to the cote of the common stockholders. The shares of the Series C Preferred Stock issued Frost Bank bear a legend restricting their disposition, as required by the Act. We agreed to file a Registration Statement under the Act to cover the common stock issuable upon the conversion of the Series C Preferred stock.

     Effective August 1, 2005, Charys sold all outstanding common shares of its wholly-owned development stage subsidiary ICS to an officer of ICS. Charys issued the buyer 40,000 shares of Charys' common stock with a fair value of $9,200 in exchange for the buyer assuming net liabilities of ICS of $238,244, resulting in Charys realizing a gain on the sale of $229,044 as reflected in the accompanying consolidated statements of operations for the three months and six months ended October 31, 2005.

     On August 2, 2005 Charys sold 200,000 shares of common stock priced at market ($0.20 per share) to Morgan Delucia, an officer of Charys for an aggregate consideration of $40,000.

     On August 24, 2005 Charys sold a series of unsecured notes to unrelated parties for an aggregate of $400,000. The notes bear an annual rate of interest at eight percent, and mature on January 3, 2006. At maturity the minimum interest payment due will be one full year's interest payable with Charys common stock. The total common stock issuable for the minimum interest due at maturity is 1

     Pursuant to a Stock Purchase Agreement to be effective as of November 1, 2005, by and among the Registrant, Rock Creek Equity Holdings, LLC, a Georgia limited liability company, J. Alan Shaw (collectively, the "Sellers"), Method IQ, Inc., a Georgia corporation, and Billy V. Ray, Jr., the chairman and chief executive officer of the Registrant, the Sellers agreed to sell to the Registrant, and the Registrant agreed to purchase from the Sellers, all of the issued and outstanding shares of capital stock of Method IQ (the "Shares").

     The Registrant agreed to pay to the Sellers aggregate consideration of $10,500,000 (the "Purchase Price") by delivery of (i) $5,250,000 by a secured promissory note (the "Secured Note") at the Closing, which note was secured by the Shares and is payable immediately upon an equity or debt investment in the Registrant of not less than $5,250,000, or on demand after February 1, 2005, and
(ii) $5,250,000 in value of shares of the common stock of the Registrant to the Sellers for the balance of the Agreement ("Stock Consideration"). The aggregate consideration is subject to adjustment pursuant to Section 1.3 of the Agreement. The Sellers agreed, for purposes of the Agreement, that principal and interest on the Secured Note, and any collateral in connection therewith, will be allocated pro rata based on their equity ownership in Method IQ immediately prior to Closing.

     The Stock Consideration shall be issued to the Sellers as follows:

     (a) At the time that the Secured Note is due and payable, the Registrant shall issue to the Sellers an aggregate of 525,000 shares of its common stock (the "Initial Stock Tranche"), reflecting forty percent (40%) of the total Stock Consideration to be paid to the Sellers based upon a share price of Four Dollars ($4.00) per share.

     (b) 180 days after the Effective Date, the Registrant shall issue to the Sellers additional shares of its common stock (the "Second Stock Tranche") equal to thirty percent (30%) of the total aggregate Stock Consideration to be paid to the Sellers based upon a share price valued at the Market Price per share for the common stock as of the close of trading on the last Trading Day before such issuance. Notwithstanding, the foregoing, in the event that the Market Price used for determining the number of shares of common stock to be issued in connection with the Second Stock Tranche is less than Four Dollars ($4.00) per share, the Registrant shall have the option, but not the obligation, to (i) pay the Sellers an aggregate of $1,575,000 in cash by wire transfer of immediately available funds in lieu of the issuance of such shares or (ii) pay the Sellers a combination of cash and shares.

     (c) 365 days after the Effective Date, the Registrant shall issue to the Sellers additional shares of its common stock (the "Third Stock Tranche") equal to thirty percent (30%) of the total aggregate Stock Consideration to be paid to the Sellers based upon a share price valued at the Market Price per share for the common stock as of the close of trading on the last Trading Day before such issuance. Notwithstanding, the foregoing, in the event that the Market Price used for determining the number of shares of common stock to be issued in connection with the Third Stock Tranche is less than Four Dollars ($4.00) per share, the Registrant shall have the option, but not the obligation, to (i) pay the Sellers an aggregate of $1,575,000 in cash by wire transfer of immediately available funds in lieu of the issuance of such shares or (ii) pay the Sellers a combination of cash and shares.

     (d) The number of shares of common stock issued in the Initial Stock Tranche will be adjusted at the time of the issuance of the Third Stock Tranche, as follows:

     If the Registrant's common stock does not reach an average Market Price of at least Four Dollars and Fifty Cents ($4.50) per share for at least three (3) consecutive Trading Days prior to or including the date which is six (6) months from the Effective Date, then, at the Registrant's option, either:

     (i) The Registrant shall issue the Sellers additional shares of common stock, the number of which shall be determined pursuant to the following formula:

     AS   =  IST  -  ISP/AVG

                                     Where:

     AS   =  the  number  of  additional  shares  of  common stock to be issued.

     AVG  =  the  lesser  of  (x)  (MP1+MP2)/2  or  (y)  4.

     ISP  =  $2,100,000  (which  is  forty  percent  (40%)  of the fifty percent
(50%)  of  the  Estimated  Purchase  Price  to  be  paid  in  common  stock).

     IST = the number of shares of common stock issued in the Initial Stock Tranche.

     MP1 = the average Market Price for the common stock over the twenty-five (25) trading day period beginning on the SEC prescribed due date for filing the Registrant's quarterly report on Form 10-Q or annual report on Form 10K with the SEC, as the case may be, for the Registrant's second full fiscal quarter after Closing.

     MP2 = the average Market Price for the common stock over the twenty-five (25) day period ending on the Make Whole Determination Date; or

     (ii) The Registrant shall pay the Sellers an amount equal to AS multiplied by AVG, in cash by wire transfer of immediately available funds; and in either case, such issuance or payment shall occur on the date on which the Third Stock Tranche is issued (or that cash is paid in lieu of such Third Stock Tranche pursuant to Section 1.2.2(c) of the Agreement).

     Purchase  Price  Adjustment  Mechanism.

     The aggregate consideration to be paid by the Registrant to the Sellers is subject to a one-time adjustment based upon Method IQ's financial performance during the year following the Closing Date, as described below.

     As soon as practicable, but in no event more than sixty (60) days after the Determination Date, the Registrant shall cause Method IQ to prepare and deliver to the Sellers, special purpose financial statements prepared in accordance with Closing GAAP, applied on a consistent basis in accordance with Method IQs historical accounting policies and as described on Schedule 1.3.2, showing results of operation of Method IQ and any Subsidiaries as of the close of business for the one year period (the "Determination Period") commencing on the Closing Date and ending on the Determination Date (the "Determination Date Financial Statements"), which Determination Date Financial Statements shall be prepared at the expense of the Registrant, by the accounting firm of Agee Fisher, LLC (the "Auditor"). In addition, the Registrant shall bear the expense of having an opening date balance sheet as of the Effective Date, prepared by the Auditor in accordance with Closing GAAP, applied on a consistent basis in accordance with Method IQ's historical accounting policies. The parties acknowledge that the Determination Date Financial Statements are for the sole purpose of determining adjustments to the Purchase Price and may not reflect the actual financials of Method IQ used in preparing the Registrant's consolidated financial statements.

     The Sellers shall have thirty (30) days from the date the Determination Date Financial Statements are delivered by the Registrant and Method IQ to review the Determination Date Financial Statements and propose any adjustments for the purpose of determining adjustments to the Purchase Price. If after discussion of any such proposed adjustments, either party disputes such adjustments, then the Registrant and the Sellers shall engage a nationally recognized accounting firm (the "Alternate Auditor") to review the disputed items. The Alternate Auditor's determination of the disputed items with respect to the determination of the Purchase Price shall be final and binding upon the Parties, without adjustment. All invoices submitted by the Alternate Auditor shall be paid by the Registrant and the Sellers equally.

     The  "Adjusted  Purchase  Price" for the Shares shall be the greater of (x)
7.5 times Method IQ's consolidated EBIDTA for the Determination Period, as calculated from the Determination Date Financial Statements or (y) $5,250,000.

     (a) In the event that the Adjusted Purchase Price is equal to or greater than $5,250,000 and less than $10,500,000 pursuant to clause (x) above, then no later than 5 days following the date on which the Determination Date Financial Statements is finalized pursuant to Section 1.3.3, the Sellers shall transfer to the Registrant, on a pro-rata basis, the number of shares of common stock issued as Stock Consideration to the Sellers equal in Base Value to the amount determined by taking the difference between the $10,500,000 and the Adjusted Purchase Price, and dividing such number by the Average Issue Price Per Share (the "Shortage Amount"), regardless of the actual value of such common stock. If the Base Value of all of the shares of common stock owned by Sellers is less than the Shortage Amount, then Sellers shall transfer all of the shares of common stock owned by them, to Registrant, and such transfer shall be deemed payment in full of the Shortage Amount, regardless of the actual amount.

     (b) In the event that the Adjusted Purchase Price is greater than $10,500,000 pursuant to clause (x) above, then no later than 5 days following the date on which the Determination Date Financial Statements is finalized pursuant to Section 1.3.3, if the Purchase Price is greater than the Estimated Purchase Price, then the Registrant shall pay to the Sellers, the difference between the Adjusted Purchase Price and $10,500,000 (the "Purchase Price Balance"), as follows:

     (i) Fifty percent (50%) of the Purchase Price Balance, shall be paid in cash by wire transfer of immediately available funds; and

     (ii) Fifty percent (50%) of the Purchase Price Balance, shall, at the option of the Registrant, be paid in (i) cash by wire transfer of immediately available funds or (ii) shares of common stock of the Registrant (using the Market Price for such common stock as of the Determination Date to calculate the number of shares to be issued).

     (c) The Sellers agreed that they shall deliver any shares of common stock of the Registrant required to pay the Shortage Amount, if any, free and clear of all liens.

     Rock Creek Earn Out. In addition to the Purchase Price, Rock Creek shall, for a period of eighteen (18) months following the Closing Date (the "Earn Out Term"), be entitled to earn an aggregate of 800,000 equity interests directly or indirectly in the Registrant consisting of a maximum of (a) 500,000 shares of additional common stock of the Registrant, plus (b) options or other convertible securities representing the right to acquire up to an additional 250,000 shares of common stock of the Registrant (the "Plan Stock") pursuant to an Executive Stock Purchase Plan (the "Stock Plan") currently being developed by the Registrant (and, if no Stock Plan exists, then Rock Creek shall be entitled to earn an additional 250,000 shares of common stock of the Registrant), plus (c) 50,000 shares of the Series A preferred stock of the Registrant owned by Billy
V. Ray, Jr. (the "Ray Stock") (the common stock, Plan Stock and Ray Stock are collectively referred to in the Agreement as the "Earn Out Equity").

     During the Earn Out Term, Method IQ shall provide the Registrant with a list of Target Subsidiaries and Target Revenues for potential acquisition by the Registrant. Upon closing of the acquisition of each Target Subsidiary, Rock Creek shall be vested in a percentage of Earn Out Equity determined by taking the Target Revenue of each Target Subsidiary and dividing it by $20,000,000 (the "Vested Percentage").

     Earn Out Equity will be issued to Rock Creek in any combination chosen by Rock Creek, in its sole discretion. After the closing of the acquisition of a Target Subsidiary, Rock Creek shall notify the Registrant and Escrow Agent in writing of the allocation of the Earn Out Equity it wishes to receive (based on the Vested Percentage), which Earn Out Equity shall be issued within ten (10) days after such notification is received (and payment made therefore, if applicable). For example, if following an acquisition of a Target Subsidiary, Rock Creek has vested in fifty percent (50%) of the Earn Out Equity, it may choose to (a) be issued all of the Ray Stock; (b) be issued 150,000 shares of common stock; and (c) purchase 200,000 shares of Plan Stock from, or any other combination (whether Ray Stock or issued or purchased common stock) totaling 400,000 shares of the Earn Out Equity.

     For purposes of the Agreement, a Target Subsidiary shall be deemed closed within the Earn Out Term, if, at the end of the Earn Out Term, Seller has a signed term sheet with Target Subsidiary and the closing of such acquisition takes place within the three (3) months following the last day of Earn Out Term.

     If less than one hundred percent (100%) of the Earn Out Equity is earned and issued pursuant to the Agreement, then, on the later to occur of thirty (30) days (a) from the end of the Earn Out Term; or (b) from the date of the closing of the last acquisition of a Target Subsidiary, Method IQ will provide the Registrant with twelve-month EBIDTA projections for Method IQ and all Target Subsidiaries for the period commencing with the day following the last day of the Earn Out Term (the "EBIDTA Projections"). If, at the end of the twelve (12) months set forth in the EBIDTA Projections, the combined EBIDTA of Method IQ and all Target Subsidiaries meets or exceeds one hundred fifty percent (150%) of such EBIDTA Projections, the remaining common stock of the Registrant and the Ray Stock shall be issued to Rock Creek and Rock Creek, if it desires, may purchase the remaining Plan Stock. If the combined EBIDTA of Method IQ and all Target Subsidiaries is less than one hundred fifty percent (150%) of such EBIDTA Projections, no additional Earn Out Equity shall be issued to the Rock Creek hereunder.

     Until  Rock Creek's right to earn Earn Out Equity hereunder has terminated:

     (a) At the Closing, Ray shall deliver stock powers, executed in blank, to McKenna Long & Aldridge LLP ("MLA") representing the Ray Stock, to be held by MLA until such time as the Escrow Agreement (as defined in the Agreement), is delivered to SunTrust Bank, as escrow agent (the "Escrow Agent"). In addition, at the time the Ray Stock is released from the Ray Stock Liens (as defined in Section 5.1 of the Agreement) Ray will deliver the certificates representing such shares to MLA, who will deliver such stock certificates, along with the stock powers (collectively the "Escrow Items"), to the Escrow Agent. Such Escrow Items will be held and distributed by the Escrow Agent pursuant to the terms of that certain Escrow Agreement entered into by Ray, Rock Creek, the Registrant and SunTrust, the form of which is attached to the Agreement (the "Escrow Agreement"). The Escrow Agreement will be dated in blank at Closing and held, dated and delivered to Escrow Agent by MLA, to countersign at the time the Escrow Items are delivered. The Registrant will be responsible for all fees and expenses payable to Escrow Agent in connection with the Escrow Agreement.

     (b) Other than the Ray Stock Liens, Ray shall not otherwise sell, transfer, assign or otherwise encumber the Ray Stock; and

     (c) Should any change be made to the Ray Stock by reason of any stock split, dividend, recapitalization, combination, exchange or other change affecting the outstanding Series A preferred stock of the Registrant as a class, appropriate adjustments shall be made to the maximum number of shares of Ray Stock assignable under the Agreement in order to prevent the dilution of benefits hereunder, and the Registrant shall transfer any additional shares issuable to Ray in connection therewith to the Escrow Agent at the time of delivery of the other Escrow Items, to be held pursuant to the terms of the Escrow Agreement.

     With regard to voting rights for the Ray Stock:

     (a) For so long as the Ray Stock is being held in escrow by the Escrow Agent, Ray will retain all voting rights for the Ray Stock.

     (b) In addition, simultaneously upon the execution of the Agreement, Rock Creek and Ray will enter into a Voting Agreement, the form of which is attached to the Agreement, pursuant to which Rock Creek shall grant Ray the right to vote any shares of Ray Stock transferred to Rock Creek pursuant to the Agreement, as more specifically set forth therein.

     Option  to  Repurchase.

     If the average Market Price for the common stock is less than Four Dollars ($4.00) per share for the fifteen (15) consecutive Trading Days ending on the Determination Date, then the Sellers shall have the option, but not the obligation, to repurchase all, but not less than all, of the Shares from the Registrant. The Sellers shall have thirty (30) days from the Determination Date to notify the Registrant of its intent to exercise its purchase option. In the event that the Sellers exercise their option to acquire the Shares, then the Sellers shall be obligated to purchase the Shares at an aggregate purchase price determined pursuant to the formula which is attached to the Agreement as Exhibit A.

     Notwithstanding the foregoing, the Sellers shall not have an option to repurchase the Shares pursuant to Section 1.5.1 of the Agreement in the event that any of the following has occurred: (a) projected, pro forma, combined, consolidated revenue run rate for the Registrant for the twelve (12) month period ending on the Determination Date exceeds $150,000,000; (b) the Market Price for the common stock is equal to or greater than Six Dollars ($6.00) per share (on an adjusted basis taking into consideration any capital reorganization, reclassification, or otherwise) for three (3) consecutive trading days occurring between the Closing Date and the Determination Date; (c) consolidated net income before taking into account federal and any state or local income taxes for the Registrant for the twelve (12) month period ending on the Determination Date exceeds $3,000,000; (d) as of the Determination Date the common stock is listed for trading on the National Association of Securities Dealers' Automated Quotation Small Cap Market; (e) Method IQ's EBIDTA is less than $800,000 for the twelve (12) month period ending on the Determination Date or (f) Method IQ's revenue is less than $12,000,000 for the twelve (12) month period ending on the Determination Date.

     Registrant Stock Issued to the Sellers.

     No fractional shares of common stock of the Registrant shall be issued to the Sellers under the Agreement, and the number of shares of common stock to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises pursuant to any calculation in Section 1.3 of the Agreement or elsewhere therein, the Registrant shall eliminate such fractional share interest by paying the Seller the amount computed by multiplying the fractional interest by the price of a full share (with such price being the same price used to determine the shares then being issued).

     The Sellers shall be granted registration rights, with respect to all shares of common stock of the Registrant issued to the Sellers under the Agreement, as more specifically set forth in that certain Registration Rights Agreement (the "Registration Rights Agreement") in the form attached to the Agreement as Exhibit B.

     Shares of common stock of the Registrant and the Ray Stock, when issued and delivered to the Sellers in accordance with the terms of the Agreement, will be duly authorized, validly issued, fully-paid and non-assessable.

     The stock certificates evidencing the Shares of common stock of the Registrant and the Ray Stock issued to Sellers under the Agreement will bear a restrictive legend.

     Additional Consideration. As additional consideration for the transaction, the Registrant shall transfer no less than $500,000 in cash to Method IQ at Closing, by wire transfer of immediately available funds.

     On November 17, 2005, Charys Holding Company, Inc. closed a Securities Purchase Agreement (the "Agreement"), dated as of November 16, 2005, by and among the Registrant and Highgate House Funds, Ltd. (the "Buyer"). Pursuant to the Agreement, the Registrant shall issue and sell to the Buyer (i) a Three Million Dollar ($3,000,000) secured convertible debenture (the "First Convertible Debenture"), which shall be convertible, unless redeemed by the Registrant before the expiration of one hundred twenty days from the Closing Date (the "Exclusive Redemption Date"), into shares of the Registrant's common stock, par value $0.001 (the "Common Stock") (as converted, the "Conversion Shares"), and (ii) warrants (the "First Warrants") to purchase an aggregate of 750,000 shares of Common Stock (the "First Warrant Shares"). The total purchase price for the First Convertible Debenture and the First Warrants shall be Three Million Dollars ($3,000,000), (the "First Purchase Price").

     At the Closing, the parties executed and delivered the following:

     1. A Registration Rights Agreement (the "Investor Registration Rights Agreement") pursuant to which the Registrant has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated there under, and applicable state securities laws. The aggregate proceeds of the sale of the First Convertible Debenture and the First Warrants contemplated by the Agreement shall be held in escrow pursuant to the terms of an escrow agreement in the form of the Escrow Agreement among the Registrant, the Buyer and the Escrow Agent (as defined in the Agreement) attached to the Agreement as Exhibit B (the "Escrow Agreement").

     2. A Security Agreement in the form attached to the Agreement as Exhibit C (the "Security Agreement") pursuant to which the Registrant has agreed to provide the Buyer a security interest in Pledged Collateral (as this term is defined in the Security Agreement) to secure the Registrant's obligations as reflected therein.

     3. An Escrow Shares Escrow Agreement substantially in the form attached to the Agreement as Exhibit D (the "Escrow Shares Escrow Agreement") pursuant to which the Registrant shall issue and deliver to the Escrow Agent Twenty Million (20,000,000) shares of Common Stock or "security stock" (the "Escrow Shares") and the Escrow Agent shall distribute some or all of the Escrow Shares to the Buyer upon conversion, if applicable, of the First Convertible Debenture and Second Convertible Debenture (as defined in the Agreement), as the case may, pursuant to a Conversion Notice (as defined in the Agreement) and/or exercise of the First Warrants and Second Warrants (as defined in the Agreement), as the case may be; provided, however, that the Escrow Agent shall distribute all of such Escrow Shares (less 1,000,000 of such shares which shall be retained by the Escrow Agent for purposes of distributing First Warrant Shares and Second Warrant Shares (as defined in the Agreement) upon exercise by the Buyer of the First Warrants and Second Warrants, as the case may be) to the Registrant upon receipt of a Redemption Notice (as defined in the Escrow Shares Agreement).

     4. An Irrevocable Transfer Agent Instructions substantially in the form attached to the Agreement as Exhibit E (the "Irrevocable Transfer Agent Instructions").

     The Registrant shall also have the option (the "First Option"), exercisable at any time upon notice duly given to Buyer, to issue and sell to the Buyer, whereupon the Buyer shall purchase, at the Second Closing (as defined in the Agreement) (i) a One Million Dollar ($1,000,000) secured convertible debenture (the "Second Convertible Debenture"), which shall be convertible, unless earlier redeemed by the Registrant, into Conversion Shares, and (ii) warrants (the "Second Warrants") to purchase an aggregate of 250,000 shares of Common Stock (the "Second Warrant Shares"). The total purchase price for the Second Convertible Debenture and the Second Warrants shall be One Million Dollars ($1,000,000), (the "Second Closing Purchase Price"). In the event the Registrant exercises the First Option, the parties shall execute and deliver at the Second Closing appropriate amendments to the Other Transaction Documents to reflect the issuance of the Second Convertible Debenture, the additional Conversion Shares into which such debenture is convertible, the Second Warrants and the Second Warrant Shares.

     Although the parties original intent was to sell and purchase debentures in increments of $3,000,000 and $1,000,000, the parties at the Closing agreed to compress the transaction into one purchase of a single $4,000,000 debenture. In addition, at the Closing, a total of 1,000,000 warrants were issued. A portion of the $4,000,000 in proceeds was used to fund the purchase of Viasys Network Services, Inc. and Viasys Services, Inc as described in the Registrant's Current Report on Form 8-K filed on November 18, 2005.

     The Registrant's board of directors determined that the terms of the Agreement are reasonable. The Registrant's board did not seek a third party fairness opinion or any valuation or appraisal of the terms of the transaction. Thus, the Registrant's stockholders will not have the benefit of a third party opinion that the terms of the acquisition were fair from a financial point of view.

     The Registrant and the Buyer executed and delivered the Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 506 of Regulation D as promulgated by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended.

     On December 22, 2005, a Securities Purchase Agreement was executed by the Registrant, Billy V. Ray, Jr., the chairman and chief executive officer of the Registrant, and Mel Harris and Steven Posner, or their designees (the "Buyer"). At the closing of the agreement, the Buyer purchased from the Registrant (i) a $1,000,000 Secured Convertible Debenture (the "Convertible Debenture"), which shall be convertible, unless redeemed by the Registrant before the expiration of 120 days from the Closing Date, into shares of the Registrant's common stock, par value $0.001 (the "Common Stock") (as converted, the "Conversion Shares"), and (ii) warrants (the "Warrants") to purchase an aggregate of 250,000 shares of the Common Stock (the "Warrant Shares"). The total purchase price for the Convertible Debenture and the Warrants was $1,000,000 (the "Purchase Price").

     The Warrants issued by the Registrant were for the purchase shares of the Common Stock for a period of three years with an exercise price equal to the lower of: (i) $0.80 per share of the Common Stock, or (ii) 120 percent of the average closing bid price for the five trading days immediately preceding the Closing Date (the "Fixed Price"), or (iii) 80 percent of the lowest closing bid price for the five trading days immediately preceding the date of exercise (the "Future Price"). The shares underlying the Warrants shall be included on the registration statement to be filed by the Registrant.

     Pursuant to the Convertible Debenture, the Buyer, at its sole option, may convert any or all of the face amount of the Convertible Debenture at any time after 120 days from the Closing Date, plus a premium on that amount accruing at a rate of 12 percent per annum, compounded monthly, from the date of closing to the date of conversion (the "Conversion Amount"). The number of shares of the Common Stock to be received upon conversion will be determined by dividing the Conversion Amount by the Conversion Price. The conversion price shall be equal to the lower of: (i) $0.80 per share of the Common Stock, or (ii) 120 percent of the average closing bid price for the five trading days immediately preceding the Closing Date (the "Fixed Price"), or (iii) 80 percent of the lowest closing bid price for the five trading days immediately preceding the date of conversion (the "Future Price").

     At the Closing, the parties executed and delivered (i) a Registration Rights Agreement covering any shares of the Common Stock received upon conversion of the Convertible Debenture or the exercise of the Warrant; (ii) a Security Agreement, pursuant to which the Registrant agreed to provide a security interest in Pledged Collateral (as this term is defined in the Security Agreement) to secure the Registrant's obligations as reflected therein; (iii) an Escrow Shares Escrow Agreement, pursuant to which the Registrant issued and delivered to the Escrow Agent 1,500,000 shares of the Common Stock or "security stock" (the "Escrow Shares") and the Escrow Agent shall distribute some or all of the Escrow Shares to the Buyer upon conversion, if applicable, of the Convertible Debenture pursuant to a Conversion Notice (as defined therein) and/or exercise of the Warrants; provided, however, that the Escrow Agent shall distribute all of such Escrow Shares (less 250,000 of such shares which shall be retained by the Escrow Agent for purposes of distributing the Warrant Shares upon exercise by the Buyer of the Warrants to the Registrant upon receipt of a Redemption Notice (as defined in the Escrow Shares Agreement); and (iv) a Stock Pledge and Escrow Agreement, pursuant to which Mr. Ray pledged certain shares of the Registrant owned by him.

     The use of the proceeds from the sale of our securities and issuance of notes were for general working capital needs and the repayment of debt.

     The shares were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act. All of the investors took their securities for investment purposes without a view to distribution and had access to information concerning us and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of our shares. Our securities were sold only to persons with whom we had a direct personal preexisting relationship, and after a thorough discussion. Finally, our stock transfer agent has been instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer.

ITEM 27.     EXHIBITS.

     The following exhibits are filed as part of this registration statement:

EXHIBIT NO.                                        IDENTIFICATION OF EXHIBIT
                                                   -------------------------
2.1*         Plan and Agreement of Merger Between Spiderboy International, Inc. and Charys Holding Company, Inc.
             dated June 25, 2005 and filed with Definitive Proxy Statement dated June 11, 2004.
2.2*         Amended and Restated Stock Purchase Agreement by and between Janet Risher, Richard Schmidt, and Billy
             V. Ray, Jr., date May 25, 2004.
3.1*         Articles of Incorporation of Rogers Hardware and Lumber Company filed on February 11, 1959 with the
             State of Minnesota.
3.2*         Certificate of Restated Articles of Incorporation of Rogers Hardware and Lumber Company filed on
             December 10, 1968 with the State of Minnesota, changing the corporate name to Component Systems,
             Inc.
3.3*         Certificate of Restatement of Articles of Incorporation of Component Systems, Inc. filed on May 21, 1987 with the State of Minnesota, changing the corporate name to Prestine, Inc.
3.4*         Modification of Statutory Requirements or Amendments of Articles of Incorporation of Prestine, Inc.
             filed on April 23, 1968 with the State of Minnesota, changing the corporate name to High Country
             Ventures, Inc.
3.5*         Amendment of Articles of Incorporation of High Country Ventures, Inc. filed on October 13, 2000 with the State of Minnesota, changing the corporate name to Spiderboy International, Inc.


                                    II-II-41

3.6*         Certificate of Designation, Preferences and Rights of Series A preferred stock of Spiderboy International,
             Inc. filed on February 24, 2004 with the State of Minnesota.
3.8*         Certificate of Incorporation of Charys Holding Company, Inc. filed on April 16, 2004 with the State of
             Delaware and filed with Definitive Proxy Statement dated June 11, 2004.
3.9*         Certificate of Amendment of Certificate of Incorporation of Charys Holding Company, Inc. filed on May
             21, 2004 with the State of Delaware and filed with Definitive Proxy Statement dated June 11, 2004.
3.10*        Certificate of Designation, Preferences and Rights of Series A preferred stock of Charys Holding
             Company, Inc. filed on May 5, 2004 with the State of Delaware and filed with Definitive Proxy Statement dated June 11, 2004.
3.11*        Bylaws of Spiderboy.com, Inc., filed with the Form 10-KSB for the period ended April 30, 2004, filed
             August 17, 2004.
3.12*        Certificate of Exchange filed on October 13, 2000 with the State of Minnesota whereby Spiderboy.com, Inc.
             became a wholly-owned subsidiary of High Country Ventures, Inc.
3.13*        Articles of Merger filed with the Delaware Secretary of State on June 30, 2004.
3.14*        Articles of Merger filed with the Minnesota Secretary of State on July 1, 2004.
3.19*        Bylaws of Spiderboy.com, Inc.
3.20*        Certificate of Exchange filed on October 13, 2000 with the State of Minnesota whereby Spiderboy.com,
             Inc. became a wholly-owned subsidiary of High Country Ventures, Inc.
3.21*        Articles of Merger filed with the Delaware Secretary of State on June 30, 2004.
3.22*        Articles of Merger filed with the Minnesota Secretary of State on July 1, 2004.
4.1*         Certificate of Designation for Series B Preferred Stock, filed with the Secretary of State of Delaware on
             May 3, 2005.
4.2*         Certificate of Designation for Series C Preferred Stock, filed with the Secretary of State of Delaware on
             May 3, 2005.
4.3*         Certificate of Amendment to the Certificate of Designation for Series B Preferred Stock, filed with the
             Secretary of State of Delaware effective July 25, 2005.
4.4*         Certificate of Amendment to the Certificate of Designation for Series C Preferred Stock, filed with the
             Secretary of State of Delaware effective July 25, 2005.
5.1*         Opinion on Leagality.
10.1*        Stock Purchase Agreement between Mark N. Pardo and Richard Mangiarelli and Richard Schmidt dated
             December 5, 2003 filed as an exhibit to Form 8-K on December 12, 2003.
10.2*        Promissory Note in the amount of $160,000 dated December 5, 2003, executed by Richard Mangiarelli,
             Richard Schmidt, and Spiderboy International, Inc., payable to the order of Mark N. Pardo filed as an exhibit to Form 8-K on December 12, 2003.
10.3*        Stock Purchase Agreement between Janet Risher, Richard Schmidt, Spiderboy International, Inc., and
             Billy V. Ray, Jr., dated February 27, 2004 filed as an exhibit to Form 8-K on May 28, 2004.
10.4*        Amended and Restated Stock Purchase Agreement Janet Risher, Richard Schmidt, Spiderboy
             International, Inc., and Billy V. Ray, Jr., dated May 25, 2004 filed as an exhibit to Form 8-K/A on
             June 1, 2004.
10.5*        Charys Holding Company, Inc. Employee Stock Incentive Plan for the Year 2004 dated April 28, 2004 and filed with Definitive Proxy Statement dated June 11, 2004.
10.6*        Charys Holding Company, Inc. Non-Employee Directors and Consultants Retainer Stock Plan for the
             Year 2004 dated April 28, 2004 and filed with Definitive Proxy Statement dated June 11, 2004.
10.7*        Consulting Agreement Between Charys Holding Company, Inc.'s, predecessor, Spiderboy International,
             Inc., and Janet Risher dated February 27, 2004.
10.8*        Consulting Agreement Between Charys Holding Company, Inc.'s, predecessor, Spiderboy International,
             Inc., and Richard Schmidt dated February 27, 2004.
10.9*        Consulting Agreement Between Charys Holding Company, Inc.'s, predecessor, Spiderboy International,
             Inc., and Paul Ferandell dated February 27, 2004.
10.10*       Consulting Agreement Between Charys Holding Company, Inc.'s, predecessor, Spiderboy International,
             Inc., and John Jordan dated February 27, 2004.
10.11*       Consulting Agreement Between Charys Holding Company, Inc.'s, predecessor, Spiderboy International,
             Inc., and Bruce Caldwell dated February 27, 2004.
10.12*       Consulting Agreement Between Charys Holding Company, Inc.'s, predecessor, Spiderboy International,
             Inc., and Jimmy Villalobos dated February 27, 2004.
10.13*       Consulting Agreement Between Charys Holding Company, Inc.'s, predecessor, Spiderboy International,
             Inc., and Ash Mascarenhas, dated February 27, 2004.
10.14*       Consulting Agreement Between Charys Holding Company, Inc.'s, predecessor, Spiderboy International,
             Inc., and Francis Zubrowski, dated February 27, 2004.
10.15*       Registration Rights Agreement Between Charys Holding Company, Inc.'s, predecessor, Spiderboy
             International, Inc., and Janet Risher dated February 27, 2004.
10.16*       Registration Rights Agreement Between Charys Holding Company, Inc.'s, predecessor, Spiderboy
             International, Inc.,. and Richard Schmidt dated February 27, 2004.
10.17*       Registration Rights Agreement Between Charys Holding Company, Inc.'s, predecessor, Spiderboy
             International, Inc., and Paul Ferandell dated February 27, 2004.
10.18*       Registration Rights Agreement Between Charys Holding Company, Inc.'s, predecessor, Spiderboy
             International, Inc., and John Jordan dated February 27, 2004.
10.19*       Registration Rights Agreement Between Charys Holding Company, Inc.'s, predecessor, Spiderboy
             International, Inc., and Bruce Caldwell dated February 27, 2004.


                                    II-II-42

10.20*       Registration Rights Agreement Between Charys Holding Company, Inc.'s, predecessor, Spiderboy
             International, Inc., and Jimmy Villalobos dated February 27, 2004.
10.21*       Registration Rights Agreement Between Charys Holding Company, Inc.'s, predecessor, Spiderboy
             International, Inc., and Ash Mascarenhas dated February 27, 2004.
10.22*       Registration Rights Agreement Between Charys Holding Company, Inc.'s, predecessor, Spiderboy
             International, Inc., and Francis Zubrowski dated February 27, 2004.
10.23*       Stock Purchase Agreement Between Charys Holding Company, Inc., Robert G. Barrow, Jr. and Mark D.
             Andrizzi dated April 21, 2004.
10.25*       Charter of Compensation Committee dated April 28, 2004.
10.26*       Charter of Audit Committee dated April 28, 2004.
10.29*       Employment Agreement dated June 15, 2004 between Charys Holding company, Inc. and Billy V. Ray.
10.30*       Employment Agreement dated June 15, 2004 between Charys Holding company, Inc. and Ben Holcomb.
10.31*       Employment Agreement dated June 15, 2004 between Charys Holding company, Inc. and Raymond J.
             Smith.
10.32*       Joint Venture Agreement between Ruby Belle, LLC, Ted C. Russell, and Charys Holding Company, Inc.
10.33*       Option to Purchase Stock Agreement dated May 18, 2004 between J. F. Carter & Co., Inc., Joe F. Carter and Carol F. Carter, and Charys Holding Company, Inc.
10.34*       Ground Lease dated May 26, 2004 between Realm Insurance Company, and Charys Holding Company,
             Inc.
10.35*       Charys Holding Company, Inc. Non-Employee Directors and Consultants Retainer Stock Plan for the
             Year 2004 dated July 19, 2004 filed as an exhibit to a registration statement on Form S-8 on July 29,
             2004.
10.36*       Agreement and Contract for Sale dated April 29, 2005, between CCI Telecom, Inc. and CCI Associates, Inc.
10.37*       Agreement dated April 25, 2005, between Frost Bank, Contemporary Constructors, Inc., CCI Telecom, Inc., CCI Integrated
             Solutions, Inc., Berkshire Wireless, Inc., Michael J. Novak and Charys Holding Company, Inc.
10.38*       Real Estate Contract of Sale dated April 29, 2005, between Gur Parsaad, CCI Telecom, Inc. and Charys Holding Company,
             Inc.
10.39*       Lease Contract dated May 1, 2005, between Gur Parsaad, CCI Telecom, Inc. and Charys Holding    Company, Inc.
10.40*       Frost Registration Rights Agreement No.1 dated April 25, 2005, between The Frost National Bank and Charys Holding
             Company, Inc.
10.41*       Third Modification, Renewal and Extension Agreement between The Frost National Bank and Contemporary Constructors with respect to $2,177,083.45, dated January 1, 2005.
10.42*       Third Modification, Renewal and Extension Agreement between The Frost National Bank and Contemporary Constructors with respect to $6,500,000.00, dated February 1, 2005.
10.43*       Sixth Amendment to Business Loan Agreement between Contemporary Constructors and The Frost National Bank, dated
             February 1, 2005.
10.44*       Arbitration and Notice of Final Agreement between The Frost National Bank and Charys Holding Company, Inc., dated May
             2, 2005.
10.45*       Guaranty Agreement between Frost Bank and Contemporary Constructors, Inc., dated July 28, 2005.
10.46*       Guaranty Agreement between Charys Holding Company, Inc., CCI and CAPCO, dated July 27, 2005.
10.47*       Guaranty Agreement between Frost Bank and CCI Telecom, Inc., dated July 28, 2005.
10.48*       Guaranty Agreement between Frost Bank and Berkshire Wireless, Inc., dated July 28, 2005.
10.49*       Guaranty Agreement between Frost Bank and CCI Integrated Solutions, Inc., dated July 28, 2005.
10.50*       Guaranty Agreement between Frost Bank and Michael J. Novak, dated July  28,  2005.
10.51*       Contract for Sale and Security Agreement between CCI Telecom, Inc. and CAPCO, dated July 18, 2005.
10.52*       Amendment No. 1 to the Contract for Sale and Security Agreement between CCI Telecom, Inc. and CAPCO dated July 26,
             2005.
10.53*       Amendment No. 2 to the Contract for Sale and Security Agreement between CCI Telecom, Inc. and CAPCO, dated July 27,
             2005.
10.54*       Promissory Note between Frost Bank and Charys Holding Company, Inc., dated July 28, 2005.
10.55*       Put Agreement between Michael J. Novak and Frost Bank, dated July 28, 2005.
14*          Code of Ethics.
21**         Subsidiaries of the registrant.
23.1**       Consent of Counsel.
23.2**       Consent of Independent Certified Public Accountants.

_________
* Previously Filed
** Filed Herewith

ITEM  28.     UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act.


                                    II-II-43

               (ii) Reflect in the prospectus any facts or events which,
                    individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) Include any additional or changed material information on the plan of distribution.

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

          (4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

          (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the indemnification provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against those liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.


                                    II-II-44

                                   SIGNATURES

     As required under the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on February 16, 2006.

                                  CHARYS HOLDING COMPANY, INC.


                                  By   /s/ Billy V. Ray, Jr.
                                    --------------------------------------------
                                    Billy V. Ray, Jr., Chief Executive Officer

     As required under the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


                                    II-II-45

     Signature                              Title                             Date
     ---------                              -----                             ----

 /s/ Billy V. Ray, Jr.        Chairman, Chief Executive Officer,       February 16, 2006
BILLY V. RAY, JR.                  Secretary, and Director


 /s/ Raymond J. Smith         Vice President and Chief Financial       February 16, 2006
RAYMOND J. SMITH                           Officer


 /s/ Morgan DeLucia                     Vice President                 February 16, 2006
MORGAN DELUCIA


 /s/ Richard Mangiarelli                   Director                    February 16, 2006
RICHARD MANGIARELLI


 /s/ John Jordan                           Director                    February 16, 2006
JOHN JORDAN


 /s/ Neil L. Underwood                     Director                    February 16, 2006
NEIL L. UNDERWOOD


 /s/ Dave Gergacz                          Director                    February 16, 2006
DAVE GERGACZ


 /s/ Michael Oyster                        Director                    February 16, 2006
MICHAEL OYSTER


 /s/ Gisle Larsen                          Director                    February 16, 2006
GISLE LARSEN


 /s/ Dennis C. Hayes                       Director                    February 16, 2006
DENNIS C. HAYES


 /s/ Catherine B. McKee                    Director                    February 16, 2006
CATHERINE B. MCKEE


 /s/ Alec McLarty                          Director                    February 16, 2006
ALEC MCLARTY


                                    II-II-46